Exhibit 10.13

COMMERCIAL AGREEMENT

between

Illinois Bell Telephone Company d/b/a AT&T Illinois,
Indiana Bell Telephone Company Incorporated d/b/a AT&T Indiana,
Michigan Bell Telephone Company d/b/a AT&T Michigan,
Nevada Bell Telephone Company d/b/a AT&T Nevada,
The Ohio Bell Telephone Company d/b/a AT&T Ohio,
Pacific Bell Telephone Company d/b/a AT&T California,
The Southern New England Telephone Company d/b/a AT&T Connecticut,
Southwestern Bell Telephone, L.P. d/b/a AT&T Arkansas,
AT&T Kansas, AT&T Missouri, AT&T Oklahoma and/or AT&T Texas,
Wisconsin Bell, Inc. d/b/a AT&T Wisconsin

and

McLeodUSA Telecommunications Services, Inc.

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SECTION	SECTION NUMBER
INTRODUCTION	1
GENERAL DEFINITIONS APPLICABLE TO THE AGREEMENT (INCLUDING THE ATTACHMENTS)	2
PRICING	3
REUSE OF FACILITIES	4
TECHNOLOGY EVOLUTION	5
TERMINATION	6
BRANDING	7
FORCE MAJEURE	8
GOVERNING LAW	9
LIMITATION OF LIABILITY/INDEMNITY	10
BILLING AND PAYMENT OF RATES AND CHARGES AND BILLING DISPUTES	11
DISPUTE RESOLUTION	12
NONDISCLOSURE	13
PUBLICITY	14
ASSIGNMENT	15
NOTICES	16
THIRD PARTY BENEFICIARIES	17
TAXES	18
EFFECTIVE DATE, TERM, EXPIRATION AND TERMINATION	19
WAIVER	20
DISCLAIMER OF WARRANTIES	21
RELATIONSHIP OF THE PARTIES	22
FILING OF AGREEMENT; GOVERNMENTAL REQUIREMENT	23
AMENDMENTS AND MODIFICATIONS	24
INTERPRETATION/JOINT WORK PRODUCT	25
NO LICENSE	26
INTELLECTUAL PROPERTY	27
COMPLIANCE AND CERTIFICATION	28
NETWORK MAINTENANCE AND MANAGEMENT	29
CUSTOMER INQUIRIES/END USER NOTICES	30
INSURANCE	31
SEVERABILITY	32
SURVIVAL	33
AUTHORITY	34

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COUNTERPARTS	35
ENTIRE AGREEMENT	36

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COMMERCIAL AGREEMENT
GENERAL TERMS AND CONDITIONS

This Agreement is entered into by and between McLeodUSA Telecommunications Services, Inc. (“McLeodUSA”) (hereinafter referred to as “CARRIER” or “CLEC”) and AT&T-13STATE (as defined herein) (collectively, the “Parties”; each, a “Party”).

1.                   INTRODUCTION

1.1                 This Agreement sets forth the rates, terms and conditions under which AT&T-13STATE agrees to provide CARRIER certain non-251/252 telecommunications-related products and/or services. The Parties acknowledge and agree that, except as may be expressly set forth in a specific Attachment hereto and then for that Attachment only, the provisions set forth in this Agreement are not subject to and/or required by the Communications Act of 1934, as amended, (“Act”) including without limitation, Sections 251/252 of the Telecommunications Act of 1996 and any regulation or rule of the FCC or any state commission, and are not subject to negotiation and/or arbitration under Section 252 of the Act unless both Parties otherwise voluntarily agree in a writing signed by both Parties. Notwithstanding any other provision in this Agreement or any Attachment, nothing in this Agreement is intended to and has the effect of modifying any term or condition of any Interconnection Agreement between any AT&T-13STATE entity and CARRIER. All disputes that arise under this Agreement shall be resolved solely pursuant to the Dispute Resolution provisions of this Agreement.

1.2                 The products and/or services available under this Agreement are set forth in the following Attachments (which are attached and incorporated herein), and are subject to the provisions of this Agreement. All of the provisions in this Agreement (including all Attachments, appendices, exhibits, schedules, and addenda hereto) are integrally related and non-severable. In the event of any inconsistency or conflict between this Agreement (ignoring the Attachments) and an Attachment, the Attachment shall control but only to the extent of such inconsistency or conflict.

1.2.1            Attachment Local Wholesale Complete, Appendix LWC 800, Appendix LWC Alternately Billed Services “ABS”, Appendix LWC LIDB & CNAM – SMS, Appendix LWC LIDB & CNAM – Query, Appendix LWC OSS, Appendix LWC 911/E911, Appendix LWC Basic Analog Switching Functionality and Non-Dedicated Transport, Appendix LWC DUF , Appendix LWC Service Assurance Plan, Attachment 1-Service Assurance Business Rules to Appendix LWC Service Assurance Plan, Appendix LWC Operator Services and Directory Assistance (OS/DA), Appendix LWC Local Number Portability and LWC Pricing Schedule.

1.3                 This Agreement is applicable to and binding upon both Parties in the states of California, Nevada, Texas, Missouri, Oklahoma, Kansas, Arkansas, Illinois, Wisconsin, Michigan, Indiana, Ohio, and Connecticut, and only applies within the Service Areas (as defined below).

1.4                 The facilities used by AT&T-13STATE to provide the products and/or services hereunder shall remain the property of AT&T-13STATE.

1.5                 Except as may be expressly set herein forth or in an attachment hereto (terms in attachments apply to that specific attachment only), the Parties understand and agree that no performance measures and remedies, including without limitation, any wholesale service quality standards, liquidated damages, and remedies, shall apply to the products and/or services under this Agreement. The Parties agree that the products and/or services under this Agreement are not subject to any AT&T-13STATE change management processes (often referred to as “CMP”), except that changes to systems and processes that are common to both the services and/or products hereunder and other AT&T-13STATE offerings that are subject to any change management process, shall continue to be subject to such process.

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2.                   GENERAL DEFINITIONS APPLICABLE TO THE AGREEMENT (INCLUDING THE ATTACHMENTS)

2.1                 “AT&T CALIFORNIA” means Pacific Bell Telephone Company d/b/a AT&T California.

2.2                 “AT&T CONNECTICUT” means The Southern New England Telephone Company d/b/a AT&T Connecticut.

2.3                 “AT&T MIDWEST REGION 5-STATE” means Illinois Bell Telephone Company d/b/a AT&T Illinois, Indiana Bell Telephone Company Incorporated d/b/a AT&T Indiana, Michigan Bell Telephone Company d/b/a AT&T Michigan, The Ohio Bell Telephone Company d/b/a AT&T Ohio, and/or Wisconsin Bell, Inc. d/b/a AT&T Wisconsin.

2.4                 “AT&T NEVADA” means Nevada Bell Telephone Company d/b/a AT&T Nevada.

2.5                 “AT&T OKLAHOMA” means Southwestern Bell Telephone, L.P. d/b/a AT&T Oklahoma.

2.6                 “AT&T SOUTHWEST REGION 5-STATE” means Southwestern Bell Telephone, L.P. d/b/a AT&T Arkansas, AT&T Kansas, AT&T Missouri, AT&T Oklahoma and/or AT&T Texas in Arkansas, Kansas, Missouri, Oklahoma, and/or Texas, respectively.

2.7                 “AT&T-2STATE” means AT&T CALIFORNIA and AT&T NEVADA.

2.8                 “AT&T-8STATE” means AT&T SOUTHWEST REGION 5-STATE, AT&T CALIFORNIA, AT&T NEVADA, and AT&T CONNECTICUT.

2.9                 “AT&T-13STATE” means AT&T-2STATE, AT&T SOUTHWEST REGION 5-STATE, AT&T MIDWEST REGION 5-STATE, and AT&T CONNECTICUT.

2.10              “Act” means the federal Communications Act of 1934, as amended, including without limitation by the federal Telecommunications Act of 1996, Public Law 104-104, 110 Stat. 56 (1996).

2.11              “Affiliate” means a person that (directly or indirectly) owns or controls, is owned or controlled by, or is under common ownership or control with, another person. For purposes of this definition, the term “own” means to own an equity interest (or the equivalent thereof) of more than ten (10) percent.

2.12              “Business Day” means Monday through Friday, excluding holidays on which the applicable AT&T-13STATE ILEC does not provision new orders for retail telecommunications services. The use of only “day” in this Agreement refers to a calendar day.

2.13              “Intellectual Property” means copyrights, patents, trademarks, service marks, trade secrets, mask works and all other intellectual property rights.

2.14              “Service Area” means a geographic area in which AT&T-13STATE then serves as the incumbent local exchange carrier.

3.                   PRICING

3.1                 The rates which shall apply under this Agreement are set forth in the various pricing schedules to this Agreement, which are incorporated herein by this reference.

3.2                 Where rates are shown as monthly, a month will be defined as a calendar month. The minimum term for each product and/or service purchased hereunder will be one (1) month. After that initial month, billing will be on the basis of whole or fractional months used.

4.                   REUSE OF FACILITIES

4.1                 Each Party will abide by any applicable federal and state laws and regulations in obtaining end user authorization prior to changing an end user customer’s provider of services and/or products made available through use of the services and/or products provided under this Agreement or like-services and in assuming responsibility for any charges that may apply to the extent the FCC’s rules regarding Subscriber Carrier Selection Changes (47 C.F.R. §§ 64.1100 through 64.1170) or any state regulation applies to the changing of an end user customer’s provider of services and/or products made available through use of the services and/or products provided under this Agreement or like-services.

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4.2                 When an end user changes or withdraws authorization from its carrier, each Party shall immediately release end user-specific facilities belonging to or possessed by AT&T-13STATE in accordance with the end user customer’s direction or that of the end user customer’s authorized agent. Further, when an end user customer abandons its premise (that is, its place of business or domicile), AT&T-13STATE is free to reclaim the end user-specific facilities, and is free to issue service orders required to reclaim such facilities. In either situation, and to the extent that AT&T-STATE does not already have such information in its possession, CARRIER shall promptly provide AT&T-13STATE, upon its request with all information necessary for AT&T-13STATE to reclaim or reuse the facilities, including, but not limited to the circuit ID of the affected facility.

4.3                 The Parties agree to the re-use of existing network facilities when a customer (including without limitation an end user customer) changes its provider of service being provided by those existing facilities, and those existing network facilities that are available for use for providing the services and/or products provided under this Agreement.

5.                   TECHNOLOGY EVOLUTION

5.1                 Nothing in this Agreement shall constrain or otherwise limit AT&T-13STATE from continuing to evolve and otherwise modify its networks by, for example, deploying new and different technologies and altering the manner in which products and/or services are provided, including without limitation the products and/or services provided for in the Attachments, AT&T-13STATE shall retain the right to deliver those products and/or services, including without limitation local exchange service, over the technologies and in the manner that AT&T-13STATE chooses subject to applicable law. This Section does not affect the application of 47 U.S.C. § 51.319(a)(3)(iii) and FCC orders on that rule.

5.1.1            AT&T-13STATE shall provide notice prior to evolving or otherwise modifying its networks such that any product, service or other offering provided under this Agreement will no longer be available in a Service Area, or if such product/service/offering will no longer be available when such product/service/offering had been or was being provided even though AT&T-13STATE was not obligated to provide it (in either situation, an “Affected Area”). By way of example only, if AT&T-13STATE is providing AT&T Local Wholesale CompleteTM under this Agreement, “Basic Analog Switching Functionality” might become unavailable with the retirement of an existing circuit switch. Such notice shall be provided via the public notice requirements of 47 C.F.R. § 51.325et seq. or, if not given thereunder, by providing at least 120 days’ notice before implementation. CARRIER shall discontinue using such product/service/offering in the Affected Area by the end of such applicable notice period.

6.                   TERMINATION

6.1                 Notwithstanding anything to the contrary in this Agreement, upon violation of any conditions governing the furnishing of products and/or services under this Agreement, AT&T-13STATE may, without incurring any liability, discontinue furnishing products and/or services under this Agreement (“termination”) upon proper notice as provided for in Section 16 below. If CARRIER disputes the violation, it shall notify AT&T-13STATE in writing within fourteen (14) days of receipt of notice from AT&T-13STATE and the dispute shall be resolved between the Parties pursuant to Section 11 below (as to billing disputes) and Section 12 below. If CARRIER does not dispute the violation, CARRIER shall correct the violation and notify AT&T-13STATE in writing that the violation has been corrected prior to expiration of the thirty (30) day notice and cure period or as otherwise agreed by the Parties. Following any such termination under this Section 6, neither Party shall have any further obligations under this Agreement (except for those obligations set forth in Sections 19.6 and 19.7 below). In the case of termination, all applicable charges, including without limitation outstanding charges, interest charges, late payment fees and termination charges shall become due. At its option, AT&T-13STATE may net amounts owed by CARRIER against funds which otherwise might be due to CARRIER from AT&T-13STATE under this or any other agreement between the Parties. If AT&T-13STATE does not terminate the provision of the products and/or services on the date specified in the thirty (30) days’ notice and CARRIER’s noncompliance continues, nothing contained herein shall

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preclude AT&T-13STATE’s right to terminate the provision of the products and/or services to CARRIER without further notice.

7.                   BRANDING

7.1                 Except where otherwise required by law or as expressly permitted by this Agreement (including without limitation any Attachment), CARRIER shall not, without AT&T-13STATE’s written authorization, (i) offer products and/or services using the trademarks, service marks, trade names, brand names, logos, insignia, symbols or decorative designs of AT&T-13STATE or its Affiliates, or (ii) state or imply that there is any joint business association or similar arrangement with AT&T-13STATE or its Affiliates in the provision of products and/or services to CARRIER’s own customers (including without limitation its end user customers). CARRIER may brand products and/or services included in this Agreement with its own brand name, but AT&T-13STATE will not provide for CARRIER branding of those products and/or services.

7.2                 AT&T-13STATE shall not be obligated by this Agreement to provide CARRIER with branding of any kind including, but not limited to, technician apparel, vehicles, or forms; nor shall the AT&T-13STATE technicians carry and provide to CARRIER’s customers (including, without limitation, its end user customers), CARRIER-specific branded business cards or other printed materials.

8.                   FORCE MAJEURE

8.1                 AT&T-13STATE shall not be responsible for delays or failures in performance resulting from acts or occurrences beyond AT&T-13STATE’s reasonable control, regardless of whether such delays or failures in performance were foreseen or foreseeable, including, without limitation: fire, explosion, power failure, power blackouts/brownouts, cable cuts, embargoes, epidemics, nuclear accidents, acts of God, acts of nature, unusually severe weather conditions, acts of civil or military authority, war, terrorist acts, riots, insurrection, revolution, civil commotion, or acts of public enemies; any law, order, regulation, ordinance or requirement of any government or legal body; or labor unrest, including, without limitation, strikes, slowdowns, picketing or boycotts; or delays caused by CARRIER or by other service or equipment vendors; or any other circumstances beyond AT&T-13STATE’s reasonable control. AT&T-13STATE will give prompt notice to CARRIER when an event, as listed above, has occurred. When possible, the notice will identify the area(s) that is(are) affected by the event and the approximate time frame within which the event occurred and if known, the approximate date it is anticipated the event will conclude. When possible, AT&T-13STATE will provide reasonable updates concerning the event and will provide notification to CARRIER when the event will be or has completed and all affected areas are anticipated to return to business as usual. AT&T-13STATE has a duty to use commercially reasonable efforts to resolve the Force Majeure and reinstate services to CLEC.

9.                   GOVERNING LAW

9.1                 Unless otherwise provided by applicable law, this Agreement shall be governed by and construed in accordance with the laws of the AT&T-13STATE State in which the product(s) and/or service(s) at issue were provided, and, if agreement cannot be reached upon which state law applies, or if the issues involve the provision of product(s) and/or service(s) in multiple states, the laws of the State of Texas shall apply, without regard to conflict in law principles of the applicable state’s law.

10.                LIMITATON OF LIABILITY/INDEMNITY

10.1              LIMITATION OF LIABILITY

10.1.1         Except for indemnity obligations expressly set forth herein or as otherwise expressly provided in specific Attachments, to the maximum extent permitted by applicable law each Party’s liability to the other Party (and its Affiliates and their respective officers, directors, employees, agents, and other representatives) for any and all losses, costs (including court costs), claims, damages (including fines, penalties, and criminal or civil judgments and settlements), injuries, liabilities and expenses (including attorneys’ fees) (“Loss” or “Losses”) relating to or arising out of such Party’s performance under this Agreement and any and all dealings and arrangements between the Parties relating to the

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products and/or services hereunder (but excluding any Loss(es) relating to or arising out of any AT&T-13STATE tariffs and products purchased by CARRIER from AT&T-13STATE tariffs, which shall be governed exclusively by such tariffs) (“Commercial Relationship”), including any negligent act or omission (whether willful or inadvertent), whether in contract, tort or otherwise, including alleged breaches of this Agreement and causes of action alleged to arise from allegations that breach this Agreement also constitute a violation of a statute, shall not exceed in total the amount AT&T-13STATE or CARRIER has charged or would have charged to the other Party for the affected products and/or services that was not performed or was improperly performed (not to exceed the billings between the Parties for such affected products and/or services for the month or months in which the condition occurred, but not be exceed twelve (12) months in any event). To the maximum extent permitted by applicable law, neither CARRIER nor AT&T-13STATE shall be liable to the other Party for any indirect, incidental, reliance, special, consequential, punitive, exemplary, or multiple damages (including without limitation for any lost business opportunity/profits) suffered by the other Party, regardless of the form of action, whether in contract, warranty, strict liability, tort or otherwise, including negligence of any kind, whether active or passive (and including alleged breaches of this Agreement and causes of action alleged to arise from allegations that breach of this Agreement constitutes a violation of a statute), and regardless of whether the Parties knew or had been advised of the possibility that such damages could result in connection with or arising from anything said, omitted, or done hereunder or related hereto, including willful acts or omissions; provided that the foregoing shall not limit a Party’s obligation under Section 10.1.2 to indemnify, defend, and hold the other Party harmless against any amounts payable to a third party, including any Losses, and indirect, incidental, reliance, special, consequential, punitive, exemplary, or multiple damages (including without limitation for any lost business opportunity/profits) of such third party, subject to Section 10.1.3 below; provided, however, nothing in this Section 10.1.1 shall impose indemnity obligations on a Party for any Losses or indirect, incidental, reliance, special, consequential, punitive, exemplary, or multiple damages (including without limitation for any lost business opportunity/profits) suffered by that Party’s customers (including without limitation its end user customers) in connection with any affected products and/or services. Rather, each Party (“Indemnifying Party”) hereby releases and holds harmless the other Party (“Indemnitee”) and Indemnitee’s Affiliates (and their respective officers, directors, employees, agents, and other representatives) against any Loss or claim made by or through the Indemnifying Party’s customers (including without limitation its end user customers).

10.1.2         Except as otherwise expressly provided in specific Attachments, in the case of any Loss alleged or claimed by a third party to have arisen out of the gross negligence or willful misconduct of any Party, each Party shall bear, and its obligation shall be limited to, that portion (as mutually agreed to by the Parties or as otherwise established) of the resulting expense caused by its own gross negligence or willful misconduct or that of its officers, directors, employees, agents, contractors, or others acting in aid or concert with it.

10.1.3         A Party may, in its sole discretion, provide in its tariffs and contracts with its customers (including without limitation its end user customers) or third parties that relate to any products and/or services provided or contemplated by this Agreement that, to the maximum extent permitted by applicable law, such Party shall not be liable to such customer or third party for (i) any Loss relating to or arising out of this Agreement, whether in contract, tort or otherwise, that exceeds the amount such Party would have charged such customer or third party for the products and/or services that gave rise to such Loss and (ii) any indirect, incidental, reliance, special, consequential, punitive, exemplary, or multiple damages (including without limitation for any lost business opportunity/profits). If a Party elects not to place in its tariffs or contracts such limitation(s) of liability, and the other Party incurs a Loss as a result thereof, the first Party shall indemnify and reimburse the other Party for that portion of the Loss that would have been limited had the first Party included in its tariffs and contracts the limitation(s) of liability described in this Section 10.1.3.

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10.1.4         AT&T-13STATE (and its Affiliates and their respective officers, directors, employees, agents, and other representatives) shall not be liable for damages to a customer’s premises (including without limitation the premises of its end user customers) resulting from the furnishing of any products and/or services hereunder including, if applicable, the installation and removal of equipment and associated wiring, unless the damage is caused by AT&T-13STATE’s gross negligence or willful misconduct, subject to Section 10.1.5 below.

10.1.5         NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE PARTIES VOLUNTARILY AGREE, AFTER CONSULTATION WITH THEIR RESPECTIVE COUNSEL, THAT THE RIGHTS AND REMEDIES AS STATED IN THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, DISPUTE RESOLUTION, SECTION 12, OF THIS AGREEMENT (AS TO THE SUBJECT-MATTER OF THIS AGREEMENT) ARE THE SOLE AND EXCLUSIVE REMEDIES AVAILABLE TO EITHER PARTY WITH RESPECT TO ANY CLAIMS, LOSS(ES) AND DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ALL DEALINGS, ARRANGEMENTS, NEGOTIATIONS, AND/OR COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE COMMERCIAL RELATIONSHIP, INCLUDING SUCH MATTERS WITH RESPECT TO ACTUAL OR POTENTIAL WHOLESALE TERMS AND CONDITIONS APPLICABLE TO ANY AREA WITHIN THE DOMESTIC UNITED STATES IN WHICH AT&T-13STATE OPERATES (BUT EXCLUDING ANY CLAIMS, LOSS(ES) AND DISPUTES RELATING TO OR ARISING OUT OF ANY AT&T-13STATE TARIFFS, WHICH SHALL BE GOVERNED EXCLUSIVELY BY SUCH TARIFFS), AND ARE IN LIEU OF ANY OTHER RIGHTS OR REMEDIES THAT A PARTY MAY POSSESS PURSUANT TO STATUTE, OR AT COMMON LAW OR IN EQUITY.

10.2              INDEMNITY

10.2.1         Responsibility of Each Party for its Services: Except as otherwise expressly provided in this Agreement (including without limitation in a product/service-specific Attachment), each Party shall be responsible only for the products and/or services which are provided by such Party, its agents, contractors, subcontractors, or others retained by such Party, and neither Party shall bear any responsibility for the products and/or services provided by the other Party, its agents, contractors, subcontractors, or others retained by such other Party.

10.2.2         Claims of Loss by Third Party(ies):  Except as otherwise expressly provided in this Agreement (including without limitation in a product/service-specific Attachment) and subject to Section 10.1, Limitation of Liability above, and to the extent not prohibited by applicable law and not otherwise controlled by tariff, each Party (the “Indemnifying Party”) shall release, defend and indemnify the other Party (the “Indemnified Party”) and hold such Indemnified Party harmless against any Losses to a third party arising out of the gross negligence, recklessness, or willful misconduct (“Fault”) of such Indemnifying Party, its officers, directors, employees, agents, its customers (including without limitation its end user customers), contractors, or others retained by the Indemnifying Party, in connection with the Indemnifying Party’s provision of products and/or services and performance under this Agreement and the Commercial Relationship; provided, however, that (i) with respect to employees or agents of the Indemnifying Party, such Fault occurs while performing within the scope of their employment or agency, respectively, (ii) with respect to subcontractors of the Indemnifying Party, such Fault occurs in the course of performing duties of the subcontractor under its subcontract with the Indemnifying Party, and (iii) with respect to the Fault of employees or agents of such subcontractor, such Fault occurs while performing within the scope of their employment by the subcontractor with respect to such duties of the subcontractor under the subcontract.

10.2.3         Claims of Loss by a Customer (including without limitation an end user customer) of a Party: Except as otherwise expressly provided in this Agreement (including without limitation in a product/service-specific Attachment) and subject to Section 10.1, Limitation of Liability above, in the case of any Loss alleged or claimed by a customer (including without limitation an end user customer) of either Party, the Party whose customer alleged or claimed such Loss (the “Indemnifying Party”) shall defend and indemnify the other Party (the “Indemnified Party”) against any and all such

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claims or Losses by such Indemnifying Party customer regardless of whether the underlying product and/or service or performance giving rise to such claim or Loss was provided or provisioned by the Indemnified Party, unless the claim or Loss was caused by the gross negligence, recklessness, or willful misconduct of the Indemnified Party. Notwithstanding anything to the contrary in this Section 10.2.3 and this Agreement, AT&T-13STATE shall have no liability to the customers (including without limitation its end user customers) of CARRIER for claims arising from the provision of the products and/or services hereunder to CARRIER, including but not limited to claims related to CARRIER’s marketing or sales of CARRIER’s offerings that are based on or use the products and/or services provided hereunder, delayed restoral or nonrestoral of the products and/or services hereunder, quality of service or any resulting billing or any other type of dispute. CARRIER agrees to indemnify, defend, and hold AT&T-13STATE harmless from and against any and all claims, demands, costs, damages, liabilities, and expenses (including reasonable attorney fees) arising from any claim or action initiated by CARRIER’s customer (including without limitation an end user customer) for any products and/or services provided hereunder.

10.2.4         Claims of Loss by a Party Against other Party:  Subject to Section 10.1, Limitation of Liability above, a Party (the “Indemnifying Party”) shall defend, indemnify and hold harmless the other Party (“Indemnified Party”) against any claim or Loss arising from the Indemnifying Party’s use of products and/or services provided hereunder, or performance, under this Agreement, including, without limitation, any claim(s) or Loss(es) arising from: Indemnifying Party’s use of products and/or services offered under this Agreement, involving any claim for libel, slander, invasion of privacy, or infringement of Intellectual Property rights arising from the Indemnifying Party’s or its customer’s use (including without limitation use by an end user customer) use.

10.2.5         CARRIER Indemnity for Damage to Facilities:  CARRIER shall reimburse AT&T-13STATE for damages to AT&T-13STATE’s facilities utilized to provide any products and/or services hereunder caused by the gross negligence or willful act of CARRIER, its officers, directors, employees, agents, contractors, or subcontractors or CARRIER’s customers (including without limitation its end user customers) or resulting from CARRIER’s or its customer’s improper use of AT&T-13STATE’s facilities, or due to malfunction of any facilities, functions, products, services or equipment provided by any person or entity other than AT&T-13STATE. Upon reimbursement for damages, AT&T-13STATE will cooperate with CARRIER in prosecuting a claim against the person or entity causing such damage. CARRIER shall be subrogated to the right of recovery by AT&T-13STATE for the damages to the extent of such payment. In addition, CARRIER hereby agrees to assume any and all liability for any such intrusive testing it performs, including the payment of all costs associated with any damage, service interruption, or other service degradation or damage to AT&T-13STATE facilities and hereby agrees to release, defend and indemnify AT&T-13STATE, and hold AT&T-13STATE harmless, from any claims for loss or damages, including but not limited to direct, indirect, incidental, reliance, special, consequential, punitive, exemplary, or multiple damages (including without limitation for any lost business opportunity/profits), made against AT&T-13STATE by a customer (including without limitation an end user customer), any telecommunications service provider or telecommunications user relating to such testing by CARRIER.

10.2.6         Indemnification Procedures:  Whenever a claim shall arise for indemnification under this Section 10.2, the relevant Indemnified Party, as appropriate, shall promptly notify the Indemnifying Party and request in writing the Indemnifying Party to defend the same. Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that the Indemnifying Party might have, except to the extent that such failure prejudices the Indemnifying Party’s ability to defend such claim. The Indemnifying Party shall have the right to defend against such liability or assertion, in which event the Indemnifying Party shall give written notice to the Indemnified Party of acceptance of the defense of such claim and the identity of counsel selected by the Indemnifying Party. Until such time as Indemnifying Party provides written notice of acceptance of the defense of such claim, the Indemnified Party shall defend such claim, at the expense of the Indemnifying Party, subject to any right of the Indemnifying Party to seek reimbursement for the costs of such defense in the event that it is determined that Indemnifying Party had no obligation to indemnify the Indemnified Party for such

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claim. Upon accepting the defense, the Indemnifying Party shall have exclusive right to control and conduct the defense and settlement of any such claims, subject to consultation with the Indemnified Party. So long as the Indemnifying Party is controlling and conducting the defense, the Indemnifying Party shall not be liable for any settlement by the Indemnified Party unless such Indemnifying Party has approved such settlement in advance and agrees to be bound by the agreement incorporating such settlement. At any time, an Indemnified Party shall have the right to refuse a compromise or settlement, and, at such refusing Party’s cost, to take over such defense; provided that, in such event the Indemnifying Party shall not be responsible for, nor shall it be obligated to indemnify the refusing Party against, any cost or liability in excess of such refused compromise or settlement. With respect to any defense accepted by the Indemnifying Party, the Indemnified Party will be entitled to participate with the Indemnifying Party in such defense if the claim requests equitable relief or other relief that could affect the rights of the Indemnified Party, and shall also be entitled to employ separate counsel for such defense at such Indemnified Party’s expense. If the Indemnifying Party does not accept the defense of any indemnified claim as provided above, the Indemnified Party shall have the right to employ counsel for such defense at the expense of the Indemnifying Party. In the event of a failure to assume the defense, the Indemnified Party may negotiate a settlement, which shall be presented to the Indemnifying Party. If the Indemnifying Party refuses to agree to the presented settlement, the Indemnifying Party may take over the defense. If the Indemnifying Party refuses to agree to the presented settlement and refuses to take over the defense, the Indemnifying Party shall be liable for any reasonable cash settlement not involving any admission of liability by the Indemnifying Party, though such settlement may have been made by the Indemnified Party without approval of the Indemnifying Party, it being the Parties’ intent that no settlement involving a non-monetary concession by the Indemnifying Party, including an admission of liability by such Party, shall take effect without the written approval of the Indemnifying Party. Each Party agrees to cooperate and to cause its officers, directors, employees, agents, and other representatives to cooperate with the other Party in the defense of any such claim and the relevant records of each Party shall be available to the other Party with respect to any such defense, subject to the restrictions and limitations set forth in Nondisclosure, Section 13, of this Agreement.

11.                BILLING AND PAYMENT OF RATES AND CHARGES AND BILLING DISPUTES

11.1              See Attachment Local Wholesale Complete for applicable provisions regarding billing and payment, and billing disputes, particularly Section 16 of that Attachment.

12.                DISPUTE RESOLUTION

12.1              Finality of Disputes

12.1.1         Except as otherwise specifically provided for in this Agreement including without limitation, Section 11 above (as to billing disputes), no claim may be brought for any dispute arising from this Agreement and the Commercial Relationship more than twenty-four (24) months from the date the occurrence which gives rise to the dispute is discovered or reasonably should have been discovered with the exercise of due care and attention.

12.2                    Alternative to Litigation

12.2.1         The Parties desire to resolve disputes arising out of or relating to this Agreement and with respect to all dealings, arrangements, negotiations and/or communications between the Parties relating to this Agreement and the Commercial Relationship without litigation. Accordingly, the Parties agree to use the following Dispute Resolution procedures with respect to any controversy or claim arising out of or relating to this Agreement and the Commercial Relationship.

12.3              Commencing Dispute Resolution

12.3.1         Dispute Resolution shall commence upon one Party’s receipt of written notice of a controversy or claim arising out of or relating to this Agreement or its breach and Commercial Relationship. No

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Party may pursue any claim unless such written notice has first been given to the other Party. There are three (3) separate Dispute Resolution methods:

12.3.1.1     Billing disputes: Billing Disputes between the Parties arising out of or relating to this Agreement shall be resolved in accordance with the procedures set forth in Section 11 above and Section 12.5 below.

12.3.1.2     Informal Dispute Resolution (described below); and

12.3.1.3     Formal Dispute Resolution (described below).

12.4              Informal Resolution of Non-Billing Disputes

12.4.1         Billing disputes which are addressed in Section 11 of this Agreement are not subject to this Informal Resolution Process.

12.4.2         Upon receipt by one Party of notice of a non-billing related dispute by the other Party pursuant to Section 12.3.1 above, each Party will appoint, within 15 days of that receipt, a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this Agreement and the Commercial Relationship. Upon agreement, the representatives may utilize other alternative Dispute Resolution procedures such as mediation to assist in the negotiations. Discussions and the correspondence among the representatives for purposes of settlement are exempt from discovery and production and will not be admissible in the arbitration described below or in any lawsuit without the concurrence of both Parties. Documents identified in or provided with such communications that were not prepared for purposes of the negotiations are not so exempted, and, if otherwise admissible, may be admitted in evidence in the arbitration or lawsuit. If the Parties are unable to resolve the non-billing dispute through informal dispute resolution procedures within sixty (60) calendar days after receipt of the letter initiating Dispute Resolution under Section 12.3.1 of this Agreement, then either Party may invoke Formal Dispute Resolution under Section 12.5 of this Agreement, or the Parties may agree, in writing, to extend the informal dispute resolution period for the number of days that they deem necessary to resolve the dispute.

12.5              Formal Dispute Resolution

12.5.1         If the Parties are unable to resolve the dispute through the informal procedure described in Section 11 above (as to billing disputes) or Section 12.4 above (as to non-billing related disputes), then either Party may invoke the formal Dispute Resolution procedures described in this Section 12.5. Formal Dispute Resolution procedures may not be invoked by either Party with respect to non-billing related disputes earlier than the date that is sixty (60) calendar days after receipt of the letter initiating Dispute Resolution under Section 12.3.1 of this Agreement.

12.5.2         Claims Subject to Mandatory Arbitration. The following claims, if not settled through the informal procedure described in Section 11 above (as to billing disputes) will be subject to mandatory arbitration pursuant to Section 12.6 below:

12.5.2.1     Each unresolved billing dispute involving one percent (1%) or less of the amounts charged to the Disputing Party under this Agreement and the Commercial Relationship in the state in which the dispute arises during the twelve (12) months immediately preceding receipt of the letter initiating a billing dispute under Section 11 above. If the disputing Party has not been billed for a minimum of twelve (12) months immediately preceding receipt of the letter initiating a billing dispute under Section 11 the Parties will annualize the actual number of months billed.

12.5.2.2     All Other Claims and Relief. Any claim and any relief other than as specified in Section 12.5.2.1 is not subject to mandatory arbitration. Except to the extent that both parties otherwise agree, either Party may proceed with any remedy available to it pursuant to law or equity before any appropriate judicial or regulatory authority with jurisdiction over the parties and subject matter of the claim which shall be subject to the Limitation of Liability and Indemnity provisions set forth in this Agreement.

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12.5.3         All Other Claims and Relief. Any claim and any relief other than as specified in Section 12.5.2.1 is not subject to mandatory arbitration. Except to the extent that both parties otherwise agree, either Party may proceed with any remedy available to it pursuant to law or equity before any appropriate judicial or regulatory authority with jurisdiction over the parties and subject matter of the claim which shall be subject to the Limitation of Liability and Indemnity provisions set forth in this Agreement.

12.6              Arbitration

12.6.1         Disputes subject to mandatory arbitration (or when arbitration is agreed to by both Parties) under the provisions of this Agreement will be submitted to a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association or pursuant to such other provider of arbitration services or rules as the Parties may agree. The arbitrator shall be knowledgeable of telecommunications issues. All arbitrations will be held in Chicago, Illinois unless the Parties agree otherwise. The arbitration hearing will be requested to commence within sixty (60) calendar days of the demand for arbitration. The arbitrator will control the scheduling so as to process the matter expeditiously. The Parties may submit written briefs upon a schedule determined by the arbitrator. The Parties will request that the arbitrator rule on the dispute by issuing a written opinion within thirty (30) calendar days after the close of hearings. The Federal Arbitration Act, 9 U.S.C. §§ 1-16, not state law, shall govern the arbitrability of all disputes. The arbitrator will have no authority to award punitive damages, exemplary damages, consequential Damages, multiple damages, or any other damages not measured by the prevailing Party’s actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. The times specified in this Section may be extended or shortened upon mutual agreement of the Parties or by the arbitrator upon a showing of good cause. Each Party will bear its own costs of these procedures, including attorneys’ fees. The Parties will equally split the fees of the arbitration and the arbitrator. The arbitrator’s award shall be final and binding and may be entered in any court having jurisdiction thereof. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

13.                NONDISCLOSURE

13.1              Each Party anticipates and recognizes that it will come into possession of technical or business information or data about the other Party and/or its customers (including without limitation its end user customers) as a result of this Agreement which will be considered confidential by such other Party. The Parties agree (1) to treat all such information and data as strictly confidential; and (2) to use such information only for purposes of performance under this Agreement. Each Party agrees not to disclose confidential information and/or data of or pertaining to the other Party or its customers (including without limitation its end user customers) to any third party without first securing the written consent of such Party. The foregoing shall not apply to information which is in the public domain. Nothing in this Agreement prevents either Party from disclosing operations results or other data that might reflect the results of this Agreement as a part of that Party’s aggregate operating data as long as the disclosed data is at a level of aggregation sufficient to avoid disclosing with specificity information obtained in the operation of this Agreement.

13.2              If a court or governmental agency orders or a third-party requests a Party to disclose or to provide any data or information covered by this Section 13, that Party will immediately inform the other Party of the order or request before such data or information is provided and will inform the other Party both by telephone and certified mail. Notification and consent requirements described above are not applicable in cases where a court order requires the production of billing and/or usage records of or pertaining to an individual customer (including without limitation an end user customer).

13.3              This Section 13 will not preclude the disclosure by a Party of information or data subject to this Section to consultants, agents, or attorneys representing that Party, or the Office of the Public Counsel for a State, or appropriate State Commissions or staffs, or FCC Staff, provided that such representatives are informed of the confidential nature of the information and/or date prior to disclosure and are bound by confidentiality requirements that are at least as restrictive as applicable to the Parties to this Agreement.

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13.4              The provisions of this Section 13 shall survive the expiration and/or termination of this Agreement, unless agreed to in writing by the Parties.

14.                PUBLICITY

14.1              Except as may be expressly provided elsewhere in this Agreement (including without limitation the Attachments), the Parties agree not to use in any advertising or sales promotion, press releases or other publicity matters any endorsements, direct or indirect quotes, or pictures implying endorsement or business relationships by the other Party or any of its employees without such Party’s prior written approval. Each Party will submit to each other for written approval, prior to publication, all publicity matters that mention or display one another’s name and/or marks or contain symbols, pictures, or language from which a connection to said name and/or marks may be inferred or implied.

15.                ASSIGNMENT

15.1              CARRIER may not assign, subcontract, or otherwise transfer any of its rights or obligations under this Agreement except under such terms and conditions as are mutually acceptable to CARRIER and AT&T-13STATE and with AT&T-13STATE’s prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, CARRIER may assign, subcontract, or otherwise transfer any or all of its rights and/or obligations to an Affiliate resulting from a merger or acquisition of CARRIER, so long as (i) such Affiliate’s day-to-day operations, management expertise, and financial ability are significantly the same as CARRIER’s, (ii) CARRIER provides no less than 60 days notice to AT&T-13STATE, (iii) such Affiliate otherwise meets the requirements for purchasing LWCALs under this Agreement, and (iv) this Agreement is amended to substitute such Affiliate for CARRIER no later than the effective date of the assignment.

16.                NOTICES

16.1              Except as otherwise explicitly provided herein, notices given by one Party to the other Party under this Agreement shall be in writing, and shall be: (a) delivered personally; or (b) delivered by express overnight delivery service; or (c) mailed, via certified mail or first class U.S. Postal Service, with postage prepaid, and a return receipt requested; or (d) delivered by facsimile; provided that a paper copy is also sent by a method described above in subsections (a), (b) or (c).

16.2              Except as otherwise explicitly provided herein notices will be deemed given as of the earliest of: (a) the date of actual receipt; or (b) the next Business Day when sent via express overnight delivery service; or (c) five (5) calendar days after mailing in the case of first class or certified U.S. Postal Service; or (d) on the date set forth on the confirmation produced by the sending facsimile machine when delivered by facsimile prior to 5:00 p.m. in the recipient’s time zone, but the next Business Day when delivered by facsimile at 5:00 p.m. or later in the recipient’s time zone.

16.3              Except as otherwise explicitly provided herein, notices will be addressed to the Parties as follows:

NOTICE CONTACT	CARRIER CONTACT	AT&T-13STATE CONTACT
NAME/TITLE	General Counsel	Contract Management
ATTN: Notices Manager
STREET ADDRESS	6400 C Street SW	311 S. Akard, 9th Floor
Four AT&T Plaza
CITY/STATE/ZIP CODE	Cedar Rapids, Iowa 52406	Dallas, TX 75202
FACSIMILE NUMBER	(319) 790-7901	(214) 464-2006

Either Party may unilaterally change its designated contact, address, telephone number and/or facsimile number for the receipt of notices by giving written notice to the other Party in compliance with this Section. Any notice to change the designated contact, address, telephone and/or facsimile number for the receipt of notices shall be deemed effective ten (10) calendar days following receipt by the other Party.

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16.4              In addition, Carrier agrees that it is responsible for providing AT&T-13STATE with Carrier’s OCN and ACNA numbers for the states in which Carrier is authorized to do business and in which Carrier is requesting that this Agreement apply. Notwithstanding the other provisions of this Section 16, Carrier shall provide the OCN and ACNA numbers to AT&T-13STATE through its “CLEC Profile”, using the web-based interface that AT&T-13STATE provides for such purposes. If CARRIER already has a CLEC Profile on file with AT&T-13STATE, then CARRIER is not required to file a new Profile but is required to review its CLEC Profile(s) for accuracy and, if necessary, update and/or correct it, all within 15 days of CARRIER’s execution of this Agreement. In the event that CARRIER wants to change and/or add to the OCN and/or ACNA information in the CLEC Profile, CARRIER shall send written notice to AT&T-13STATE to be received at least 30 days prior to the change and/or addition in accordance with this Section 16 notice provision; Carrier shall also update its CLEC Profile through the web-based interface.

17.                THIRD PARTY BENEFICIARIES

17.1              This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein expressed or implied shall create or be construed to create any third party beneficiary rights hereunder. This Agreement shall not provide any non-party with any remedy, claim, cause of action or other right.

18.                TAXES

18.1              CARRIER shall be responsible for all federal, state or local, sales, use, excise, gross receipts, municipal fees, transfer, transaction or similar taxes, fees, or surcharges (hereinafter “Tax(es)”) imposed on or with respect to the products and/or services provided under this Agreement including those Taxes the incidence of which is imposed on AT&T-13STATE other than taxes imposed on the income of AT&T-13STATE. CARRIER shall reimburse AT&T-13STATE for the amount of any such Taxes that AT&T-13STATE is required to pay or collect. CARRIER agrees to indemnify and hold harmless AT&T-13STATE for any costs incurred by AT&T-13STATE as a result of actions taken by the applicable taxing authority to collect the Tax from AT&T-13STATE due to the failure of CARRIER to pay or collect and remit any Tax to such authority. Nothing shall prevent AT&T-13STATE from paying any Tax to the appropriate taxing authority prior to the time: (1) it bills CARRIER for such Tax, or (2) it collects the Tax from CARRIER. Notwithstanding anything in this Agreement to the contrary, CARRIER shall be liable for and AT&T-13STATE may collect Taxes which were assessed by or paid to an appropriate taxing authority within the statute of limitations period but not included on an invoice within four (4) years after the Tax otherwise was owed or due.

18.2              CARRIER acknowledges and agrees that it is required to comply with Chapter 283 of the Texas Local Government Code, as it may be amended from time to time, and the reporting and compensation requirements of Subchapter R of the P.U.C. Substantive Rules – Chapter 26, Applicable to Telecommunications Service Providers, as they may be amended from time to time. With respect to municipal fees charged pursuant to Chapter 283, Tex. Loc. Gov’t Code, CARRIER agrees that it will directly report its access lines to the Texas Public Utility Commission, will remit the related payments to municipalities, and will otherwise comply with Chapter 283 and applicable P.U.C rules, as they may be amended from time to time.

18.3              To the extent a purchase of any products and/or services provided under this Agreement is claimed to be for resale and thus subject to tax exemption, CARRIER shall furnish AT&T-13STATE a proper resale tax exemption certificate as authorized or required by statute or regulation of the jurisdiction providing said resale tax exemption to the extent that CARRIER has not already provided such documentation to AT&T-13STATE. Failure to timely provide said resale tax exemption certificate will result in no exemption being available to the CARRIER for any period prior to the date that CARRIER presents a valid certificate. If applicable law excludes or exempts a purchase of a product and/or service provided under this Agreement from a Tax, but does not also provide an exemption procedure, then AT&T-13STATE will not collect such Tax if CARRIER (a) furnishes AT&T-13STATE with a letter signed by an officer of the CARRIER claiming an exemption and identifying the applicable law that both allows such exemption and does not require an exemption certificate; and (b) supplies AT&T-13STATE with an indemnification agreement, reasonably

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acceptable to AT&T-13STATE, which holds AT&T-13STATE harmless from any Tax, interest, penalties, loss, cost or expense with respect to forbearing to collect such Tax.

18.4              With respect to any Tax or Tax controversy covered by this Section18, CARRIER is entitled to contest with the imposing jurisdiction, pursuant to applicable law and at its own expense, any Tax that it is ultimately obligated to pay. CARRIER will ensure that no lien is attached to any asset of AT&T-13STATE as a result of any contest. CARRIER shall be entitled to the benefit of any refund or recovery of amounts that it had previously paid resulting from such a contest. Amounts previously paid by AT&T-13STATE shall be refunded to AT&T-13STATE.

18.5              If a Party is assessed by a taxing authority or jurisdiction any Tax which has been paid by or been invoiced to the other Party that arises in conjunction with or directly related to this Agreement, then the Parties will work cooperatively and assist each other as necessary in resolving the matter with the taxing authority or jurisdiction.

19.                EFFECTIVE DATE, TERM, EXPIRATION AND TERMINATION

19.1              The Effective Date of this Agreement shall be ten (10) Business Days after both Parties’ final authorizing signatures have been affixed to this Agreement (the “Effective Date”).

19.2              Except as otherwise provided herein, the term (the “Term”) of this Agreement shall commence upon the Effective Date of this Agreement and shall expire on December 31, 2008 (the “Expiration Date”). This Agreement shall automatically terminate on the first day following the Expiration Date of the Term (“Termination Date”), unless both Parties otherwise agree to extend the Term in writing via an amendment to this Agreement. Otherwise, upon the Termination Date of this Agreement, neither Party shall have any further obligation under this Agreement, except as otherwise set forth in Section 19.7 below and pursuant to Survival, Section 32.

19.3              In the event that CARRIER should wish to pursue a successor agreement with AT&T-13STATE to have in place upon the Termination Date of this Agreement, CARRIER must provide AT&T-13STATE with a written request to negotiate no later than 180 days prior to the Expiration Date of this Agreement. Upon AT&T-13STATE’s receipt of CARRIER’s request to negotiate, the Parties shall commence good faith negotiations for a successor agreement for the services and/or products provided under this Agreement that AT&T-13STATE continues to offer. For avoidance of doubt, nothing in this Agreement obligates AT&T-13STATE after the Termination Date to continue to offer or provide any services and/or product that were provided under this Agreement.

19.4              The rates, terms and conditions of this Agreement shall continue in full force and effect until the earlier of: (i) the effective date of the successor agreement, if any; or (ii) the Termination Date set forth in Section 19.2 above.

19.5              Notwithstanding any other provision of this Agreement, and in addition to AT&T-13STATE’s rights to terminate under other Sections of this Agreement, including without limitation Sections 19.8, 19.9, and 32, a Party may terminate this Agreement in the event that the other Party fails to perform a material obligation or breaches a material provision of this Agreement and the other Party fails to cure such nonperformance or breach by 5:00 p.m. Central Time on the 45th calendar day after receipt of written notice thereof. If the Party against which the claim of nonperformance or breach is made materially and in good faith disagrees with the claim, it shall notify the claiming Party of its disagreement in writing by 5:00 p.m. Central Time of the 14th day following receipt of the nonperformance/breach notice, providing with specificity the basis for its disagreement, and the dispute shall then be resolved between the Parties pursuant to Section 11 above (as to billing disputes) and Section 12 above. If the nonperformance/breach is not disputed in a timely manner, the Party shall cure the nonperformance/breach and certify in writing to the other by deadline on the 45th day that the nonperformance/breach has been cured. Any termination of this Agreement pursuant to this Section 19 shall take effect in accordance with the written notice delivered to the nonperforming/breaching Party after it failed to cure and/or to certify by the deadline on that 45th day.

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19.6              By the Expiration Date or Termination Date of this Agreement, AT&T-13STATE and CARRIER shall cooperate in good faith to effect an orderly transition of CARRIER’s customers (including without limitation its end user customers) who are being served by CARRIER using the products and/or services hereunder; provided that CARRIER shall be solely responsible (from a financial, operational and administrative standpoint) to ensure that its customers (including without limitation its end user customers) have been transitioned to another serving arrangement or to a different telecommunications carrier by the Expiration Date or Termination Date of this Agreement or that such customers (including without limitation its end user customers) have otherwise been informed by CARRIER that their CARRIER-provided products and/or services will be discontinued/disconnected by CARRIER on or before the Expiration Date or Termination Date, unless otherwise provided herein or agreed by both Parties. If, before the Expiration Date or Termination Date, CARRIER has not transitioned or disconnected/discontinued the services that are being provided using the products and/or services hereunder, then AT&T-13STATE may terminate any such CARRIER services still in-service on the first day following such Expiration Date or Termination Date unless otherwise agreed in a writing signed by both Parties.

19.7              Upon the Expiration Date or Termination Date of this Agreement, in one or more State, neither Party shall have any further obligation under this Agreement in such State or State(s), except:

19.7.1         Each Party’s confidentiality obligations shall survive; and

19.7.2         Each Party shall promptly pay all amounts (including any late payment charges) owed under this Agreement;

19.7.3         As provided in Survival, Section 32; and

19.7.4         As may be provided elsewhere in the Agreement (including without limitation the Attachments).

In any event, AT&T-13STATE shall be under no obligation to provision any products and/or services pursuant to this Agreement as of and after the Expiration Date or Termination Date.

19.8              In the event that any federal or state government action (including by a regulatory agency, a court, or a legislature) requires AT&T-13STATE to: a) provide, modify or otherwise make available this Agreement or any part of this Agreement to CARRIER, any other telecommunications carrier, or any other person or entity, or b) permit or otherwise allow CARRIER, any other telecommunications carrier or any other person or entity to obtain any of the provisions of this Agreement as they were agreed to by the Parties without all of the other provisions of this Agreement, including by way of example, at prices or price structure/application or arrangements different than agreed to in this Agreement as a whole by the Parties, the Parties both agree, except to the extent prohibited by law, to waive their respective rights to such change in the Agreement, including but not limited to waiving any right they may have to obtain the terms available to other carriers, persons or entities as a result of such government action. However, if the Parties are prohibited from legally waiving the effects of such government action, then as between the Parties the procedures of Section 32 (Severability) shall be invoked to address those provisions that were required to be provided, modified, or otherwise made available to CARRIER, any other telecommunications carrier, or any other person or entity. Where the foregoing invocation of Section 32 (Severability) results in a right to terminate and is the result of a state government action, the right shall arise only in the state in which such action occurred and any termination of this Agreement would be for that state only (unless this Agreement is terminated pursuant to Section 19.9).

19.9              Section 19.9 (all references to Section 19.9 expressly includes its subsections) applies in accordance with its provisions, notwithstanding Section 19.8 or any other provision in this Agreement to the contrary.

19.9.1         AT&T-13STATE shall have the right to terminate this Agreement in whole or in part, upon written notice to CARRIER, in the event that any federal action, or state government actions in two or more states, (including by a regulatory agency, a court, or a legislature) requires AT&T-13STATE to: a) provide, modify or otherwise make available this Agreement or any part of this Agreement to any other telecommunications carrier, or any other person or entity, or b) permit or otherwise allow CARRIER, any other telecommunications carrier or any other person or entity to obtain any of the provisions of this Agreement as they were agreed to by the Parties without all of the other provisions

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of this Agreement as they were agreed to by the Parties, including by way of example, at prices or price structure/application or arrangements different than agreed to in this Agreement as a whole by the Parties. If such state government action only occurs in one state, AT&T-13STATE shall have the right to terminate the Agreement in that state by written notice to CARRIER. If such government action occurs at the federal level or in two or more states, AT&T-13STATE shall have the right to terminate, at its election, the Agreement in its entirety or, alternatively, only in one or more of the affected states, by written notice to CARRIER.

19.9.2         This Agreement shall be null and void, automatically and in its entirety in any single state if this Section 19.9 (in whole or in part) is rejected or held to be illegal, invalid and/or unenforceable, or otherwise not given effect in such state. This Agreement shall be null and void, automatically and in its entirety if either a) by state government action in two or more states, or b) by federal government action, this Section 19.9 (in whole or in part) is rejected or held to be illegal, invalid and/or unenforceable, or otherwise not given effect by such state and/or federal government action(s).

19.9.3         Any termination or invalidation of this Agreement under this Section 19.9 shall be effective as of the day before the effective date of such governmental action that triggered the invalidation or right to terminate, and AT&T-13STATE and CARRIER agree to expeditiously adopt and implement a transition plan to avoid or minimize impact on CARRIER’s customers (including without limitation its end user customers) who are being served using the products and/or services hereunder.

19.9.4         Each Party understands and acknowledges that (i) any right to terminate under this Section 19.9 becomes available even if this Agreement between the Parties themselves would otherwise be unaffected by the triggering federal or state government action; and (ii) that this Section 19.9 (as well as Section 19.8) is triggered and applies on each occurrence of any federal or state government action described in Sections 19.8, 19.9.1 and/or 19.9.2.

19.10           In addition, AT&T-13STATE shall have the right, at its sole discretion, to terminate this Agreement if an “Event of Default” occurs, with neither any notice of default by AT&T-13STATE nor an opportunity for cure by CARRIER required. Such right shall be exercised by providing a written notice to terminate to CARRIER. Events of Default include the following, each of which the Parties agree would be a material breach of this Agreement:

19.10.1      The filing of a bankruptcy by CARRIER or any of its Affiliates (including the corporate parent of CARRIER, if any), pursuant to Chapter 7 or 11 of Title 11 of the United States Code, subsequent to the Effective Date of this Agreement.

19.10.2      The assignment, subcontracting, or otherwise transferring of CARRIER’s rights or obligations under this Agreement in violation of Section 15.

20.                WAIVER

20.1              The failure of either Party to enforce or insist that the other Party comply with the terms or conditions of this Agreement, or the waiver by either Party in a particular instance of any of the terms or conditions of this Agreement, shall not be construed as a general waiver or relinquishment of the terms and conditions, but this Agreement shall be and remain at all times, in full force and effect, unless terminated or amended as provided for herein.

21.                DISCLAIMER OF WARRANTIES

21.1              AT&T-13STATE MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR INTENDED OR PARTICULAR PURPOSE WITH RESPECT TO PRODUCTS AND/OR SERVICES PROVIDED HEREUNDER, AND AT&T-13STATE DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND/OR OF FITNESS FOR INTENDED OR PARTICULAR PURPOSE FOR EACH PRODUCT AND SERVICE. ADDITIONALLY, AT&T-13STATE ASSUMES NO RESPONSIBILITY WITH REGARD TO THE CORRECTNESS OF DATA OR INFORMATION SUPPLIED BY CARRIER WHEN THIS DATA OR INFORMATION IS ACCESSED AND USED BY A THIRD PARTY.

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22.                RELATIONSHIP OF THE PARTIES

22.1              Each Party is an independent contractor, and has and hereby retains the right to exercise full control of and supervision over its own performance of its obligations under this Agreement and retains full control over the employment, direction, compensation and discharge of its employees assisting in the performance of such obligations. Each Party (and each Party’s contractor(s), if any) shall be solely responsible for all matters relating to payment of such employees, including the withholding or payment of all applicable federal, state and local income taxes, social security taxes and other payroll taxes with respect to its employees, as well as any taxes, contributions or other obligations imposed by applicable state unemployment or workers’ compensation acts and all other regulations governing such matters. Each Party has sole authority and responsibility to hire, fire and otherwise control its employees.

22.2              This Agreement shall not establish, be interpreted as establishing, or be used by either Party to establish or to represent their relationship as any form of agency, partnership or joint venture. Neither Party shall have any authority to bind the other or to act as an agent or representative for the other unless written authority, separate from this Agreement, is provided. Nothing in this Agreement shall be construed as providing for the sharing of profits or losses arising out of the efforts of either or both of the Parties. Nothing herein shall be construed as making either Party responsible or liable for the obligations and undertakings of the other Party. Nothing in this Agreement shall constitute a Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of the other Party unless otherwise expressly permitted by such other Party. No Party undertakes to perform any obligation of the other Party, whether regulatory or contractual, or to assume any responsibility for the management of the other Party’s business.

23.                FILING OF AGREEMENT; GOVERNMENTAL REQUIREMENT

23.1              To the extent required (and not exempted), the Parties understand and agree that this Agreement will be filed with the Federal Communications Commission pursuant to 47 U.S.C. § 211.

23.2              The Parties further understand and agree that to the extent a Party (“Disclosing Party”) is requested, required or ordered by a state regulatory body or a court of competent jurisdiction finds, that this Agreement should be filed, or that such Agreement should be submitted to a state regulatory body for approval, or should a regulatory body or court of competent jurisdiction find that its provisions should be tariffed pursuant to applicable law or regulation, the Disclosing Party must provide the other Party (“Receiving Party”) with written notice of such requirement as soon as possible and the Receiving Party shall cooperate with the Disclosing Party in expeditiously complying with any such request, order or finding.

24.                AMENDMENTS AND MODIFICATIONS

24.1              Except as otherwise provided for in this Agreement, no provision of this Agreement shall be deemed amended or modified by either Party unless such an amendment or modification is in writing, dated, and signed by an authorized representative of both Parties. Neither Party shall be bound by any preprinted terms additional to or different from those in this Agreement that may appear subsequently in the other Party’s form documents, purchase orders, quotations, acknowledgments, invoices or other communications.

25.                INTERPRETATION/JOINT WORK PRODUCT

25.1              This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective representatives and legal counsel, and shall be fairly interpreted in accordance with its provisions and, in the event of any ambiguities, no inferences shall be drawn against either Party.

26.                NO LICENSE

26.1              Except as otherwise expressly provided in this Agreement (including without limitation any Attachment), no license under patents, copyrights or any other Intellectual Property right (other than the limited license to

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use consistent with the terms, conditions and restrictions of this Agreement) is granted by either Party or shall be implied or arise by estoppel with respect to any transactions contemplated under this Agreement.

27.                INTELLECTUAL PROPERTY

27.1              Any Intellectual Property originating from or developed by a Party shall remain in the exclusive ownership of that Party.

28.                COMPLIANCE AND CERTIFICATION

28.1              Each Party shall comply at its own expense with all applicable laws that relate to that Party’s obligations to the other Party under this Agreement. Nothing in this Agreement shall be construed as requiring or permitting either Party to contravene any mandatory requirement of applicable law.

28.2              CARRIER warrants that, to the extent applicable and required, it has obtained all necessary State certification required in each State covered by this Agreement. Upon request, each Party shall provide proof of certification.

28.3              Each Party shall be responsible for obtaining and keeping in effect all approvals from, and rights granted by, governmental authorities, building and property owners, other carriers, and any other third parties that may be required in connection with the performance of its obligations under this Agreement.

28.4              Each Party represents and warrants that any equipment, facilities or services provided to the other Party under this Agreement comply with the CALEA, to the extent applicable.

29.                NETWORK MAINTENANCE AND MANAGEMENT

29.1              The Parties will exchange information appropriate for the implementation and performance of this Agreement (for example, as applicable, maintenance contact numbers, network information, information required to comply with law enforcement and other security agencies of the government, escalation processes, etc.).

29.2              Each Party will provide a 24-hour contact number for network management issues to the other’s surveillance management center.

29.3              CARRIER shall not use any products and/or services hereunder in any manner that interferes with or impairs or undermines service over any facilities of AT&T-13STATE, its Affiliated companies or other connecting telecommunications carriers, prevents any telecommunications carrier from using its telecommunications service, impairs the quality or the privacy of telecommunications service to other carriers or to either Party’s end users, causes hazards to either Party’s personnel or the public, damage to either Party’s or any connecting carrier’s facilities or equipment, including any malfunction of ordering or billing systems or equipment. Upon such occurrence either Party may discontinue using or refuse to provide the products and/or services hereunder, but only for so long as the other Party is violating this provision. Upon any such violation, either Party shall provide the other Party notice of the violation at the earliest practicable time.

30.                CUSTOMER INQUIRIES/END USER NOTICES

30.1              Except as may otherwise be required hereunder, each Party will refer all questions regarding the other Party’s services or products directly to the other Party.

30.2              Except as may otherwise be required hereunder, each Party will ensure that its representatives who receive inquiries regarding the other Party’s services:

30.2.1         Direct the caller to the other Party if the caller inquires about the other Party’s services or products; and

30.2.2         Do not in any way disparage or discriminate against the other Party or its products or services.

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30.3              CARRIER shall be responsible for all notices and other communications with its customers (including without limitation end user customers), including without limitation any notices of pending disconnection due to the termination or expiration of this Agreement.

31.                INSURANCE

31.1              At all times during the term of this Agreement, each Party shall keep and maintain in force at its own expense the following minimum insurance coverage and limits and any additional insurance and/or bonds required by applicable law:

31.1.1         Workers’ Compensation insurance with benefits afforded under the laws of each state covered by this Agreement and Employers Liability insurance with minimum limits of $1,000,000 for Bodily Injury-each accident, $1,000,000 for Bodily Injury by disease-policy limits and $1,000,000 for Bodily Injury by disease-each employee.

31.1.2         Commercial General Liability insurance with minimum limits of: $10,000,000 General Aggregate limit; $5,000,000 each occurrence sub-limit for all bodily injury or property damage incurred in any one occurrence; $1,000,000 each occurrence sub-limit for Personal Injury and Advertising; $10,000,000 Products/Completed Operations Aggregate limit, with a $5,000,000 each occurrence sub-limit for Products/Completed Operations. Fire Legal Liability sub-limits of $2,000,000 are also required if this Agreement involves collocation. AT&T-13STATE, its affiliates, officers, agents and employees shall be listed as additional insured on the Commercial General Liability policy. A waiver of subrogation shall be in favor of AT&T-13STATE. The liability policies shall be primary and noncontributory from any insurance that is maintained by AT&T-13STATE.

31.1.3         If use of a motor vehicle is required, Automobile Liability insurance with minimum limits of $1,000,000 combined single limits per occurrence for bodily injury and property damage, which coverage shall extend to all owned, hired and non-owned vehicles.

31.1.4         Each Party shall require subcontractors providing services under this Agreement to maintain in force the insurance coverage and limits required in Sections 31.1.1 through 31.1.3 of this Agreement.

31.1.5         The Parties agree that companies affording the insurance coverage required under this Section 31 shall have a rating of A or better and a Financial Size Category rating of VIII or better, as rated in the A.M. Best Key Rating Guide for Property and Casualty Insurance Companies. Upon request from the other Party, each Party shall provide to the other Party evidence of such insurance coverage.

31.1.6         Each Party agrees to provide the other Party with at least thirty (30) calendar days advance written notice of cancellation, material reduction or non-renewal of any of the insurance policies required herein.

31.1.7         Each Party agrees to accept the other Party’s program of self-insurance in lieu of insurance coverage if certain requirements are met. These requirements are as follows:

31.1.7.1     The Party desiring to satisfy its Workers’ Compensation and Employers Liability obligations through self-insurance shall submit to the other Party a copy of its Certificate of Authority to Self-Insure its Workers’ Compensation obligations issued by each state covered by this Agreement or the employer’s state of hire; and

31.1.7.2     The Party desiring to satisfy its automobile liability obligations through self-insurance shall submit to the other Party a copy of the state-issued letter approving self-insurance for automobile liability issued by each state covered by this Agreement; and

31.1.7.3     The Party desiring to satisfy its general liability obligations through self-insurance must provide evidence acceptable to the other Party that it maintains at least an investment grade (e.g., B+ or higher) debt or credit rating as determined by a nationally recognized debt or credit rating agency such as Moody’s, Standard and Poor’s or Duff and Phelps.

31.1.7.4     A certificate of insurance stating the types of insurance and policy limits provided the contractor must be received prior to the commencement of any work.

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31.1.8         This Section 31 is a general statement of insurance requirements and shall be in addition to any specific requirement of insurance referenced elsewhere in this Agreement, including without limitation any LWC Appendix.

32.                SEVERABILITY

32.1              Except as otherwise provided herein, if any provision of this Agreement is rejected or held to be illegal, invalid or unenforceable, the Parties shall negotiate in good faith and diligent efforts to amend this Agreement to replace the unenforceable provision with an enforceable provision that is mutually acceptable and that reflects the intent of the unenforceable provision as closely as possible; provided, however, that failure to reach such mutually acceptable new provisions within ninety (90) days after such rejection or holding shall permit either Party to terminate this Agreement upon 90 days written notice to the other, during which time the Parties shall work cooperatively to establish an orderly transition of CARRIER’s customers/End Users to other serving arrangements. In any situation in which the right to terminate under this Section 32.1 is triggered by State government action, the right to terminate shall arise only in the State in which such action occurred and would apply for that State only unless this Agreement otherwise permits a Party to terminate this Agreement in more than one State, including without limitation in its entirety.

33.                SURVIVAL

33.1              The Parties’ obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement. Without limiting the general applicability of the foregoing, the following sections are specifically agreed by the Parties to continue beyond the termination or expiration of this Agreement:  Sections 19 (Effective Date, Term, Expiration and Termination), 10 (Limitation of Liability/Indemnity), 21 (Disclaimer of Warranties), 11 (as to any billing/charges matters hereunder), 12 (as to any disputes hereunder), 13 (Nondisclosure) and 18 (Taxes).

34.                AUTHORITY

34.1              Each of the AT&T-13STATE ILEC(s) for which this Agreement is executed represents and warrants that it is a corporation or limited partnership duly organized, validly existing and in good standing under the laws of its state of incorporation or formation. Each of the AT&T-13STATE ILEC(s) for which this Agreement is executed represents and warrants that AT&T Operations, Inc. has full power and authority to execute and deliver this Agreement as agent for that AT&T-13STATE ILEC. Each of the AT&T-13STATE ILEC(s) for which this Agreement is executed represents and warrants that it has full power and authority to perform its obligations hereunder.

34.2              CARRIER represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa, and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

34.3              Each individual whose signature appears below represents and warrants that he or she has authority to bind the Party on whose behalf he or she has executed this Agreement.

35.                COUNTERPARTS

35.1              This Agreement may be executed in counterparts. Each counterpart shall be considered an original and such counterparts shall together constitute one and the same instrument.

36.                ENTIRE AGREEMENT

36.1              AT&T-12STATE only:  The rates, terms and condition contained in this Agreement and any Attachments, appendices, exhibits, schedules, and addenda and other documents or instruments referred to herein and incorporated into this Agreement by reference (if any) constitute the entire agreement between the Parties with respect to the subject matter hereof, superseding all prior understandings, proposals and other communications, oral or written between the Parties during the negotiations of this Agreement and through the execution and/or Effective Date of this Agreement. This Agreement shall not operate as or constitute a

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novation of any agreement or contract between the Parties that predates the execution and/or Effective Date of this Agreement.

36.2              AT&T CONNECTICUT only: The rates, terms and conditions contained in this Agreement and any Attachments, appendices, exhibits, schedules, Addenda, and commission tariffs and other documents or instruments referred to herein and incorporated into this Agreement by reference constitute the entire agreement between the Parties with respect to the subject matter hereof, superseding all prior understandings, proposals and other communications, oral or written between the Parties pre-dating the execution of this Agreement; provided, however, that none of the rates, terms or conditions of this Agreement shall be construed to apply in any manner to any period prior to the termination and/or expiration date of any agreement that this Agreement replaces. This Agreement shall not operate as or constitute a novation of any agreement or contract between the Parties that predates the execution and/or Effective Date of this Agreement.

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COMMERCIAL AGREEMENT

Signatures

McLeodUSA Telecommunications Services, Inc.

Illinois Bell Telephone Company d/b/a AT&T Illinois,
Indiana Bell Telephone Company Incorporated d/b/a AT&T Indiana, Michigan Bell Telephone Company d/b/a AT&T Michigan, The Ohio Bell Telephone Company d/b/a AT&T Ohio, and Wisconsin Bell, Inc. d/b/a AT&T Wisconsin, Nevada Bell Telephone Company d/b/a AT&T Nevada, Pacific Bell Telephone Company d/b/a AT&T California, The Southern New England Telephone Company d/b/a AT&T Connecticut, Southwestern Bell Telephone, L.P. d/b/a AT&T Arkansas, AT&T Kansas, AT&T Missouri, AT&T Oklahoma and/or AT&T Texas by AT&T Operations, Inc., its authorized agent

Signature:	Signature:

Name:	Name:
(Print or Type)	(Print or Type)

Title:	Title:
(Print or Type)	(Print or Type)

Date:	Date:

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ATTACHMENT

LOCAL WHOLESALE COMPLETE

SECTION	SECTION NUMBER

INTRODUCTION	1
DEFINITIONS	2
APPENDICES INCORPORATED BY REFERENCE	3
LWC DESCRIPTION	4
SCOPE; INTEGRATED OFFERING	5
PRICING DISCOUNTS	6
PHASED-IN IMPLEMENTATION	7
SERVICE ASSURANCE PLAN	8
PAY-PER-CALLS	9
CARRIER RECIPROCITY	10
WHITE PAGES DIRECTORY LISTINGS	11
TERMINATING TRAFFIC COOPERATION	12
INTERCARRIER COMPENSATION RESPONSIBILITIES	13
OPERATIONAL ISSUES	14
LWC-SPECIFIC EVENTS OF DEFAULT	15
BILLING AND PAYMENT OF RATES AND CHARGES AND BILLING DISPUTES	16
FALSE TECHNICIAN DISPATCH	17
SEVERABILITY	18
END USER FRAUD	19
LAW ENFORCEMENT	20
NETWORK MAINTENANCE AND MANAGEMENT	21
CUSTOMER INQUIRIES/END USER NOTICES	22
SURVIVAL	23
PUBLICITY	24
PRESERVATION OF LEGAL POSITIONS	25

ATTACHMENT LOCAL WHOLESALE COMPLETE

1.             INTRODUCTION

1.1           The Parties understand and agree that this Attachment sets forth the terms and conditions, including prices, under which AT&T-13STATE will make available to CARRIER its end-to-end “Local Wholesale Complete” or “LWC” service within AT&T-13STATE’s Service Areas, which CARRIER agrees to purchase to provide local exchange telecommunications services to Eligible End Users (as defined herein) within those same Service Areas.

1.2           The LWC product refers to an offering which has dial tone capabilities using Basic Analog Switching Functionality (as defined herein) connected to a Basic Analog Transmission Facility (as defined herein), in conjunction with other network capabilities, provided by AT&T-13STATE. Both the Basic Analog Switching Functionality and Basic Analog Transmission Facility are integral and mandatory parts of LWC, and must be provisioned for each LWC; otherwise, LWC is not available to CARRIER.

1.3           CARRIER agrees that it will not permit any Affiliate to use LWC, except as provided in 1.3.1.

1.3.1        CARRIER represents that all of its Affiliates that are engaged in local dialtone services (e.g., wireline local exchange service) in AT&T-13STATE Service Areas as of the effective date of this Attachment are Parties to the Agreement, and are individually and collectively referred to herein as CARRIER.

1.4           This Attachment includes certain Appendices, Exhibit(s), and Schedules, all of which are hereby incorporated in this Attachment by this reference and constitute a part of this Attachment.

1.5           This Attachment shall apply between the Parties, and each Party shall be bound to its provisions, in each AT&T-13STATE State.

1.6           AT&T-13STATE shall make routine network modifications to Basic Analog Loops being used to provide CARRIER with LWC, where the requested Basic Analog Loop facility has already been constructed. AT&T-13STATE shall perform routine network modifications to such Basic Analog Loops, without regard to whether those Basic Analog Loops were constructed on behalf, or in accordance with the specifications, of any carrier.

1.6.1        A routine network modification is an activity that AT&T-13STATE regularly undertakes for its own retail customers where there are no additional charges or minimum term commitments. Routine network modifications shall be performed for CARRIER under the same conditions and in the same manner that AT&T-13STATE does for its own retail customers. Routine network modifications may entail activities such as accessing manholes, deploying bucket trucks to reach aerial cable, installing equipment casings.

1.6.2        Notwithstanding any other provisions of this Agreement, routine network modifications do not include constructing new loops; installing new cable; splicing cable at any location other than an existing splice point or at any location where a splice enclosure is not already present; securing permits, rights-of-way, or building access arrangements; constructing and/or placing new manholes, handholds, poles, ducts or conduits; installing new terminals or terminal enclosures (e.g., controlled environmental vaults, huts, or cabinets). AT&T-13STATE is not obligated to perform those activities for CARRIER. However, CARRIER may request that AT&T-13STATE perform such activities for additional charges. If CARRIER makes such a request and AT&T-13STATE is willing to perform the requested activities, AT&T-13STATEshall determine the charges for any such activities on an individual case basis (ICB), which shall reflect an engineering estimate of the actual costs of time and materials required to perform the routine network modification. CARRIER shall be required to pay those charges in advance and to execute AT&T-13STATE’s standard form(s) used for such or substantially similar ICBs, before AT&T-13STATE performs such activities.

1.6.3        AT&T-13STATE shall determine whether and how to perform routine network modifications using the same network or outside plant engineering principles that would be applied in providing service to AT&T-13STATE’s retail customers.

1.7           LWC is available only where capabilities and facilities exist. The facilities used by AT&T-13STATE to provide LWC shall remain the property of AT&T-13STATE. Notwithstanding anything to the contrary in this Agreement (including without limitation any of its attachments or appendices), nothing herein shall obligate AT&T-13STATE to provide LWC or LWCALs using or otherwise provided over (i) any fiber-to-the-premise, fiber-to-the-home or fiber-to-the-curb facilities (as defined and used in 47 C.F.R. § 51.319(a)(3) and FCC orders relating thereto), or (ii) any facilities in the following AT&T-13STATE wire centers: Richardson, TX (DLLSTXRNDS0), Olathe, Kansas (KSCYKSOLDS0) and Corporate Woods, KS (KSCYKSCBDS0) (except that this Section 1.7(ii) shall not apply to an end user premise to which copper loop facilities exist from the Serving Switch to that end user premise), or (iii) any other facilities that AT&T-13STATE may have deployed or that AT&T-13STATE may deploy for which it is not obligated to unbundle pursuant to 47 U.S.C. § 251(c)(3), as determined by lawful and effective FCC rules and associated lawful and effective FCC and judicial orders. This Section 1.7 controls and otherwise applies irrespective of any other provision of this Agreement (including without limitation any of its attachments or appendices) that might be similarly written (e.g., provisions that include “notwithstanding any other provision,” “in any event”, “in no event”).

1.8           Except as set forth in the LWC Service Assurance Plan (see Section 3.1.8 hereof), the Parties understand and agree that no performance measures and remedies, including without limitation, any wholesale service quality standards, liquidated damages, and remedies, shall apply under this Attachment.

1.9           The Parties agree that the Offerings are not subject to any AT&T-13STATE change management processes (often referred to as “CMP”), except that changes to systems and processes that are common to both the Offerings hereunder and other AT&T-13STATE offerings that are subject to any change management process, shall continue to be subject to such process and CARRIER hereunder shall be subject to the outcomes of such CMPs.

1.10         The Parties acknowledge and agree that this Attachment, in whole or in part, is not subject to Sections 251/252 of the Act, and is not, and was not, subject to negotiation and/or arbitration under Sections 251 and/or 252 of the Act.

2.         DEFINITIONS

As used in this Attachment, the following terms and phrases shall have the assigned meaning.

2.1           “Act” means the federal Communications Act of 1934, as amended, including by the Telecommunications Act of 1996.

2.2           “Affiliate” means a person or entity that (directly or indirectly) owns or controls, is owned or controlled by, or is under common ownership or control with, another person. For purposes of this definition, the term “own” means to own an equity interest (or the equivalent thereof) of more than 10 percent.

2.3           “Basic Analog Switching Functionality” refers to the functionality provided with a Local Wholesale Complete Access Line (LWCAL) by a circuit-switched, line-side, analog or TDM switch connection available in a Loop Start Signaling configuration (as defined herein, i.e., loop start at the customer’s premises but not necessarily at the AT&T-13STATE central office) used primarily for switched voice and voice-band data communications, subject to the Agreement’s Technology Evolution provisions. Expressly excluded from the scope and definition of Basic Analog Switching Functionality are Centrex, Centrex-like (and any similar), PBX, payphone (coin), and I/O features/functions/ capabilities, as well as trunk ports and DS-1 (and higher capacity) ports used other than as a multiplexing of Basic Analog Loops.

2.4           “Basic Analog Transmission Facility” refers to a transmission facility provided with a LWCAL that connects a distribution frame (or its equivalent) in an AT&T-13STATE central office and the facility demarcation point at an Eligible End User’s premises, which has an appearance of a 2-Wire analog transmission facility (or a facility that is being used to provide the equivalent transmission capacity, including equivalent voice-band modem-data capabilities) that supports analog voice frequency, voice-band services with loop start signaling within the frequency spectrum of approximately 300 Hz and 3000 Hz. Basic Analog Transmission Facility may refer, as an example, to a hybrid circuit, in which the analog transmission originating from the Eligible End User’s premises is converted to a TDM digital format at an

RT, FDI, hut, CEV or other AT&T-13STATE enclosure for carriage to the AT&T-13STATE central office, at which location appropriate digital signaling would be utilized. If CARRIER requests a Basic Analog Transmission Facility where an Eligible End User’s premises is served by an Integrated Digital Loop Carrier (IDLC), AT&T-12STATE will, where available, move the requested Basic Analog Transmission Facility to a spare, existing all-copper or universal digital loop carrier Basic Analog Transmission Facility at no additional charge to CARRIER. If, however, no spare Basic Analog Transmission Facility is available, AT&T-12STATE will within two (2) Business Days of CARRIER’s request, notify CARRIER of the lack of available facilities.

2.5           “Control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise.

2.6           “Electronic Service Order” means an electronic service order sent to AT&T-13STATE over a standard, computerized AT&T-13STATE service order interface such as EDI or LEX.

2.7           “Flow Through” is the percentage of Electronic Service Orders in the relevant time period that are completed to “Firm Order Confirmation” (FOC), without manual intervention by AT&T-13STATE due to CARRIER system limitations or order errors.

2.8           IntraLATA Toll” is defined as traffic between one AT&T-13STATE’s local calling area to another AT&T-13STATE’s local calling area within one LATA within the respective state.

2. 9          “Local Wholesale Complete” (“LWC”) refers collectively to the technology packages, operational support capabilities, and certain ancillary services supporting the provision of local exchange service by CARRIER, that are offered by AT&T-13STATE as an end-to-end service under this Attachment.

2.10         “Loop Start Signaling” refers to loop start signaling at the Eligible End User’s side of the Basic Analog Transmission Facility. Thus, loop Start Signaling may refer, as an example, to a hybrid circuit, in which the analog transmission originating from the Eligible End User’s premises is converted to a TDM digital format at an RT, FDI, hut, CEV or other AT&T-13STATE enclosure for carriage to the AT&T-13STATE central office, and which, if entering the AT&T-13STATE end office switch digitally, would employ an appropriate digital signaling format, and not transmission start signaling, at that central office end of the circuit.

2.11         “LWC Access Line” (“LWCAL”) refers to an individual technology package offered by AT&T-13STATE which includes a Basic Analog Transmission Facility connected with Basic Analog Switching Functionality, equipped so that CARRIER can provide local exchange dialtone service to a particular LWC End User premises, and is otherwise operational in accordance with the provisions of this Attachment.

2.12         “Offerings” means all of the AT&T-13STATE products being made available, and activities being performed by AT&T-13STATE, under this Attachment, including, without limitation, LWC.

2.13         “TDM” refers to the channelization of digitized voice grade circuits into DS-1 and higher speed transmission signals using time division multiplexing. TDM is used in circuit switching.

3.         APPENDICES INCORPORATED BY REFERENCE

3.1           Included as integral parts of this Attachment are the following listed Appendices, which are attached and incorporated by this reference:

3.1.1        Appendix LWC 800

3.1.2        Appendix LWC Alternately Billed Services (“ABS”)

3.1.3        Appendix LWC LIDB and CNAM - SMS

3.1.4        Appendix LWC LIDB and CNAM - Query

3.1.5        Appendix LWC OSS

3.1.6        Appendix LWC 911/E911

3.1.7        Appendix LWC Basic Analog Switching Functionality and Non-Dedicated Transport

3.1.8        Appendix LWC DUF

3.1.9        Appendix LWC Service Assurance Plan (with Attachment – Service Assurance Business Rules to Appendix LWC Service Assurance Plan)

3.1.10      Appendix LWC Operator Services and Directory Assistance (OS/DA)

3.1.11      Appendix LWC Number Portability

4.             LWC DESCRIPTION

4.1           LWC is only available to CARRIER for use in providing local exchange telecommunications service to its residential, business, and government end users within a Service Area(“Eligible End Users”) except where, and only to the extent that, CARRIER is required to allow for the resale its local exchange telecommunications services under state or federal law. Eligible End Users being served by CARRIER using LWC are referred to herein as “LWC End Users.”

4.1.1        The definition of “Eligible End User” excludes telecommunications carriers (including without limitation CARRIER and its Affiliates for administrative use), and Internet service providers. LWC is not available to serve those excluded end users, and CARRIER shall not use LWC to serve those excluded end users.

4.1.2        LWC may not be used for termination of “pass through” or transit access traffic if such use results in an arrangement that seeks to avoid the appropriate application of switched access charges.

4.2           Each LWCAL includes the following, subject to the provisions of the Appendices:

4.2.1        A single NANP telephone number (i.e., NPA-NXX-XXXX) assigned to it, which shall be one either associated with the AT&T-13STATE Serving Switch (as defined herein) per the Telcordia LERG (Local Exchange Routing Guide), or ported to the Serving Switch as permitted under local number portability (“LWC Number”).

4.2.2        One white page directory listing for the LWC Number, inclusion of the LWC Number in AT&T-13STATE’s Operator Services and Directory Assistance databases, and annual delivery of one Directory to each LWC End User according to AT&T-13STATE practices for its own customers in the serving area. See also Appendix LWC Operator Services and Directory Assistance (OS/DA).

4.2.2.1     Additional, foreign, enhanced, non-published, non-listed, and other special white page listings are available at the price set forth in LWC Pricing Schedule.

4.2.3        Use of non-dedicated transport for calls originated from the LWCAL that terminate within the local calling scope, any mandatory extended area service calling scope(s) (one-way or two-way), and “1+” intraLATA toll calling scope. All of the foregoing calling scopes shall be determined with respect to AT&T-13STATE’s retail telecommunications service offerings, the premises of the LWC End User, and the serving AT&T-13STATE end office switch providing the Basic Analog Switching Functionality used to serve the LWC End User (“Serving Switch”).

4.2.4        Use of non-dedicated transport for intraLATA and interLATA toll calls terminated to or originating from the LWCAL, for those toll calls that are handed off between AT&T-13STATE and a third party carrier at a point other than the LWCAL’s Serving Switch.

4.2.5        Use of those vertical features, CLASS features, line class codes that are being used, as of the effective date of this Attachment, by CARRIER to provide mandatory calling scope plans on a retail basis, and other features, functions, and capabilities Loaded and Activated from the switch-vendor-provided generic software of the Serving Switch for use with Basic Analog Switching Functionality. “Loaded” means that it is included in the software installed in the Serving Switch. “Activated” means that the licensing fees are current; that no further license, right to use, or other fee needs to be paid to, and no enabling code or other mechanism or method needs to be obtained from a third party; and that translations and USOCs for use with LWC are in place such that ordering, billing and provisioning wholesale processes have been implemented (see Section 7, Phased-In

Implementation). The Phase II implementation shall not negatively affect the availability of any Basic Analog Switching Functionality feature, line class code, function or capability that was Loaded and Activated prior to that implementation, and which were previously available to CARRIER under this Attachment. Specifically excluded from the foregoing are other line class codes and any features, functions, or capabilities specifically developed by or on behalf of AT&T-13STATE that it wishes to reserve exclusively for its use (e.g., “Toll Saver”).

4.2.5.1     In the event that AT&T-13STATE plans to cancel or otherwise discontinue offering, on a retail basis, a retail calling scope that is available to CARRIER under this Section 4.2.5 (excluding Optional EAS, which is specifically addressed by Section 4.2.6), AT&T-13STATE shall provide written notice to CARRIER within 30 days after AT&T-13STATE’s public announcement regarding the planned retail offering. CARRIER shall provide AT&T-13STATEwith written notice no later than the 60th day after receipt of whether CARRIER wishes to continue to use the supporting line class code(s), and the Parties shall engage in good faith negotiations over the additional terms and conditions, including charges, with respect to CARRIER’s continued use and AT&T-13STATE’s continued maintenance of the supporting line class code(s). Notwithstanding the foregoing in this Section 4.2.5.1, if AT&T-13STATE modifies a retail calling scope that is available to CARRIER under this Attachment (excluding Optional EAS, which is specifically addressed by Section 4.2.6) such that the Serving Switch functionality providing that calling scope is affected (including without limitation as a result of a legal and/or regulatory order or other requirement), that retail calling scope shall also be so modified as to CARRIER and its LWC End Users, and implemented in the same time frame as AT&T-13STATE’s retail offering.

4.2.5.2     CARRIER may continue to use, and AT&T OKLAHOMA agrees to maintain, the AT&T Oklahoma Local Plus® line class codes (“OKLCCs”), which provide for the capability of providing an optional one-way, outward, extended area calling to other customers in AT&T OKLAHOMA exchanges that are located within the same LATA where the AT&T OKLAHOMA switch providing Basic Analog Switching Functionality for an LWCAL on which an OKLCC is present, is located. Calls included in this plan are dialed using a seven-digit or ten-digit dialing pattern. CARRIER agrees to pay the monthly recurring charge set forth in the LWC Pricing Schedule for each month or partial month that an LWCAL has an OKLCC present. AT&T OKLAHOMA agrees to maintain the OKLCCs in all AT&T OKLAHOMA circuit end office switches that provide LWC and from which AT&T OKLAHOMA previously made Local Plus® available. AT&T OKLAHOMA’s maintenance includes making changes to the OKLCCs on a switch-by-switch basis when NPA splits or NPA overlays occur, and making changes to the OKLCCs on a switch-by-switch basis when a new NPA-NXX is added or removed from a Local Plus® calling area. The dialing pattern will be maintained so that originating calls that are to be terminated within a Local Plus® calling area will have the same dialing pattern as existed as of September 15, 2003.

4.2.6        Use the Serving Switch functionality (e.g., line class code) that provides those optional extended area service calling scopes(s) (one-way or two-way) that are set forth in the LWC Pricing Schedule (“Optional EAS”).

4.2.6.1     CARRIER may also use non-dedicated transport for calls originated from or terminated to the LWCAL as a result of use of an Optional EAS.

4.2.6.2     If AT&T-13STATE cancels, discontinues or otherwise modifies its retail offering that uses an Optional EAS or any mandatory calling scope plan such that the Serving Switch functionality or other methodology used in providing the Optional EAS or mandatory calling scope plan is affected (including without limitation as a result of a legal and/or regulatory order or other requirement), the Optional EAS and/or mandatory calling scope plan available to CARRIER shall also be so canceled, discontinued, or otherwise modified, and implemented in the same time frame as AT&T-13STATE’s retail offering.

4.2.7        Use of SS7, CNAM, LIDB, E911, and 800 as required for originating calls from, or terminating calls to, a LWCAL. See also Appendices LWC 800, LWC LIDB and CNAM, and LWC 911/E911 hereof.

4.2.8        Use of AT&T-13STATE’s call routing tables in the Serving Switch for calls originating from the LWC Number in the same manner as calls from AT&T-13STATE retail/resale service from that same Serving Switch are routed (local, intraLATA toll, transiting to other telecommunications carriers, transport to IXC POPs).

4.2.9        A daily usage feed containing usage records to facilitate billing and intercarrier compensation. Also see Appendix LWC DUF.

4.2.10      911/E911 record administration and maintenance. Also see Appendix LWC 911/E911.

5.             SCOPE; INTEGRATED OFFERING

5.1           This Attachment is applicable to and binding upon both Parties in the states of California, Nevada, Texas, Missouri, Oklahoma, Kansas, Arkansas, Illinois, Wisconsin, Michigan, Indiana, Ohio, and Connecticut, and only applies within the Service Areas.

5.2           Consistent with Section 7, CARRIER and AT&T-13STATE shall work cooperatively to implement the transition to LWC from the other serving arrangements that CARRIER may have in any AT&T-13STATE Service Area.

5.3           AT&T-13STATE and CARRIER understand and agree that:

5.3.1        this Agreement, including LWC, is offered as a complete, integrated, non-severable packaged offering only;

5.3.2        the provisions of this Agreement have been negotiated as part of an entire, indivisible agreement and integrated with each other in such a manner that each provision is material to every other provision;

5.3.3        that each and every term and condition, including pricing, of this Agreement is conditioned on, and in consideration for, every other term and condition, including pricing, in this Agreement. The Parties agree that they would not have agreed to this Agreement except for the fact that it was entered into on a 13-State basis and included the totality of terms and conditions, including pricing, listed herein;

5.3.4        that AT&T-13STATE would not provide LWC but for the Parties’ mutual agreement on each and every provision of this Agreement being integrated, non-severable, and indivisible in its entirety;

5.3.5        that neither CARRIER nor AT&T-13STATE will be entitled to substitutions and/or modifications to the packaged contractual and network offerings based upon agreements either Party may enter into with third parties (e.g., no “picking and choosing” of selective terms and conditions); and

5.3.6        if any of the scenarios described in Section 23.2 of the Agreement or a similar situation results in any of the provisions of the Agreement (including this Attachment and its appendices and schedules) being offered in a manner that different than they were agreed to by the Parties without all of the other provisions of this Agreement (e.g., tariffing required at different terms and conditions, including pricing), then the Parties acknowledge that Sections 15.2 and/or 15.3 of this Attachment apply.

5.4           In entering into this Attachment, each Party agrees to abide by and honor the terms and conditions, including pricing, set forth in this Attachment without challenging its provisions, and that it shall not take any position(s) or seek any provision(s) that are inconsistent with the provisions set forth in this Attachment for so long as this Attachment remains in effect between the Parties. CARRIER further agrees that it shall not seek and/or otherwise initiate, participate (voluntarily) and/or intervene in any pending or future state or federal regulatory, judicial or legislative proceeding relating or applicable to, or which would reasonably be expected to affect, the LWC product including, without limitation, any docket or proceeding that require(d) that any AT&T-13STATE ILEC(s) make available LWC (or a similar offering) at prices different than those in this Attachment (e.g., TELRIC rates), for so long as this Attachment remains in effect. On or before the effective date of this Attachment, or as soon as is practicable, CARRIER shall dismiss and/or withdraw from any pending proceeding(s), if any, within the scope of and consistent with the foregoing. The failure to abide by this Section shall be deemed a material breach of this Attachment, except in any State, if any, where this Attachment has been terminated. Nothing contained herein shall preclude CARRIER from membership in any association or organization that itself takes actions inconsistent with this Section 5.4 so long as such organizations do not represent that any position is supported by CARRIER. CARRIER shall require that such organizations affirmatively acknowledge that such organizations are not representing CARRIER for any matters that CARRIER could not otherwise participate in under this Attachment. Nothing contained herein shall preclude CARRIER from taking any position with respect to the obligations of ILEC(s) that are not affiliates of AT&T-13STATE.

5.5           Each Party and its Affiliates shall support and defend the reasonableness of this Attachment, including without limitation its substantive terms and conditions and the nature of the Attachment, publicly and before and with any federal or state governmental entity (including any regulatory agency, court, or legislature and the representatives of each) and regardless of the nature or status of the forum or proceeding. Included within the foregoing is the obligation of each Party and its Affiliates to support and defend the indivisible nature of this Attachment, including against any attempts that could result in treatment contrary to Section 5.3.

6.             PRICING DISCOUNTS

6.1           The prices that shall apply under this Attachment are set forth or referenced in the Agreement, including this Attachment and the attached LWC Pricing Schedule (including service order charges), which is attached and incorporated herein by this reference.

6.2           Where the capabilities exists, CARRIER may purchase certain optional AIN-based features set forth on the LWC Pricing Schedule, on a per-LWCAL or per-usage basis as noted. Where Activated and Loaded in the Serving Switch, CARRIER may order business line hunting to serve business LWC End Users, on a per-business LWC Number basis. The prices for these optional enhancements are set forth in the LWC Pricing Schedule.

6.3           The prices for LWC may be discounted (subject to pro-rating consistent with the Agreement), subject to this Section 6.3.

6.3.1        Base Rate Discounts. The monthly recurring LWCAL Base Rate is subject to discounting (subject to Section 6.3.1.5 and 6.3.5), as follows:

6.3.1.1     D-S-O Discount. By the D-S-O Discount (as set forth in the LWC Pricing Schedule) during an Application Period, where the average Days Sales Outstanding (D-S-O) is no greater than 30 days over the associated preceding Measurement Period (3-month average DSO) reporting basis across all AT&T-13STATE for the purchases made under this Attachment.

6.3.1.1.1  D-S-O is calculated by using total outstanding receivables divided by total reported current billing (using AT&T-13STATE Accounts Receivable Management System (“ARMS”) end of month report results), times 30 days. This would mean that if all bills are being paid prior to invoice due date, the outcome would be less than 30 days in a given month. As long as the average D-S-O result is less than 30 days monthly, then the average 3 month D-S-O result would also be less than 30 days, when calculating a Measurement Period D-S-O (using 3 months of total receivables divided by 3 months billed charges times 30 days, using the monthly ARMS results for the Measurement Period). In calculating D-SO, charges deemed erroneous by both Parties will be excluded.

6.3.1.2     VolumeDiscount. By the applicable Volume Discounts (as set forth herein and the LWC Pricing Schedule) during an Application Period, based upon the total number of LWCALs in service (as determined by AT&T-13STATE billing system (posted), e.g., not including those only ordered) at the end of the associated preceding Measurement Period. Whether CARRIER is entitled to any Volume Discount(s) for the period from the effective date of this Attachment through and including the first full Application Period hereunder, the Parties agree to use the number of basic analog UNE-Ps that CARRIER has in service (as determined by AT&T-13STATE’s billing system (posted), e.g., not including those only ordered) at the end of the month immediately preceding that effective date. Any Volume Discount(s) applicable for the second full Application Period shall be determined in accordance herewith using its associated Measurement Period, even if that Measurement Period did not occur entirely after the effective date of this Attachment. Following are the terms and conditions specific to the Volume Discounts (collectively, the “First Volume Discount,” the “Second Volume Discount,” and the “Third Volume Discount” are referred to as the “Volume Discounts”, singularly, as a “Volume Discount”):

6.3.1.2.1     By the First Volume Discount (as set forth herein and the LWC Pricing Schedule) to the LWCAL Base Rate will begin to be provided to CARRIER if and when, at the end of a Measurement Period (as specified in Section 6.3.4 below) which Period occurs wholly after the effective date of this Attachment, CARRIER has at least 100,000 LWCALs in-service at the end of that Measurement Period. If and when the First Volume Discount applies, it will begin to apply in the following Application Period (as specified in Section 6.3.4 below).

6.3.1.2.2     By an additional Second Volume Discount (as set forth herein and the LWC Pricing Schedule) to the LWCAL Base Rate (in addition to the First Volume Discount pursuant to Section 6.3.1.2.1 above) will begin to be provided to CARRIER if and when, at the end of a Measurement Period which Period occurs wholly after the effective date of this Attachment, CARRIER has at least 250,000 LWCALs in-service at the end of that Measurement Period. If and when the Second Volume Discount applies, it will begin to apply in the following Application Period.

6.3.1.2.3     By an additional Third Volume Discount (as set forth herein and the LWC Pricing Schedule) to the LWCAL Base Rate (in addition to the First and Second Volume Discounts to the LWCAL Base Rate pursuant to Sections 6.3.1.2.1 and 6.3.1.2.2 above) will begin to be provided to CARRIER if and when, at the end of a Measurement Period which Period occurs wholly after the effective date of this Attachment, CARRIER has at least 450,000 LWCALs in-service at the end of that Measurement Period. If and when the Third Volume Discount applies, it will begin to apply in the following Application Period.

6.3.1.2.4     Once a Volume Discount begins to apply hereunder, CARRIER must meet continue to meet the requisite threshold required for that Volume Discount at the end of each successor and/or any following Measurement Period(s). If CARRIER fails to meet that requisite threshold for that Volume Discount, CARRIER shall not be entitled to that Volume Discount in the following Measurement Period(s) or following Application Period(s), unless and until CARRIER again meets the requisite threshold required at the end of a Measurement Period for that Volume Discount, which Volume Discount would then begin to be applied prospectively as provided herein.

6.3.1.2.5     The Volume Discounts per LWCAL Base Rate that can be achieved cannot exceed the Maximum Volume Discount per LWCAL per month (as set forth herein and in the LWC Pricing Schedule, i.e., CARRIER has at least 450,000 LWCALs in-service at the end of a Measurement Period so it receives the Maximum Volume Discount from the LWCAL Base Rate due to aggregating First, Second, and Third Volume Discounts).

6.3.1.2.6     The Parties shall review CARRIER’s LWCALs in-service at the end of each Measurement Period(s) under the Agreement to determine the application of any of the Volume Discounts in the following Application Period(s).

6.3.1.2.7     Following review of CARRIER’s LWCALs in-service for any particular Measurement Period, AT&T-13STATE will implement the First, Second, and/or Third Volume Discounts, as appropriate, on or before the 30th day of the following Measurement Billing Period(s).

6.3.1.2.8     No retail and/or other wholesale purchases (e.g., UNE-Ps/ULS, resale, Centrex, UNE standalone loops) shall be considered with respect to any of the Volume Discounts, including in determining whether CARRIER qualifies for any of the Volume Discounts, as more specifically set forth above.

6.3.1.4        Notwithstanding any other provision hereof, in no event shall the cumulative discount to the monthly recurring LWCAL Base Rate exceed the Maximum Discount (as set forth in the LWC Pricing Schedule) per LWCAL per month.

6.3.2        Electronic Service Order Discounts. The non-recurring Electronic Service Order rate is subject to discounting as follows:

6.3.2.1     Flow Through Discount. Where the achieved Flow Through equals or is higher than the Flow Through Objective (as set forth in the LWC Pricing Schedule) for a Measurement Period, the Electronic Service Order rate will be discounted during the following Application Period by the amount of the Flow Through Discount (as shown on the LWC Pricing Schedule).

6.3.3        The calculations pertaining to the D-S-O Discount, and the Flow Through Discount, will be made using data starting with the first day, and ending on the last day, of a three-month Measurement Period, as set forth below. Any discount earned per those calculations shall then be applied to the charges invoiced during the associated, following Application Period, in accordance with Sections 6.3.1 and 6.3.2 (and their respective subsections).

6.3.4        The Measurement Period(s) and the Application Period(s):

Measurement Period	Application Period
Sept., Oct., and Nov.	following Jan., Feb., and March
Dec., Jan., and Feb.	following April, May, and June
March, April, and May	following July, August, and September
June, July, and August	following Oct., Nov., and Dec.

6.3.5        The calculations associated with determining whether CARRIER is entitled to the D-S-O Discount, and/or the Flow Through Discount shall first be made at the end of the first full Measurement Period that begins after the effective date of this Attachment, such that the earliest CARRIER can conceivably receive the D-S-O Discount, and/or the Flow Through Discount would be the associated Application Period following that first full Measurement Period.

6.4           CARRIER shall pay an additional charge(s) per LWCAL that is equal in both amount and frequency (e.g., monthly, non-recurring, usage-based) to any AT&T-13STATE tariffed surcharge(s) (whether tariffed on an interstate or intrastate basis) applicable to AT&T-13STATE retail or resale end users, which surcharge(s) is for recovering costs incurred in implementing federal, state, or local mandates (including modifications and expansions of existing mandates) that become effective subsequent to October 1, 2004.

6.5           Bill Claim/ Dispute Charge. This charge shall be applied to CARRIER each time it submits a billing dispute to which a claim number is assigned through the then-current process and the charges are “sustained” (verified as correct) by AT&T-13STATE. AT&T-13STATE’s then-current Billing Claims Dispute Spreadsheet must be used by CARRIER when raising claims/disputes about its LWC invoices. In those instances where a single Spreadsheet carries multiple disputes based upon the same reason, the Bill Claim/Dispute Charge would be applied once as to those instances only if the disputed charge is sustained. Upon request, AT&T-13STATEshall provide CARRIER a copy of the underlying support for rejecting the billing dispute claim within 30 days of such request.

6.6           False Technician Dispatch Charge - per incident

6.6.1        If trouble appears to occur with LWC, CARRIER will first determine whether the trouble is in CARRIER’s own equipment and/or facilities or those of the end user customer being served using LWC. If CARRIER determines the trouble is not with such equipment or facilities, CARRIER will issue a trouble report to AT&T-13STATE.

6.6.2        CARRIER shall pay the False Technician Dispatch charge, as set forth in the LWC Pricing Schedule, when CARRIER reports suspected LWC trouble and AT&T-13STATE personnel is dispatched (e.g., to an outside location, within a AT&T-13STATE premises) and the trouble was not caused by AT&T-13STATE’s LWC.

6.6.3        CARRIER shall pay the False Technician Dispatch charge when AT&T-13STATE dispatches personnel and the trouble is in equipment or communications systems provided an entity by other than AT&T-13STATE or in detariffed CPE provided by AT&T-13STATE, unless covered under a separate maintenance agreement.

6.6.4        CARRIER shall pay the False Technician Dispatch charge when the trouble clearance did not otherwise require dispatch, but dispatch was requested for repair verification, and the circuit did not exceed maintenance limits.

6.6.5        AT&T-13STATE shall not be obligated to dispatch any AT&T-13STATE personnel to any location outside of AT&T-13STATE’s network or premises pursuant to this Attachment.

6.6.6        The False Technician Dispatch charge will apply per incident.

6.6.7        If CARRIER requests or approves a AT&T-13STATE technician to perform services in excess of or not otherwise contemplated by the nonrecurring charges herein, CLEC will pay Maintenance of Service charges for any additional work to perform such services, including requests for installation or conversion outside of normally scheduled working hours at rates under their existing Interconnection Agreement or if such rates do not exist, then at the Interstate Tariff rates. AT&T-13STATE shall have no obligation under the Agreement, including without limitation this Attachment, to perform any inside wire work.

6.7           Paper Bill Charge - Applicable Interstate Tariff Rate per incident. Prior to the effectiveness of this Attachment, CARRIER shall notify AT&T-13STATE, via a profile update, which Alternate Bill Media (ABM) (Magnetic Tape, CD-ROM, or NDM Connect Direct feed) CARRIER has selected as its primary billing option. This charge shall apply to any paper bill rendered more than 30 days after CARRIER has been fully enabled by AT&T-13STATE to send CARRIER’s bills via the initially selected ABM. The charge will apply per monthly bill cycle, per each State, for each paper bill mailed.

6.8           Duplicate Bill Charge - per incident. This charge shall apply each time CARRIER requests a duplicate production of a bill, whether in the current or any past cycle (as may be available), when the original bill previously rendered by AT&T-13STATE does not have any defects that prohibit its processing or use by CARRIER.

6.9           Non-EFT Payment Charge - per incident. This charge shall apply when CARRIER renders any payment hereunder by manner other than as required by Section 16.19 of this Attachment. By way of example only, payments made via check, cash, or money order are subject to this charge.

6.10         Service Order Expedite Request- per incident. This charge shall apply to each incident in which CARRIER requests and receives a shorter interval than the standard offered for installation of an LWCAL. The decision on whether to provide a shorter interval (a service order expedite) shall be made solely by AT&T-13STATE.

7.             PHASED-IN IMPLEMENTATION

7.1           The Parties will work cooperatively to implement this Attachment.

7.2           CARRIER understands and acknowledges that any serving arrangements being purchased from AT&T-13STATE that CARRIER is already using to provide basic analog local service, and that CARRIER wishes to convert or otherwise migrate to LWC (e.g., resale, UNE-P where and to the extent available), may only be transitioned to AT&T-13STATE’s LWC class of service (COS) and USOCs via submitting LSRs/orders for the lines sought to be converted, subject to AT&T-13STATE system requirements and limitations. For avoidance of doubt and by way of example only, each LSR is limited to orders placed for lines running to the same premises, as determined by AT&T-13STATE’s systems.

7.2.1       UNE-P Transition:  A “UNE-P Transition” only applies to the extent that, on the effective date of this Attachment, CARRIER is still being provided serving arrangements using AT&T-13STATE’s existing UNE classes of service and USOCs. ALL of CARRIER’s UNE-Ps using basic analog switching to serve Eligible End Users (“Transitioned UNE-Ps”) shall be provided as LWC with an effective billing date as LWC as of the effective date of this Attachment. AT&T-13STATE may adopt interim measures in order to render a bill to CARRIER for LWC (e.g., using multiple USOCs to bill a single LWC charge), and CARRIER shall pay the charges billed using such interim measures. Details regarding any interim measures will be made available to CARRIER. The inability or other failure by AT&T-13STATE to bill CARRIER any LWC charge(s) shall not in any event act as a waiver by AT&T-13STATE of its right to subsequently bill such LWC charge(s) at the prices and price structures included in this Attachment, or relieve CARRIER of its obligation to pay those charges when rendered, on a retroactive basis and/or a prospective basis. Notwithstanding the foregoing of this Section 7.2.1, CARRIER shall be required to submit LSRs to transition all Transitioned UNE-Ps to the LWC-specific COS and associated USOCs. CARRIER shall mutually agree in advance with AT&T-13STATE regarding the scheduling of the submission of those LSRs, including without limitation the timing and volume-per-stated period and AT&T-13STATE may, upon notice, require that those LSRs be treated as a project. The Parties acknowledge that the discussions regarding that scheduling shall begin no later than 30 days after the Effective Date, with the objective of the LSR submissions on the Transitioned UNE-Ps beginning no later than 60 days after the Effective Date. AT&T-13STATE shall bill, and CARRIER shall pay the prices and charges established hereunder on a retroactive and/or prospective basis (including regardless of any provisions applicable to billing, including time/timing limitations and/or restrictions and processes, that might be set forth in or otherwise applicable under or to the Attachment or such billing). AT&T-13STATE’s provisioning of LWC is expressly subject to this Section and in no way constitutes a waiver of AT&T-13STATE’s rights under this Attachment to bill, charge for and collect payment for LWC.

7.2.2        Except for any UNE-P Transition, LWC will only be provided under the LWC-specific COS and any new and existing USOCs, to the full extent then-supported by AT&T-13STATE’s systems.

7.2.3        The Parties acknowledge and agree that each Party will incur costs in implementing this Agreement, including any UNE-P transition, and each Party shall bear its own costs, except that AT&T-13STATE shall charge CARRIER and CARRIER shall pay any service order charges otherwise applicable under this Agreement. For Electronic Service Orders submitted during the first one hundred twenty (120) calendar days after the effective date of this Attachment (“Transition Window”) to migrate CARRIER’s own Transitioned UNE-Ps to the LWC-specific COS and associated USOCs, the “UNE-P Transition Charge” (set forth in the LWC Pricing Schedule) shall apply in lieu of the normal Electronic Service Order charges otherwise applicable under this Agreement. (For avoidance of doubt, such UNE-P Transition orders shall be included in Flow Through calculations, and the UNE-P Transition Charge shall not be subject to any discounts hereunder.)  CARRIER acknowledges that the UNE-P Transition Charge billing may require manual adjustments to CARRIER’s bill. Unless otherwise agreed in writing by the Parties, after expiration of the Transition Window, the UNE-P Transition Charge shall not apply and the service order charges applicable under this Agreement (e.g., electronic, manual) will apply to ALL migration/conversion activity initiated by the CARRIER or by AT&T-13STATE.

8.             SERVICE ASSURANCE PLAN

8.1           The purpose of the service assurance plan is to establish warranty levels that represent reasonable performance measure payouts.

8.1.1        OSS Interface Ability

8.1.2        Order Confirmation Timelines

8.1.3        Order Completion Notifier Timelines

8.1.4        Percent Missed Due Dates

8.1.5        Installation Quality

8.1.6        Trouble Report Rate

8.1.7        Mean Time to Restore

See also Appendix LWC Service Assurance Plan.

9.             PAY-PER-CALLS

9.1           CARRIER is solely responsible for 900/976/other similar pay-per-call calls originating from LWCALs and attributable to LWC Numbers, and associated charges. AT&T-13STATE will provide CARRIER the functionality of blocking calls 900/976 calls on a per-LWCAL basis.

10.          CARRIER RECIPROCITY

10.1         This Attachment is reciprocal in nature, in that CARRIER is required, upon written request, to provide a LWC-equivalent offering to AT&T-13STATE (or any of its current or future Affiliate(s) which is a telecommunications carrier providing local exchange service) in any geographic area where CARRIER provides local circuit-switched wireline service over its own switching and loop facilities (at a minimum, using basic analog loops and basic analog switching owned by CARRIER). The LWC-equivalent offering CARRIER would make available would be provided on the same terms and conditions, including pricing, as AT&T-13STATE is making LWC available within its Service Areas to CARRIER.

11.          WHITE PAGES DIRECTORY LISTINGS

11.1         General White Pages Requirements

11.1.1      AT&T-13STATE publishes alphabetical White Pages directories for their respective geographic local service areas. With LWC, CARRIER will be providing local exchange telephone service via LWC to LWC End Users in the same area(s). AT&T-13STATE therefore offers to include CARRIER’s LWC End Users’ listing information in the appropriate AT&T-13STATE White Pages directories, at parity with that provided to AT&T-13STATE retail end users, as set forth herein.

11.1.2      Subject to AT&T-13STATE’s practices regarding White Pages directory publishing, as well as to state and/or federal rules and regulations applicable to the provision of telephone directories generally, AT&T-13STATE will include in the appropriate AT&T-13STATE White Pages directories the primary alphabetical listings of all CARRIER LWC End Users located within the local directory scope. When CARRIER provides its subscriber listing information to AT&T-13STATE directory listings database, CARRIER will receive for its LWC End User, one primary listing in corresponding AT&T-13STATE White Pages directory and a corresponding listing in AT&T-13STATE’s Directory Assistance database.

11.1.3      CARRIER will provide accurate subscriber listing information for its LWC End Users to AT&T-13STATE via a mechanical or manual feed of the directory listing information to AT&T-13STATE’s directory listing database. CARRIER agrees to submit all listing information via a mechanized process within six (6) months of the effective date of this Attachment, or upon CARRIER reaching a volume of two hundred listing updates per day, whichever comes first. CARRIER’s LWC End User subscriber listings will be filed alphabetically in the directory listing database among AT&T-13STATE’s end user listings. CARRIER shall furnish to AT&T-13STATE, in a form acceptable to both Parties, subscriber listing information pertaining to CARRIER’s LWC End Users located within the local directory scope, along with such additional information as AT&T-13STATE may require to prepare and print the alphabetical listings of said directory, as set forth in the CLEC Online (https://clec.AT&T.com/clec) web site. CARRIER will submit listing information within one (1) Business Day of installation, disconnection or other change in service (including change of non-listed or non-published status) affecting the Directory Assistance database or the directory listing of an LWC End User. In addition, for timely inclusion in the published White Pages directory, CARRIER must submit all of its LWC End User listing information intended for publication by the directory close date for that particular White Pages directory.

11.2         Enhanced and Non-Published White Pages Requirements

11.2.1      Where a CARRIER LWC End User desires foreign, enhanced, additional or other special listing treatment in addition to the primary listing to appear in the White Pages directory, CARRIER will be responsible for ordering the desired special listing treatment on a Local Service Requests submitted to the AT&T-13STATE Local Service Center. The LSRs for foreign, enhanced, additional or other special listing treatment shall be subject to the same directory close deadlines applicable to that particular White Pages directory. Upon receipt of a timely LSR for such listings, AT&T-13STATE will publish the requested listing(s) and begin assessing CARRIER the corresponding monthly recurring charge, which charge shall be charged at a rate equal to the then-current AT&T-13STATE retail tariff rate.

11.2.2      Where a CARRIER LWC End user desires not to be listed in the White Pages directory and/or the Directory Assistance database, CARRIER will be responsible for submitting LSR(s) to the AT&T-13STATE Local Service Center requesting that the LWC End User listing not be published in AT&T-13STATE’s White Pages and/or Directory Assistance databases. The LSRs for not publishing White Pages listings will be subject to the same directory close deadlines applicable to that particular White Pages directory. Upon receipt of a timely LSR, AT&T-13STATE will make the applicable non-published and/or non-listed designations in the White Pages and/or Directory Assistance databases and begin assessing CARRIER the corresponding monthly recurring charge, which charge shall be charged at a rate equal to of the then-current AT&T-13STATE retail tariff rate.

11.3         Third Party Publisher Requests for LWC End User Listings

11.3.1      AT&T-13STATE agrees to serve on CARRIER’s behalf as the single point of contact for all independent and third party directory publishers who seek to include CARRIER’s LWC End User listing information in an area White Pages directory, and to handle CARRIER’s LWC End User listing information in the same manner as for AT&T-13STATE’s end user listing information. AT&T-13STATE further agrees not to charge CARRIER for serving as the single point of contact with independent and third party directory publishers, no matter what number or type of requests are fielded.

11.3.2      In exchange for AT&T-13STATE serving as the single point of contact and handling all LWC End User listing requests free of any charge separate to CARRIER, CARRIER authorizes AT&T-13STATE to include and use the published CARRIER LWC End User listing information provided to AT&T-13STATE pursuant to this Attachment to all requesting independent and third party directory publishers, as well as in AT&T-13STATE’s White Pages directory. Included in this CARRIER authorization is a release of CARRIER listings to requesting competing carriers as required by Section 271(c)(2)(B)(vii)(II) and Section 251(b)(3) and any applicable State regulations and orders. Also included in this CARRIER authorization is AT&T-13STATE’s use of CARRIER’s LWC End User subscriber listing information in AT&T-13STATE’s directory assistance, directory assistance related products and services, and directory publishing products and services.

12.          TERMINATING TRAFFIC COOPERATION

12.1         The Parties jointly desire to avoid having non-local (e.g., toll) traffic being terminated to CARRIER LWCALs or from CARRIER LWCALs to AT&T-13STATE in ways that seek to prevent the identification of that traffic as non-local and/or to avoid the application to either Party’s non-local intercarrier compensation arrangements, including exchange access rates, to that traffic. The Parties agree to cooperate with one another and jointly work together to identify possible situations where such traffic termination may be occurring, to investigate them where warranted, and, where corrective action is appropriate, to explore options to resolve the matter in question. Nothing in this Attachment requires either Party to obtain from the other the right to unilaterally conduct its own investigations, or prohibits either Party from pursuing alternatives and/or remedial action on its own.

13.          INTERCARRIER COMPENSATION RESPONSIBILITIES

13.1         For purposes of traffic compensation matters, CARRIER and AT&T-13STATE agree that CARRIER shall be considered a facilities-based local exchange carrier in its use of LWC and LWCALs in the same manner as if CARRIER were using the “Unbundled Network Element-Platform” or “UNE-P” (as such has been understood by the Federal Communications Commission) to provide local telephone service to the LWC End Users. CARRIER shall be responsible for any and all compensation owed for traffic originating from, or terminating to, CARRIER’s LWCALs. Traffic compensation between CARRIER and AT&T-13STATE is expressly not addressed in this Agreement (including without limitation this Attachment).

13.2         CARRIER shall be solely responsible for establishing traffic compensation arrangements with third parties, including other telecommunications carriers (e.g., ILECs, interexchange carriers, CMRS, CLECs) for traffic originated from, or terminated to, CARRIER’s LWCALs. The foregoing includes exchange access charges and reciprocal compensation charges. CARRIER shall indemnify, defend, and hold harmless AT&T-13STATE against any charges, claims, damages, liabilities and expenses from third parties (“Compensation Losses”) arising from traffic originated from and/or terminated to any CARRIER LWCAL. AT&T-13STATE may provide information on any LWC-related traffic to other telecommunications carriers or any third party as appropriate to resolve traffic issues, including without limitation those involving compensation. CARRIER agrees that AT&T-13STATE is not required to function as a billing intermediary for billing and payment of LWC-related traffic exchanged between CARRIER and any third party carrier and/or any other third party. Under no circumstances will AT&T-13STATE be required to pay any compensation to any third party carrier or to any other third party including, without limitation, a third party carrier for termination of traffic originated from, or terminated to, a LWCAL Number. If needed and to the extent AT&T-13STATE has any rights to third party compensation rights with respect to any such traffic and traffic compensation matters, AT&T-13STATE hereby assigns any such third party compensation rights to CARRIER.

13.3         Under no circumstances shall AT&T-13STATE be liable to CARRIER or any third party for any Compensation Losses including, without limitation, intrastate and/or interstate switched access charges, arising out of or related to Voice Over Internet Protocol traffic or any interexchange circuit-switched traffic utilizing in whole or part IP technology terminated to an LWCAL that was delivered to AT&T-13STATE for termination to an LWCAL over local interconnection trunk groups from a third party carrier.

13.4         Nothing in the Agreement (including without limitation this Appendix) affects the right of AT&T-13STATE to charge any telecommunications carrier or other entity for any entrance facilities and/or interconnection facilities provided by AT&T-13STATE.

13.5         Notwithstanding any other provision of the Agreement including without limitation this Attachment, LWC shall not be available in any State until there is an agreement effective between the Parties for that State which addresses the intercarrier compensation associated with LWC-originated or -terminated traffic which is subject to Section 251 and/or 252.

14.          OPERATIONAL ISSUES

14.1         AT&T-13STATE and CARRIER agree to mutually work on evolving the LWC ordering processes to achieve an objective of Flow Through level of 95% of Local Service requests (LSRs) for LWC.

14.2         Ordering and Trouble Reporting Interfaces must be electronic via existing and currently supported AT&T-13STATE versions of OSS interfaces. CARRIER must at all times use the then-most current version of the Electronic Bonding Trouble Administration (“EBTA”) GUI and/or the EBTA APP to APP interfaces offered by AT&T-13STATE for submitting trouble tickets, including as such interfaces may be modified, updated and/or replaced from time to time.

15.          LWC-SPECIFIC EVENTS OF DEFAULT

15.1         The following shall also be considered an “Event of Default” under the Agreement:

15.1.1      The sale of all, or substantially all, of the assets of CARRIER or any of its Affiliates (including the corporate parent of CARRIER, if any).

15.1.2      A “change of control” of CARRIER or any of its Affiliates (including the corporate parent of CARRIER, if any), with “change of control” defined to include changes in the ownership or control of CARRIER such that the approval of a State commission, or of the Federal Communications Commission, is required. In addition, a “change of control” also includes:

15.1.2.1   a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not CARRIER is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

15.1.2.1.1   any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (a “Person”) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the CARRIER (not including in the amount of the securities beneficially owned by such person any such securities acquired directly from CARRIER or its affiliates) representing twenty percent (20%) or more of the combined voting power of CARRIER’s then outstanding voting securities; provided, however, that for purposes of this Agreement the term “Person” shall not include (A) CARRIER or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of CARRIER or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of CARRIER in substantially the same proportions as their ownership of stock of CARRIER; and provided, further, however, that for purposes of this paragraph (i), there shall be excluded any Person who becomes such a beneficial owner in connection with an Excluded Transaction (as defined in paragraph (iii) below); or

15.1.2.1.2   the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest including, but not limited to, a consent solicitation, relating to the election of directors of CARRIER) whose appointment or election by the Board or nomination for election by CARRIER’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

15.1.2.1.3   there is consummated a merger or consolidation of CARRIER or any direct or indirect subsidiary thereof with any other corporation, other than a merger or consolidation (an “Excluded Transaction”) which would result in the voting securities of CARRIER outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the voting securities of the entity surviving the merger or consolidation (or the parent of such surviving entity) immediately after such merger or consolidation, or the shareholders of CARRIER approve a plan of complete liquidation of CARRIER, or there is consummated the sale or other disposition of all or substantially all of CARRIER’s assets.

15.2         In the event that any federal or state government action (including by a regulatory agency, a court, or a legislature) requires AT&T-13STATE to: a) provide, modify or otherwise make available this Attachment or any part of this Attachment, or any part of the Agreement applicable to this Attachment, to CARRIER, any other telecommunications carrier, or any other person or entity, or b) permit or otherwise allow CARRIER, any other telecommunications carrier or any other person or entity to obtain any of the provisions of this Attachment as they were agreed to by the Parties without all of the other provisions of this Attachment and all of the provisions of the Agreement that are applicable to this Attachment, including by way of example, at prices or price structure/application arrangements different than agreed to in this Attachment as a whole by the Parties, the Parties both agree, except to the extent prohibited by law, to waive their respective rights to such change in this Attachment and/or the Agreement, including but not limited to waiving any right they may have to obtain the terms available to other carriers, persons or entities as a result of such government action. However, if the Parties are prohibited from legally waiving the effects of such government action, then as between the Parties the procedures of Section 18 (Severability) shall be invoked to address those provisions that were required to be provided, modified, or otherwise made available to CARRIER, any other telecommunications carrier, or any other person or entity. Where the foregoing invocation of Section 18 results in a right to terminate and is the result of a state government action, the right shall arise only in the state in which such action occurred and any termination of this Attachment and, if this Attachment is the sole attachment to the Agreement, the Agreement would be for that state only (unless this Attachment is terminated pursuant to Section 15.3).

15.3         Section 15.3 (all references to Section 15.3 expressly includes its subsections) applies in accordance with its provisions, notwithstanding Section 15.2 or any other provision in the Agreement including without limitation this Attachment to the contrary.

15.3.1      AT&T-13STATE shall have the right to terminate this Attachment in whole or in part, upon written notice to CARRIER, in the event that any federal action, state, or local government actions in two or more states, (including by a regulatory agency, a court, or a legislature) requires AT&T-13STATE to: a) provide, modify or otherwise make available this Attachment or any part of this Attachment, or any part of the Agreement applicable to this Attachment, to any other telecommunications carrier, or any other person or entity, or b) permit or otherwise allow CARRIER, any other telecommunications carrier or any other person or entity to obtain any of the provisions of this Attachment as they were agreed to by the Parties without all of the other provisions of this Attachment, or any part of the Agreement applicable to this Attachment, as they were agreed to by the Parties, including by way of example, at prices or price structure/application or arrangements different than agreed to in this Attachment as a whole by the Parties. If such state government action only occurs in one state, AT&T-13STATE shall have the right to terminate the Attachment in that state by written notice to CARRIER. If such government action occurs at the federal level or in two or more states, AT&T-13STATE shall have the right to terminate, at its election, the Attachment and, if this Attachment is the sole attachment to the Agreement, the Agreement in its entirety or, alternatively, only in one or more of the affected states, by written notice to CARRIER.

15.3.2      This Attachment and, if this Attachment is the sole attachment to the Agreement, the Agreement shall be null and void, automatically and in its entirety in any single state if this Section 15.3 (in whole or in part) is rejected or held to be illegal, invalid and/or unenforceable, or otherwise not given effect in such state. This Attachment and, if this Attachment is the sole attachment to the Agreement, the Agreement shall be null and void, automatically and in its entirety if either a) by state government action in two or more states, or b) by federal government action, this Section 15.3 (in whole or in part) is rejected or held to be illegal, invalid and/or unenforceable, or otherwise not given effect by such state and/or federal government action(s).

15.3.3      Any termination or invalidation of this Attachment and, if this Attachment is the sole attachment to the Agreement, the Agreement under this Section 15.3 shall be effective as of the day before the effective date of such governmental action that triggered the invalidation or right to terminate, and AT&T-13STATE and CARRIER agree to expeditiously adopt and implement a transition plan to avoid or minimize impact on CARRIER LWC End Users.

15.3.4      Each Party understands and acknowledges that (i) any right to terminate under this Section 15.3 becomes available even if this Attachment and the Agreement between the Parties themselves would otherwise be unaffected by the triggering federal, state, or local government action; and (ii) that this Section 15.3 (as well as Section 15.2) is triggered and applies on each occurrence of any federal or state government action described in Sections 15.2, 15.3.1 and/or 15.3.2.

16.          BILLING AND PAYMENT OF RATES AND CHARGES AND BILLING DISPUTES

16.1         This Section 16 applies to this Attachment, including without limitation to LWC and the Offerings available under this Attachment and its Appendices and Exhibit(s), in lieu of and notwithstanding anything to the contrary in the Agreement.

16.2         AT&T-13STATE shall include all charges under this Attachment on the monthly bill(s) rendered to CARRIER electronically within six (6) Business Days of the Bill Date as defined in Section 16.3 (herein “Invoice”).

16.2.1      Except as may be specifically permitted in this Attachment, AT&T-13STATE may backbill CARRIER for amounts found to be unbilled or underbilled six (6) months from the date on which such charges should have been billed to CARRIER, to recover such charges incurred by CARRIER within the six-month period preceding the date of the backbilling.

16.3         CARRIER will establish monthly CABS billing dates (Bill Date) for each BAN, which Bill Date will be the same day month to month. A Party which changes, adds or deletes a BAN, which change was not initiated by the billed party, will provide written notification to the other Party’s billing notice contact within 7 Business Days of making such change, addition, or deletion of a BAN. Each Party will provide one invoice associated with each BAN.

16.4         Monthly bills will be sent to address(es) requested by CARRIER and subject to the capabilities of the applicable billing system.

16.5         Remittance in full will be due within thirty (30) days of the Invoice date. Unless otherwise stated, AT&T-13STATEwill render monthly bills for all charges hereunder. In accordance with Section 16.9, interest will apply on overdue amounts. When both Parties agree in writing that an operations failure results in incorrect billing and such charges can be delineated from correct charges, CARRIER will not have to pay nor escrow amounts for such charges deemed erroneous by both Parties. So long as carrier makes all payments as specified in Section 16.19, below a payment will not be considered delinquent if AT&T-13STATEdoes not apply the remittance to the proper BAN. AT&T will correct any misapplication of a payment within 5 days of McLeodUSA supplying AT&T a copy of its ACH Order to its financial Institution indicating the proper BAN to be credited.

16.6         If CARRIER desires to dispute in good faith any Invoice charges, CARRIER may either pay the Invoice charge then file its dispute in accordance with Section 16.9 or CARRIER must complete all of the following actions before the Payment Due Date, unless otherwise agreed in writing by the Parties:

16.6.1      notify AT&T-13STATE in writing which charges it disputes, including the total amount disputed (“Disputed Amounts”), in accordance with Section 16.7; and

16.6.2      pay all undisputed charges to AT&T-13STATE; and

16.6.3      Unless CARRIER pays AT&T-13STATE the total Disputed Amounts, if CARRIER’s total outstanding and unpaid Invoice charges (calculated without regard to any dispute) exceed 5% of the then-current monthly billing under this Attachment, then CARRIER must pay the excess into an interest-bearing escrow account which includes without limitation terms such that the escrow agent cannot release funds deposited into account without written direction from both CARRIER and AT&T-13STATE, held by a third party escrow agent acceptable to AT&T-13STATE, and provide evidence to AT&T-13STATE that CARRIER has met this escrow requirement. Until evidence that the full amount of the outstanding and unpaid Invoice charges that exceed 5% of the then-current monthly billing under this Attachment have been deposited into an escrow account that complies with this Section 16.6.3 is furnished to the AT&T-13STATE, such Unpaid Charges will not be deemed to be “disputed” under Section 16.6. Failure to meet this escrow requirement when applicable shall permit AT&T-13STATE, upon 10 days’ written notice to CARRIER, in addition to exercising any other rights or remedies it may have under law, to take any or all of the actions set forth in Sections 16.10.1 through 16.10.3.

16.7         A good faith billing dispute under this Attachment requires CARRIER to provide a written claim to AT&T-13STATE to permit AT&T-13STATE to investigate the merits of the dispute. Such claims must identify the following to the respective AT&T-13STATE billing and claims group(s) on or before the Payment Due Date: (a) the account number under which the Invoice was rendered; (b) the specific charge that CARRIER believes was billed in error; (c) the Invoice date; and (d) the reason or grounds for the dispute. Disputed amounts will either be paid or escrowed in accordance with Section 16.6.3.

16.8         With regard to Section 16.6.1 and 16.7, information regarding Disputed Amounts shall be provided to the applicable AT&T-13STATE billing and claims group pursuant to that group’s requirements, in order to allow prompt processing and resolution of billing disputes. AT&T-13STATE billing and claims organization has a 30-day target for claims investigation and resolution. If AT&T-13STATE billing and claims group sustains a billing inquiry/dispute, CARRIER will be assessed a Billing Inquiry/Dispute (Charge Sustained) charge as indicated in the LWC Pricing Schedule. Disputed Amounts not resolved with the applicable AT&T-13STATE billing and claims organization may then be pursued by either Party in accordance with the procedures identified in the Dispute Resolution provision set forth in the Agreement.

16.9         CARRIER billing inquiries and/or claims of overbilling by AT&T-13STATE shall be referred to AT&T-13STATE for investigation within six (6) months of the charge(s)’ first appearance on an Invoice to CARRIER. Absent a claim and/or dispute by CARRIER as to a charge within six (6) months from its first appearance on an Invoice to CARRIER, it will be deemed that CARRIER has waived its right to dispute such charges. If the Parties determine that CARRIER was billed incorrectly for items rendered pursuant to this Agreement, a billing adjustment shall be calculated. If a refund to CARRIER is due (CARRIER had paid the disputed charges), an adjustment shall be made for the overcharges and shall be credited to CARRIER within thirty (30) days of the Resolution Date, as defined below. If the refund is credited to CARRIER within thirty (30) days of the Resolution Date, interest will not be applicable. If the refund is not credited within thirty (30) days of the Resolution Date, the interest rate applied will be the lesser of (i) the rate used to compute the Late Payment Charge contained in AT&T-13STATE’s intrastate access service tariff for that state, or (ii) the highest interest rate permitted by applicable law in that state, in either case compounded daily from the Resolution Date to and including the date that the refund is actually made. The resolution date will be the date upon which Notice is deemed to have been received by CARRIER under the Notice provisions in this Agreement (“Resolution Date”). If the dispute is decided in favor of AT&T-13STATE, CARRIER shall pay (to the extent not paid, then disputed, as permitted herein) the Resolved Amount, as defined below, to AT&T-13STATE within thirty (30) days of the Resolution Date. To the extent that the Disputed Amounts have been escrowed and following the Resolution Date are paid directly from that escrow account, CARRIER shall pay AT&T-13STATE interest on the unpaid amount no longer in dispute (“Resolved Amount”) if not paid within thirty (30) days of the Resolution Date. CARRIER shall pay AT&T-13STATE interest on the Resolved Amount at the lower of (iii) the rate used to compute the Late Payment Charge contained in AT&T-13STATE’s intrastate access service tariff for that state, or (iv) the highest interest rate permitted by applicable law in that state, in either case compounded daily from the Resolution Date to and including the date that the payment is actually made. Interest shall accrue on any unpaid Resolved Amount that were not escrowed at the lower of (v) the rate used to compute the Late Payment Charge contained in AT&T-13STATE’s intrastate access service tariff for that state, or (vi) the highest interest rate permitted by applicable law in that state, in either case compounded daily from the Bill Due Date to and including the date that the payment is actually made.

16.10       Failure to pay Invoice charges by the Payment Due Date (except for the Disputed Amounts, unless not paid into escrow when required hereunder) shall be grounds for termination of LWC or any other Offering furnished under this Attachment. If CARRIER fails to pay any Invoice charges billed under this Attachment, including any late payment charges or miscellaneous charges (“Unpaid Charges”), by the Payment Due Date (except for the Disputed Amounts, unless not paid into escrow when required hereunder), AT&T-13STATE may notify CARRIER in writing that it must remit all Unpaid Charges and complete all other actions set forth in Sections 16.6.1 through 16.6.3 within ten (10) days of the receipt of that notice. If by 5:00 p.m. Central Time of the 10th day following receipt of a notice under this Section, CARRIER fails to (a) fully comply with each of Sections 16.6.1 through 16.6.3, or (b) make a payment in accordance with the terms of any mutually agreed payment arrangement then agreed to by the Parties, AT&T-13STATE may, in addition to exercising any other rights or remedies it may have under law, take any or all of the following actions, without any further notice to CARRIER:

16.10.1    suspend acceptance of/reject any application, request or order from CARRIER for new or additional LWCALs or any other Offering hereunder, or any changes or modifications thereto (e.g., adding or deleting any vertical feature to a LWCAL); and/or

16.10.2    suspend completion of/cancel any pending application, request or order from CARRIER for new or additional LWCALs or any other Offering hereunder, or any changes or modifications thereto (e.g., adding or deleting any vertical feature to a LWCAL);

16.10.3    subject to Section 16.16, discontinue providing LWC or any other Offering furnished under this Attachment.

16.11       If by 5:00 p.m. Central Time of the 20th day following receipt of a notice under Section 16.10, CARRIER fails to (a) fully comply with each of Sections 16.6.1 through 16.6.3, or (b) pay the Disputed Amounts (paid though still disputed), or (c) make a payment in accordance with the terms of any mutually agreed payment arrangement then agreed to by the Parties, AT&T-13STATE may, in addition to exercising any other rights or remedies it may have under law, terminate this Attachment upon 30 days written notice to the CARRIER.

16.12       Interest will accrue on overdue charges that are both not paid and not Disputed Amounts, and on Disputed Amounts to the extent not escrowed as required by this Section 16.

16.13       Notwithstanding any other provision of this Attachment, AT&T-13STATE’s exercise of any of its options under this Section 16:

16.13.1    will not delay or relieve CARRIER’s obligation to pay all charges on each and every Invoice on or before its applicable Payment Due Date, and

16.13.2    will exclude any affected application, request, order or service from any otherwise applicable performance interval, and the Service Assurance Plan.

16.14       AT&T-13STATE shall have no liability to CARRIER, its LWC End Users, or any other third party in the event of AT&T-13STATE’s exercise of any of its options under this Section.

16.15       Additional charges may become applicable under this Attachment following discontinuance of LWC and/or any other Offering hereunder.

16.16       Parties shall comply with any applicable laws regarding the discontinuance of LWC or any other offering hereunder. In the event of any inconsistency with any applicable law and this Section, Section 18, Severability, shall not affect the application of this Section to the full extent permitted by law.

16.17       AT&T-13STATE reserves the right to require a deposit to secure the payment of future billings under this Attachment if and only if any one of the following applies:

16.17.1    CARRIER has a proven history of failing to timely pay bills rendered to it byAT&T-13STATEunder this Agreement, except such portion of a bill that is subject to a good faith, bona fide dispute and as to which CARRIER has complied with the billing dispute and escrow provisions herein. A proven history of late payment shall be a failure to pay the undisputed amount of a monthly bill in any two of the most recent twelve months, provided that both the payment is past due by more than 3 business days, and the amount of the delinquency payment is at least 10% of the month’s total billings under this Agreement. In the event CARRIER has not received two months of LWC products and services from AT&T-13STATE prior to this Agreement’s Effective Date, AT&T-13STATE may request a two-month deposit based on charges estimated by AT&T-13STATE for the initial two-month period, and such a deposit that is requested by AT&T-13STATE must be paid prior to any AT&T-13STATE obligation to provide any products or services under this Agreement (such deposit to be thereafter adjusted based upon actual billing for the first two full calendar months),or

16.17.2    There is an impairment of the established credit, financial health, or creditworthiness of CARRIER, with such impairment determined from information available from available financial sources, or

16.17.3    After the Effective Date of this LWC Agreement, CARRIER admits its inability to pay its debts as they come due, has commenced a voluntary case (or has had an involuntary case commenced against it) under the U.S. Bankruptcy Code or any other law relating to insolvency, reorganization, winding-up, composition or adjustment of debts or the like, has made an assignment for the benefit of creditors or is subject to a receivership or similar proceeding.

A deposit made pursuant to Section 16.17.1 will be returned, with any accrued, uncredited interest, within 15 business days of when CARRIER demonstrates a one-year prompt payment record for LWC services (Invoices are paid within the payment requirements of this Section 16). The Parties shall be entitled to an adjustment in the deposit amount held by AT&T if the amount of monthly recurring charges billed by AT&T under this LWC Agreement materially changes from the estimated monthly recurring charges AT&T used to estimate the deposit currently being held. For purposes of this Section, a material decrease is a 10% or more change in monthly recurring charges. In the event the provision of all LWC products and services to CARRIER is terminated and AT&T-13STATE maintains a cash deposit from CARRIER, the deposit and any accrued, uncredited interest will be applied to any outstanding sums owed to AT&T-13STATE, and any remaining balance will be returned to CARRIER. The interest rate applicable to any deposit shall be a simple interest rate, calculated by the simple average of the interest rates applicable to deposits paid to AT&T-13STATE under its intrastate tariffs in each state in which the CARRIER purchases LWC, as those rates exist on the first day of the calendar year.

16.18       As provided for herein, interest on overdue charges that are not Disputed Amounts, and on Disputed Amounts to the extent not escrowed will be assessed as follows:

16.18.1    If billed out of any AT&T-8STATE billing system other than the AT&TSOUTHWEST REGION 5-STATE Customer Records Information System (CRIS), interest will accrue from the day following the Payment Due Date until paid at the lesser of (i) the rate used to compute the Late Payment Charge in the applicable AT&T-8STATE intrastate access services tariff for that State, and (ii) the highest rate of interest that may be charged under applicable law. The method and timing for application of interest to any charge incurred under this Attachment that is billed out of any AT&T-8STATE billing system other than AT&TSOUTHWEST REGION 5-STATE’s CRIS will comply with the process set forth in the applicable AT&T-8STATE intrastate access services tariff for that state.

16.18.2    If billed out of AT&T SOUTHWEST REGION 5-STATE’s CRIS, interest will accrue from the day following the Payment Due Date until paid at the lesser of (i) the rate used to compute the Late Payment Charge contained in the applicable AT&T SOUTHWEST REGION 5-STATE intrastate retail tariff governing Late Payment Charges to AT&T SOUTHWEST REGION 5-STATE’s retail

End Users that are business End Users in that state, and (ii) the highest rate of interest that may be charged under applicable law. The method and timing for application of interest to any charge incurred under this Attachment that is billed out of AT&T SOUTHWEST REGION 5-STATE’s CRIS will be governed by the AT&T SOUTHWEST REGION 5-STATE intrastate retail tariff governing Late Payment Charges to AT&T SOUTHWEST REGION 5-STATE’s retail End Users that are business End Users in that state.

16.18.3    If billed out of any AT&T MIDWEST REGION 5-STATE billing system, interest will accrue from the Payment Due Date at the lesser of (i) one and one-half percent (1½%) per month and (ii) the highest rate of interest that may be charged under applicable law, compounded daily from the day following the Payment Due Date to and including the date that the payment is actually made and available.

16.19       CARRIER shall make all payments to AT&T-12STATE via electronic funds credit transfers through the Automated Clearing House Association (ACH) network to the financial institution designated by AT&T-12STATE. Remittance information will be communicated together with the funds transfer via the ACH network. CARRIER must use the CCD+ or the CTX transaction set. CARRIER and AT&T-12STATE will abide by the National Automated Clearing House Association (NACHA) Rules and Regulations. Each ACH credit transfer must be received by AT&T-12STATE no later than the Payment Due Date of each bill, or Late Payment Charges will apply. AT&T-12STATE is not liable for any delays in receipt of funds or errors in entries caused by CARRIER or third parties, including CARRIER’s financial institution. CARRIER is responsible for itsown banking fees.

16.19.1    CARRIER is responsible for any Late Payment Charges resulting from CARRIER’s failure to use electronic funds credit transfers through the ACH network.

16.19.2    CARRIER must make all payments to AT&T CONNECTICUT in “immediately available funds.”  All payments to AT&T CONNECTICUT must be made using one of the methods set forth in the Connecticut Access Service Tariff approved by the DPUC or via electronic funds credit transfers through the Automated Clearing House Association (ACH) network to the financial institution designated by AT&T CONNECTICUT. If CARRIER makes payment through funds transfer via the ACH network, remittance information will be communicated together with the funds transfer via the ACH network. If CARRIER makes payment through funds transfer via the ACH network, CARRIER must use the CCD+ or the CTX transaction set. CARRIER and AT&T CONNECTICUT will abide by the National Automated Clearing House Association (NACHA) Rules and Regulations. Each payment must be received by AT&T CONNECTICUT no later than the Payment Due Date of each bill or Late Payment Charges will apply. AT&T CONNECTICUT is not liable for any delays in receipt of funds or errors in entries caused by CARRIER or third parties, including CARRIER’s financial institution. CARRIER is responsible for its own banking fees.

16.20       If CARRIER requests one or more additional copies of a bill, CARRIER will pay AT&T-13STATE a reasonable fee for each additional copy, unless such copy was requested due to failure in delivery of the original bill or correction(s) to the original bill.

16.21       Each additional copy of any Invoice provided for billing from AT&T-13STATE CABS billing system will incur charges as specified in the applicable Access Service Tariff FCC Alternate Bill Media Section. Prices for bill media choices reflected in the applicable tariff as ICB will be billed as indicated in the LWC Pricing Schedule.

17.          FALSE TECHNICIAN DISPATCH

17.1         In cases where CARRIER has been assessed a “False Technician Dispatch (CARRIER Fault)” charge as provided for herein, but a subsequent trouble report for the same problem, submitted within 30 days of the initial report, determines that the service problem was due to trouble within the AT&T-13STATE network, CARRIER may submit a dispute for that initial “False Technician Dispatch (CARRIER Fault)”  charge and will not be subject to a “Bill Inquiry/Dispute (Charges sustained)” charge notwithstanding the fact that the dispute is subsequently sustained (e.g., charge upheld as valid) if, when CARRIER submits the dispute over that initial “False Technician Dispatch (CARRIER Fault)”  charge, CARRIER declares that its dispute is being submitted under this Section. If CARRIER does not so declare, the “Bill Inquiry/Dispute (Charges sustained)” charge will apply.

18.          SEVERABILITY

18.1         Notwithstanding anything else in the Agreement but except as otherwise provided in this Attachment, if any provision of this Attachment (including its Appendices, Exhibits, and Schedules) is rejected or held to be illegal, invalid or unenforceable, the Parties shall negotiate in good faith and diligent efforts to amend this Attachment to replace the unenforceable provision with an enforceable provision that is mutually acceptable and that reflects the intent of the unenforceable provision as closely as possible; provided, however, that failure to reach such mutually acceptable new provisions within ninety (90) days after such rejection or holding shall permit either Party to terminate this Attachment upon 180 days written notice to the other, during which time the Parties shall work cooperatively to establish an orderly transition of LWC End Users to other serving arrangements. In any situation in which the right to terminate under this Section 28.1 is triggered by State government action, the right to terminate shall arise only in the State in which such action occurred and would apply for that State only.

19.          END USER FRAUD

19.1         AT&T-13STATE shall not be liable to CARRIER for any fraud associated with any CARRIER LWC End User’s account, including 1+ IntraLATA toll, ported numbers, except as may be specified in the Appendix LWC Alternately Billed Services (“ABS”).

19.2         The Parties agree to cooperate with one another to investigate, minimize, and take corrective action in cases of fraud involving 1+ IntraLATA toll calls, ABS, and ported numbers. The Parties’ fraud minimization procedures are to be cost-effective and implemented so as not to unduly burden or harm one Party as compared to the other.

19.3         In cases of suspected fraudulent activity by an LWC End User or on an LWCAL, at a minimum, the cooperation referenced in Section 19.2 will include CARRIER providing to AT&T-13STATE, upon request, information concerning such LWC End User and any entity or person who terminate services to that LWC End User or LWCAL without paying all outstanding charges. CARRIER is responsible for securing the LWC End User’s permission to obtain such information.

20.          LAW ENFORCEMENT

20.1         AT&T-13STATE and CARRIER shall reasonably cooperate with each other in handling law enforcement requests as follows:

20.1.1      Intercept Devices:

20.1.1.1   Local and federal law enforcement agencies periodically request information or assistance from local telephone service providers. When AT&T-13STATE receives a request associated with an LWC End User, it shall refer such request to CARRIER, unless the request directs AT&T-13STATEto attach a pen register, trap-and-trace or form of intercept on AT&T-13STATE facilities, in which case AT&T-13STATEshall comply with any valid request.

20.1.2      Subpoenas:

20.1.2.1   If AT&T-13STATE receives a subpoena for information concerning an LWC End User, it shall refer the subpoena to the requesting entity or person with an indication that CARRIER is the responsible company, unless the subpoena requests records for a period of time during which AT&T-13STATEwas the LWC End User’s service provider, in which case AT&T-13STATEwill respond to any valid request.

20.1.3      Emergencies:

20.1.3.1   If AT&T-13STATEreceives a request from a law enforcement agency for a temporary number change, temporary disconnect, or one-way denial of outbound calls by its switch for an LWC End User, AT&T-13STATE will comply with a valid emergency request. However, neither Party shall be held liable for any claims or Losses arising from compliance with such requests on behalf of the LWC End User and CARRIER agrees to indemnify and hold AT&T-13STATEharmless against any and all such claims or Losses.

21.          NETWORK MAINTENANCE AND MANAGEMENT

21.1         Each Party will administer its network to ensure acceptable service levels to all users of its network services. Service levels are generally considered acceptable only when end users are able to establish connections with little or no delay encountered in the network.

21.2         Each Party maintains the right to implement protective network traffic management controls, such as “cancel to”, “call gapping” or 7-digit and 10-digit code gaps, to selectively cancel the completion of traffic over its network, including traffic destined for the other Party’s network, when required to protect the public-switched network from congestion as a result of occurrences such as facility failures, switch congestion or failure or focused overload. Each Party shall immediately notify the other Party of any protective control action planned or executed.

21.3         Where the capability exists, originating or terminating traffic reroutes may be implemented by either Party to temporarily relieve network congestion due to facility failures or abnormal calling patterns. Reroutes shall not be used to circumvent normal trunk servicing. Expansive controls shall be used only when mutually agreed to by the Parties.

21.4         The Parties shall cooperate and share pre-planning information regarding cross-network call-ins expected to generate large or focused temporary increases in call volumes to prevent or mitigate the impact of these events on the public-switched network, including any disruption or loss of service to the other Party’s end users. Facsimile (FAX) numbers must be exchanged by the Parties to facilitate event notifications for planned mass calling events.

22.          CUSTOMER INQUIRIES/END USER NOTICES

22.1         Except as otherwise provided in this Attachment, CARRIER shall be the primary point of contact for CARRIER’s LWC End Users with respect to the services CARRIER provides such LWC End Users.

23.          SURVIVAL

23.1         In addition to and without affecting the general applicability of the survival provisions elsewhere in the Agreement, including without limitation to this Attachment and its Appendices, the following terms and conditions are specifically agreed by the Parties to continue beyond the termination or expiration of this Agreement:  Sections 13 (Intercarrier Compensation Responsibilities), 16 (Billing and Payment of Rates and Charges and Billing Disputes), 19 (End User Fraud), and 25 (Preservation of Legal Positions); LWC APPENDIX LIDB AND CNAM – QUERY, Sections 8 (Limitation of Liability), 9 (Confidentiality), and 11 (Disclaimer of Representations and Warranties); APPENDIX LWC LIDB AND CNAM – SMS, Sections 9 (Confidentiality), 10 (Limitation of Liability), and 11 (Disclaimer of Representations and Warranties).

24.          PUBLICITY

24.1         AT&T-13STATE agrees that CARRIER may refer to AT&T-13STATE, orally and in writing, as CARRIER’s “underlying network provider.”  Any other reference to one Party by the other requires written consent of the first Party.

25.          PRESERVATION OF LEGAL POSITIONS

25.1         Except as specifically modified by this Attachment with respect to their mutual obligations herein, neither Party relinquishes, and each Party instead fully reserves, any and all legal rights that it had, has and may have to assert any position with respect to any of the matters set forth herein before any state or federal administrative, legislative, judicial or other legal body.

25.2         It is the express intent of the Parties that this Attachment is a commercial arrangement that is not subject to Sections 251 and/or 252, or any similar state law. However, in the event that this Attachment is subjected to any of the foregoing and/or is terminated or invalidated pursuant to Sections 15.2 and/or 15.3 it is the express intent and agreement of the Parties that neither of them shall be deemed or otherwise determined to have waived, and each Party shall have hereby expressly reserved, any of the rights, remedies or arguments it may have at law or under the intervening law or regulatory change provisions in any relevant interconnection agreement(s) (including intervening law rights asserted by either Party via written notice predating this Attachment) with respect to any orders, decisions, legislation or proceedings and any remands thereof, including, without limitation, the following actions, which the Parties have not yet fully incorporated into any interconnection agreement(s) between them as of the effective date of this Attachment or which may be the subject of further government review:  Verizon v. FCC, et. al, 535 U.S. 467 (2002); USTA, et. al v. FCC, 290 F.3d 415 (D.C. Cir. 2002) and following remand and appeal, USTA v. FCC, 359 F.3d 554 (D.C. Cir. 2004); the FCC’s Triennial Review Order, CC Docket Nos. 01-338, 96-98 and 98-147 (FCC 03-36) including, without limitation, the FCC’s MDU Reconsideration Order (FCC 04-191) (rel. Aug. 9, 2004) and the FCC’s Order on Reconsideration (FCC 04-248) (rel. Oct. 18, 2004), and the FCC’s Biennial Review Proceeding; the FCC’s Order on Remand (FCC 04-290), WC Docket No. 04-312 and CC Docket No. 01-338 (rel. Feb. 4, 2005) (“TRO Remand Order”); the FCC’s Supplemental Order Clarification (FCC 00-183) (rel. June 2, 2000), in CC Docket 96-98; and the FCC’s Order on Remand and Report and Order in CC Dockets No. 96-98 and 99-68, 16 FCC Rcd 9151 (2001), (rel. April 27, 2001), which was remanded in WorldCom, Inc. v. FCC, 288 F.3d 429  (D.C. Cir. 2002), and as to the FCC’s Notice of Proposed Rulemaking as to Intercarrier Compensation, CC Docket 01-92 (Order No. 01-132) (rel. April 27, 2001). The foregoing shall apply with respect to each AT&T-13STATE States, and shall apply retroactively to prior to the effectiveness of this Attachment, where this Attachment is (i) subjected to Sections 251 and/or 252, or any similar state law, but not terminated or invalidated as may be permitted herein, and then applicable as to any person or entity not a Party to this Attachment, and/or (ii) is so terminated or invalidated. This provision shall be liberally construed in accordance with its intent, so as to ensure that the respective positions of the Parties with respect to any such orders, decisions, legislation or proceedings and any remands thereof (including under any relevant interconnection agreement(s)), shall not have been affected as a result of or otherwise arising from this Attachment in those states where this Attachment is subjected to Sections 251 and/or 252, or any similar state law, or is so terminated or invalidated.

APPENDIX LWC 800

1

SECTION	SECTION NUMBER

INTRODUCTION	1
GENERAL TERMS AND CONDITIONS	2

2

APPENDIX LWC 800
(Toll Free Calling Database)

1.                   INTRODUCTION/DESCRIPTION

1.1                 This Appendix is an integral part of the Private Commercial Agreement for Local Wholesale Complete (LWC) between AT&T-13STATE and CARRIER, and sets forth the terms and conditions for use of the Toll Free Calling Database as part of LWC.

1.2                 As part of LWC, the use of the Toll Free Calling Database supports the processing of toll free calls (e.g., 800 and 888) originating from a LWCAL where identification of the appropriate carrier (800 Service Provider) to transport the call is dependent upon the full ten digits of the toll free number (e.g., 1+800+NXX+XXXX).  Use of the Toll Free Calling Database includes all 800-type dialing plans (i.e., 800, 888, and other codes as may be designated in the future).

1.3                 Use of the Toll Free Calling Database provides the carrier identification function required to determine the appropriate routing of an 800 or other toll free number based on the geographic origination of the call, from a specific or any combination of NPA/NXX, NPA or LATA call origination detail.

2.                   GENERAL TERMS AND CONDITIONS

2.1                 Use of the Toll Free Calling Database provided under the Agreement and this Appendix is only available as part of and use in conjunction with LWC.

2.2                 Use of the Toll Free Calling Database is offered separate and apart from other network capabilities that may be available for use as part of LWC, e.g., end office 800 (SSP) functionality and (CCS/SS7) signaling.  This Appendix is separate from the terms and conditions that may be applicable for such related elements, and in no way shall this Appendix be construed to circumvent the terms and conditions as specified for such related elements.  This Appendix is only applicable when CARRIER is purchasing LWC, and then only as part of the LWC being provided (e.g., not for use separately, or with respect to any other offering by AT&T-13STATE).

2.3                 Each Party reserves the right to modify its network pursuant to other specifications and standards, which may include Telcordia’s specifications, defining specific service applications, message types, and formats, that may become necessary to meet the prevailing demands within the U.S. telecommunications industry.  All such changes shall be announced in accordance with the then prevailing industry standard procedures.  Each Party shall work cooperatively to coordinate any necessary changes.

2.4.               CARRIER acknowledges and agrees that CCS/SS7 network overload due to extraordinary volumes of queries and/or other SS7 network messages can and will have a detrimental effect on the performance of AT&T-13STATE’s CCS/SS7 network and its Toll Free Calling Database.  CARRIER further agrees that AT&T-13STATE, at its sole discretion, may employ certain automatic and/or manual overload controls within AT&T-13STATE’s CCS/SS7 network to guard against these detrimental effects.

2.5                 During periods of Toll Free Calling Database system congestion, AT&T-13STATE shall utilize an automatic code gapping procedure to control congestion that may affect the service of all customers of AT&T-13STATE’s Toll Free Calling Database.  For example, during an overload condition, the automatic code gapping procedures shall tell AT&T-13STATE’s Toll Free Calling Database when to begin to drop one out of three queries received.  This code gapping procedure shall be applied uniformly to all users of AT&T-13STATE’s Toll Free Calling Database.  AT&T-13STATE reserves the right to manually invoke the automatic code gapping procedure to control congestion.

2.6                 CARRIER shall not use any Toll Free Calling Database information to copy, store, maintain or create any table or database of any kind or for any purpose.

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APPENDIX LWC
ALTERNATELY BILLED SERVICES
“ABS”

1

SECTION	SECTION NUMBER

INTRODUCTION/DESCRIPTION	1

DAILY USAGE FILE (DUF) RATED MESSAGES	2

INTERCARRIER PAYMENT OF ABS CHARGES AS A DISCOUNTED PURCHASE OF ACCOUNTS RECEIVABLE	3

BLOCKING ABS TRAFFIC	4

TAXES ON ABS CHARGES	5

BILLING END USERS AND RESPONDING TO END USER INQUIRIES	6

MISCELLANEOUS TERMS AND CONDITIONS	7

2

APPENDIX LWC ALTERNATELY BILLED SERVICES “ABS”

1.                   INTRODUCTION/DESCRIPTION

1.1                 This Appendix is an integral part of the Private Commercial Agreement for Local Wholesale Complete (LWC) between AT&T-13STATE and CARRIER, and sets forth the terms and conditions for “Alternatively Billed Services” or “ABS” (as defined herein).  The ABS terms and conditions provided under the Agreement and this Appendix are only available as part of and use in conjunction with LWC.  This Appendix is only applicable when CARRIER is purchasing LWC, and then only as part of the LWCAL being provided (e.g., not for use separately, or with respect to any other offering by AT&T-13STATE).

1.2                 “Alternately Billed Services” or “ABS” means a service that allows either Party’s end users to bill calls to accounts that may not be associated with the originating line, and includes all of the following call types terminated to or from an LWCAL:

•                     Local and intraLATA toll Collect calls,

•                     Local and intraLATA toll Bill-to-Third-Number calls, and

•                     Local and intraLATA toll Calling Card calls.

1.3                 ABS calls can flow in either direction, for example, either originated by an AT&T-13STATE end user and terminating to a CARRIER’s LWCAL, or originated on a CARRIER’s LWCAL and terminating to an AT&T-13STATE end user.  The Agreement and this Appendix therefore cover each Party’s obligation to pay the other Party on an Intercarrier basis for ABS calls to or from either Party’s end users when CARRIER is purchasing LWC.

1.3.1            ABS does not include any interLATA long distance charges assessed by an Interexchange Carrier (IXC), or any 900, 976 or other Information Services charges.

1.4                 Because ABS traffic occurring up to and including the termination date of the Agreement will be billed and paid on an Intercarrier basis in the month following the termination date or later, the Parties acknowledge and agree that they will carry out this Appendix until the ABS traffic subject to it has been billed and paid on an Intercarrier basis, and will use commercially reasonable efforts to conclude all Intercarrier ABS billing, payments and/or credits no later than the 30th day following the termination date of the Agreement.

2.                   DAILY USAGE FILE (DUF) RATED MESSAGES

2.1                 AT&T-13STATE will record usage of all ABS traffic on LWCALs.  The recorded ABS minutes of use will be transmitted to the CARRIER electronically on the Daily Usage File (DUF). See DUF and OSS LWC Appendices.

2.2                 The ABS traffic will be expressed as “rated message,” meaning the tariff rates applied to the individual call.

2.2.1            For ABS calls originating on the AT&T-13STATE network and terminating to CARRIER’s LWCALs, the rates for the ABS rated message will be as found in the applicable AT&T-13STATE tariffs, as those tariffs may be amended from time to time.

2.2.2            For ABS calls originating by CARRIER’s LWCALs and terminating to an AT&T-13STATE end user, the rates for the ABS rated message will be as found in the applicable CARRIER tariffs, as those tariffs may be amended from time to time.

2.3                 AT&T-13STATE also records and transmits usage for third party local exchange carriers’ ABS traffic accepted by either Party’s end users.  AT&T-13STATE will pass through, in either direction, all third party traffic without re-rating the messages.

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3.                   INTERCARRIER PAYMENT OF ABS CHARGES AS A DISCOUNTED PURCHASE OF ACCOUNTS RECEIVABLE

3.1                 On a reciprocal basis, each Party hereby agrees to purchase from the other Party all of the other Party’s ABS charges in a monthly Discounted Purchase of Accounts Receivable transaction.  The Parties agree that the Discounted Purchase of Accounts Receivable permits the purchasing Party to own outright the other Party’s ABS charges, and to collect those ABS charges as if they were its own, without recourse or further adjustment.

3.2                 The reciprocal Purchase of Accounts Receivable Discount shall be 20% of the gross amount of ABS charges for that month, without adjustments of any kind.

3.2.1            The gross amount of ABS charges shall consist of the monthly total of all ABS rated messages received from the Party selling the ABS Accounts Receivables via DUF transmissions for that month.

3.2.1.1        When the Party selling the ABS Accounts Receivables is AT&T-13STATE, the gross ABS amount may also include any third party LEC charges for ABS which AT&T-13STATE paid to third party LEC.

3.2.1.2        When the Party selling the ABS Accounts Receivables is CARRIER, the gross amount will consist of all rated messages sent via a mutually agreeable industry standard mechanism (e.g., the “Return DUF” or other mutually acceptable electronic interface).

3.2.2            The Purchase of Accounts Receivable Discount shall be applied on a monthly basis.  The resulting 80% net ABS amount shall be due and owing on the Bill Due Date.

3.3                 Once the Purchase of Accounts Receivable Discount is applied to a given monthly ABS bill, the purchasing Party will thereafter not adjust, deduct, debit, or otherwise attempt to recourse back to the selling Party any ABS charges.

3.4                 Settlement Calculation for Amount Due

a.                    Gross ABS Billings Sent to Billing Party (+)

b.                   Minus Discount for Purchase of Accounts Receivable (-)

c.                    Minus any mutually agreed adjustments for that month (-)

d.                   Equals Net Purchase of Accounts Receivable (a – b - c = d)

e.                    Late Payment Charges, if any (+)

f.                     Amount Due Party Selling Accounts Receivable (d + e = f)

3.5                 Sample Calculation

a.                    $200,000.00 sent (for 50,000 calls)

b.                   Minus $40,000.00 for Discount for Purchase of Accounts Receivable

c.                    Minus $1,000.00 in mutually agreed adjustments

d.                   Equals $159,000.00 Net Purchase of Accounts Receivable

e.                    Plus $0.00 Late Payment Charge

f.                     Amount Due $159,000.00

4.                   BLOCKING ABS TRAFFIC

4.1                 On a line by line basis, CARRIER may establish Toll Billing Exception (TBE) blocking at the terminating end of an LWCAL for collect and/or bill to third number calls.  TBE blocking is subject to applicable ordering processes and service order charges as specified elsewhere in the Agreement for each specific State.

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5.                   TAXES ON ABS CHARGES

5.1                 The Party selling the ABS traffic as the Purchase of Accounts Receivable shall not add on any sales taxes, municipal fee surcharges, or other similar taxes to the ABS charges it sends to the Billing Party on either the Daily Usage Feed or the monthly ABS invoice.

5.2                 When invoicing an end user, the Party Purchasing the Accounts Receivable shall be responsible for collection from the end user and/or payment to the appropriate taxing agency of all sales taxes, municipal fees, or other taxes of any nature, including interest and penalties, that may apply to end user charges billed under this Appendix.

6.                   BILLING END USERS AND RESPONDING TO END USER INQUIRIES

6.1                 At its sole discretion, either Party may bill its end users for ABS calls transmitted by the other Party.

6.2                 Nothing in this Appendix shall be construed as permission to use the other Party’s corporate name, the name under which it is “doing business as,” the company logo, trademarks, or service marks, or otherwise suggest that the ABS charges, once purchased as an Accounts Receivable, still belong to the originating network.

6.3                 Each Party is responsible for answering inquiries or handling disputes from its own end users regarding the ABS charges contained on a bill.

7.                   MISCELLANEOUS TERMS AND CONDITIONS

7.1                 This document contains the complete agreement between the Parties and supersedes all prior settlement agreements, negotiations and discussions between the Parties pertaining to ABS traffic for the term of the Agreement and this Appendix.

5

APPENDIX LWC LIDB AND CNAM – SMS

1

SECTION	SECTION NUMBER

INTRODUCTION	1

DEFINITIONS	2

GENERAL DESCRIPTION	3

DATA STORAGE AND ADMINISTRATION PROVISIONING	4

MANNER OF PROVISIONING	5

BILLING	6

PRICING	7

MISCELLANEOUS	8

CONFIDENTIALITY	9

LIMITATION OF LIABILITY	10

DISCLAIMER OF WARRANTIES	11

2

APPENDIX LWC LIDB and CNAM – SMS

1.                   INTRODUCTION

1.1                 This Appendix is an integral part of the Commercial Agreement for Local Wholesale Complete between AT&T-13STATE and CARRIER (also referred to as “Customer”), and sets forth the terms and conditions for storage and administration of data in the Line Information Data Base (LIDB) and/or the CNAM Database provided by the applicable AT&T Inc. (AT&T)-owned Incumbent Local Exchange Carrier (ILEC) in conjunction only with LWCALs purchased by Customer.  This Appendix expressly does not apply to any LIDB or CNAM storage and/or administration for any method of Customer provisioning local exchange or other service except for LWC, or for any other LIDB or CNAM storage or administration for Customer or any entity acting on behalf of, or through any relationship with, Customer.

1.2                 AT&T MIDWEST REGION 5-STATE, AT&T CONNECTICUT and AT&T NEVADA do not own a LIDB. Additionally, AT&T NEVADA and AT&T CONNECTICUT do not own a CNAM Database.  Each of these companies obtain their LIDB and/or CNAM Database services as follows:

1.2.1            AT&T MIDWEST REGION 5-STATE stores and administers its LIDB information on SNET DG’s LIDB.  AT&T MIDWEST REGION 5-STATE stores and administers its CNAM information both on its CNAM Database and on SNET DG’s LIDB.

1.2.2            AT&T CONNECTICUT stores and administers its LIDB and CNAM information on SNET DG’s LIDB.

1.2.3            AT&T NEVADA stores and administers its LIDB and CNAM information on AT&T CALIFORNIA’s LIDB.

1.3                 Both AT&T CALIFORNIA and SNET DG also provide LIDB and/or CNAM data storage and administration for LIDB and/or CNAM information for other carriers not a party to the Agreement.

1.4                 At the time the Agreement is executed, AT&T SOUTHWEST REGION 5-STATE and AT&T CALIFORNIA are consolidating their respective LIDB operations (including without limitation LIDB and CNAM information) onto SNET DG’s LIDB.  When this consolidation is finished, SNET DG will operationally perform the LIDB operations for AT&T SOUTHWEST REGION 5-STATE and AT&T CALIFORNIA, and AT&T SOUTHWEST REGION 5-STATE and AT&T CALIFORNIA will store and Administer their LIDB and CNAM information on SNET DG’s LIDB.

1.5                 Data storage and administration on SNET DG’s LIDB for Validation Information and CNAM information for LWCALs will be pursuant to the Agreement, including without limitation this Appendix.  Data storage and administration for GetData, Originating Line Number Screening (OLNS), and LIDB Data Screening in AT&T MIDWEST REGION 5-STATE and AT&T CONNECTICUT will be pursuant to an agreement between Customer and SNET DG.  Additionally, Customer can obtain the full suite of LIDB and/or CNAM data storage and administration capabilities through a single agreement with SNET DG.

1.6                 AT&T-12STATE means AT&T SOUTHWEST REGION 5-STATE, AT&T MIDWEST REGION 5-STATE, AT&T CALIFORNIA and AT&T CONNECTICUT the applicable AT&T-owned ILEC(s) doing business in Arkansas, California, Connecticut, Illinois, Indiana, Kansas, Michigan, Missouri, Ohio, Oklahoma, Texas and Wisconsin.

1.7                 AT&T MIDWEST REGION 5-STATE means Illinois Bell Telephone Company d/b/a AT&T Illinois, Indiana Bell Telephone Company Incorporated d/b/a AT&T Indiana, Michigan Bell Telephone Company d/b/a AT&T Michigan, The Ohio Bell Telephone Company d/b/a AT&T Ohio, and/or Wisconsin Bell, Inc. d/b/a AT&T Wisconsin.

1.8                 AT&T SOUTHWEST REGION 5-STATE - As used herein, AT&T SOUTHWEST REGION 5-STATE means Southwestern Bell Telephone, L.P. d/b/a AT&T Arkansas, AT&T Kansas, AT&T Missouri, AT&T Oklahoma and/or AT&T Texas.

1.9                 SNET DG - As used herein, SNET DG means SNET Diversified Group, Inc., a Connecticut corporation.

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1.10              Any use of the possessive in the Agreement or this Appendix as applied to AT&T SOUTHWEST REGION 5-STATE, AT&T CALIFORNIA, AT&T MIDWEST REGION 5-STATE, AT&T CONNECTICUT and AT&T NEVADA will not indicate ownership but shall, as of the consolidation of their respective LIDB operations to SNET DG, indicate the relationship described in Sections 1.2 and 1.4.

2.                   DEFINITIONS

2.1                 “Account Owner” means a telecommunications carrier, including AT&T-13STATE and Customer, that provides an end user’s local service and such carrier stores and/or administers the end user’s associated line record information and/or Group Record Information in a Party’s LIDB and/or Calling Name Database.

2.2                 “Administer” or “Administration” means, for the purpose of this Appendix, the ability of an Account Owner to create, modify, update, or delete its line record information in LIDB through interfaces agreed to between the Parties.

2.3                 “Alternate Billing Service” (“ABS”) means a service that allows a caller to bill calls to an account that might not be associated with the originating line.  The three types of ABS calls are collect, calling card, and billed to a third party.

2.4                 “Assignment Authority” means a nine- to thirty-digit code-set that identifies an authorization hierarchy (also known as an object identifier).  The format of the nine-digit code set is A-B-CCCC-DDD where “A” represents an international standards body, “B” represents a national standards body, “CCCC” represents a network operator, and “DDD” represents a local assignment.  For code-sets from ten to thirty digits, the “DDD” section of the code is expanded to include the extra digits.  An Assignment Authority plus a Custom ID comprise the unique identifier of a LIDB Custom Data Element.

2.5                 Billed Number Screening (BNS) Query” means a request to validate a request to bill a call collect to the called party or to a third number that is neither the calling nor the called party.

2.6                 “Calling Card Query” means a request to validate the use of a calling card account.

2.7                 “Calling Name Database” and/or “CNAM Database” means an AT&T MIDWEST REGION 5-STATE’s Database containing Calling Name information that is separate from a LIDB.

2.8                 “Calling Name Information” and/or “CNAM Information” means a telecommunications carrier’s records of its subscriber’s names associated with one or more end user-assigned ten-digit telephone numbers.

2.9                 “Custom Data Element” means a Data Element that applies to a specific LIDB or to a specific Account Owner on a specific LIDB.  Custom Data Elements do not have a Transaction Capabilities Application Part (TCAP) ID.  Instead, they have a unique combination of Assignment Authority and Custom ID.  Custom Data Elements are not defined by Telcordia Technologies’ Generic Requirements.  Validation, Originating Line Number Screening (OLNS), and CNAM Queries cannot retrieve custom Data Elements.

2.10              “Custom ID” means a unique two- to five-digit code-set assigned by a LIDB owner to each Custom Data Element stored in a LIDB.  A Custom ID plus an Assignment Authority comprise the unique identifier of a LIDB Custom Data Element.

2.11              “Data Element” means a line record informational component that has a unique identifier.  Data Elements are identified either as Custom Data Elements or as Standard Data Elements depending on the type of unique identifier.

2.12              “Data Screening” (or “LIDB Data Screening”) means a security capability administered by a LIDB owner that gives LIDB the ability to allow, deny, or limit the information returned to a Query-originator.

2.13              “Database” (or “Data Base”) means an integrated collection of related data.  In the case of LIDB, the database is the line number and related line information as well as the service logic that provides the transactional processing capability.

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2.14              “GetData” means the capability of a LIDB owner to process and respond to GetData Queries as well as to create Custom Data Elements and Standard Data Elements accessible via GetData Query processing logic.

2.15              “GetData Query” means a specific LIDB Query-type transmitted over the CCS/SS7 network that allows a Query-originator to invoke LIDB GetData query processing logic and thereby extract data from LIDB.

2.16              “Level 1 Data Screening” means a security capability administered by a LIDB owner that gives LIDB the ability to allow, deny, or limit the information it returns to a Query-originator on a per Data Element, per Query-Type, and per LIDB basis.

2.17              “Level 2 Data Screening” means a security capability that is Administered by a LIDB owner at the direction or request of an Account Owner or Query Originator.  This capability gives LIDB the ability to allow, deny, or limit the information it returns to a Query-originator on a per Data Element, per Query-Type, per Account Owner, and per LIDB basis.

2.18              “Local Service Request Process” or “LSR Process”  means a process available to telecommunications carriers that use AT&T-12STATE local switching to provide local service, which process is not compatible with electronic interfaces for the purposes of data storage and administration of information on a LIDB and/or CNAM Database.

2.19              “Originating Line Number Screening” (“OLNS”) means a specific LIDB Query-type that requests the originating call processing, billing, and service profiles of an telephone number.

2.20              “Response” means a message that, when appropriately interpreted, represents an answer to a Query.

2.21              “Standard Data Element” means a data element in LIDB that has a unique Transaction Capabilities Application Part (TCAP) ID and is defined in Telcordia Technologies’ Generic Requirements documentation.

2.22              “Validation Information” means an Account Owner’s records of all of its Calling Card Service and Toll Billing Exception Service.

2.23              “Validation Query” means collectively both Calling Card Query and Billed Number Screening (BNS) Query.

3.                   GENERAL DESCRIPTION

3.1                 The Line Information Data Base (LIDB) and CNAM Database are transaction-oriented databases that function as a centralized repository for data storage and retrieval.  LIDB and CNAM Database are accessible through Common Channel Signaling (CCS) networks.  LIDB contains records associated with customer telephone numbers and Special Billing Numbers (which includes CNAM data).  CNAM Database contains name information associated with end user telephone numbers.  LIDB and CNAM Databases accept Queries from various network facilities and provide return result, return error, and return reject Responses as appropriate.  In AT&T SOUTHWEST REGION 5-STATE, AT&T CALIFORNIA, AT&T NEVADA, and AT&T CONNECTICUT, LIDB and CNAM are not separated; instead, CNAM information is contained in LIDB.  AT&T MIDWEST REGION 5-STATE’s CNAM information also resides on the LIDB used by AT&T MIDWEST REGION 5-STATE; however, CNAM Queries are currently processed in the AT&T MIDWEST REGION 5-STATE’s CNAM Database.

3.2                 All CNAM Information is currently administered through a LIDB SMS.

3.3                 AT&T-12STATE’s LIDB is connected directly to a Service Management System (SMS) and a database editor (i.e., LIDB Editor) that provide AT&T-12STATE with the capability of creating, modifying, changing, or deleting, line record in LIDB.  AT&T-12STATE’s LIDB is also connected directly to an adjunct fraud monitoring system.

3.4                 From time-to-time, AT&T-12STATE enhances its LIDB to create new services and/or LIDB capabilities.  Such enhancements may involve the creation of new line-level or group-level Data Elements in LIDB. Both Parties understand and agree that some LIDB enhancements will require Customer to update its line records with new or different information.  When LIDB is enhanced to contain new data elements, the Parties will mutually agree to a timeframe, which will generally not exceed six (6) months, for Customer to begin populating and

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maintaining the new data in LIDB.  Nothing herein shall require AT&T-12STATE to make any enhancements to its LIDB except at its sole discretion.

3.5                 Customer will submit all requests to create, modify, and delete, line records in LIDB and/or CNAM Database through the interfaces described in Section 4 as appropriate.  AT&T-12STATE will not accept, and Customer will not send, manual update requests for data Administration (e.g., faxes and emails).

4.                   DATA STORAGE AND ADMINISTRATION PROVISIONING

4.1                 LIDB and CNAM Service Management System (SMS) provides customer with the ability to store and Administer its information in a LIDB and/or CNAM Database.  Electronic access to the LIDB SMS provides Customer with the capability to access and Administer Customer’s line record information in LIDB.

4.2                 Customer cannot use any of the interfaces AT&T-12STATE provides under this Agreement (including without limitation this Appendix) to access and/or Administer any line records that are Administered by another Account Owner or entity.  Customer is also unable to use any of the electronic interfaces to access and/or Administer any data for which Customer may be the Account Owner but for which Customer Administers such data through the LSR Process.

4.3                 All Account Owners are solely responsible for Administering their records completely, accurately, and in a timely manner, including additions, changes, and deletions.  AT&T-12STATE will provide interfaces or processes that will allow Customer to Administer its data in such a manner.  Customer will select the interface(s) it will use at the Operating Company Number (OCN) level.  Customer will populate records for all working telephone numbers it provides and will Administer its data in such a manner that the accuracy of Response information and consistency of available data contained in the Database(s) are not adversely impacted.  All data (irrespective of the Database in which it is stored) is Administered from a LIDB Service Management System (SMS).

4.4                 Electronic Interfaces - AT&T-12STATE has two electronic interfaces.  These interfaces are the Service Order Entry Interface and the Interactive Interface.  The Parties agree that Customer may use the electronic interface(s) to Administer any line record Customer maintains in AT&T-12STATE’s LIDB and/or CNAM Database that is also Administered through the same type of interface (provided, however that the use of the LIDB and/or CNAM Database pursuant to this Appendix is limited to LWC only).

4.4.1            These interfaces and their capabilities are not compatible with, nor can they be used in conjunction with, the LSR Process described in this Section 4 (below).

4.4.2            Service Order Entry Interface

4.4.2.1        The Service Order Entry Interface allows Customer to provide bulk updates from its service order process or other data source (such as back office systems) to the LIDB SMS.  Such bulk updates must be formatted as set forth in relevant AT&T-12STATE documentation which AT&T-12STATE will provide to Customer at no additional charge.  Customer can combine the use of the Service Order Entry Interface with the Interactive Interface.

4.4.2.2        AT&T CALIFORNIA, AT&T MIDWEST REGION 5-STATE and AT&T CONNECTICUT will provide the interface within one hundred eighty days (180) from Customer’s request unless otherwise offered earlier.

4.4.3            Interactive Interface

4.4.3.1        The Interactive Interface provides Customer with the ability to have its own personnel access Customer’s records via an application screen that is presented on a computer monitor.  This interface requires Customer to purchase third-party terminal emulation software.  AT&T-12STATE will provide documentation for the use of this interface at no additional charge.  Customer can combine the use of the Interactive Interface with the Service Order Entry Interface.

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4.4.3.2        AT&T CALIFORNIA, AT&T MIDWEST REGION 5-STATE and AT&T CONNECTICUT will provide Customer with an Interactive Interface within one hundred twenty days (120) upon request unless otherwise offered earlier.

4.4.4            LSR Process

4.4.4.1        The LSR Process is an optional process available only to Customer and only for those Customer’s accounts that:

4.4.4.1.1        are provided through the use of LWC.

4.4.4.1.2        use a separate operating company number (OCN) than provided through an arrangement that does not use an AT&T-13STATE provided local switching network element.

4.4.4.1.3        are not resold by End User and/or Customer to another party.

4.4.4.1.4        The LSR Process allows Customer to create and Administer its data through an AT&T-13STATE service order flow and is initiated and maintained by Customer’s submission of Local Service Requests.

4.4.4.2        Customer will provide complete information in its LSR so that Customer’s line record(s) can be populated completely, accurately, and in a timely manner.  If Customer’s LSR does not contain information needed to populate a LIDB data element, the LIDB SMS may insert default information instead.  However, use of default information does not relieve Customer of its responsibility for providing complete, accurate, and timely information.  Customer will use its best efforts to replace all default information with correct information in a timely manner and Customer will bear sole responsibility for any claim or damage resulting from the use of any default information by third parties who obtained the information from the database except in the event of AT&T-12STATE’s gross negligence or willful misconduct.

4.4.4.3        If Customer wishes to create a Custom Data Element(s) Administered through the LSR Process, Customer would need to request changes to the LSR process by requesting negotiations of an amendment to the Agreement and/or this Appendix for the ability to support the creation and administration of such Custom Data Element(s).  Nothing in the Agreement (including without limitation this Appendix) obligates or otherwise commits AT&T-13STATE to agree to negotiate for any such Custom Data Element(s), or to reach any agreement on any such requested Custom Data Element(s).  The Parties agree that any dispute over Customer’s request and/or any ensuing negotiations shall only be subject to those dispute resolution processes provided for in the Agreement that solely involve Customer and AT&T-13STATE personnel and representatives.  Each Party hereby waives and otherwise surrenders any right or ability, at law, equity, or otherwise, to pursue any negotiation request/negotiation dispute or unresolved issues regarding such requested Custom Data Element(s) before any appropriate court, any federal or state regulatory agency, or any other governmental body.  To the extent that the Parties may mutually agree on Custom Data Element(s), Customer will champion any requested LSR changes through the all applicable forums and/or committees (including, as may be applicable, any change management processes), and Customer will include in the design phase of these changes what actions the SMS should take if Customer omits its Custom Data Element(s) from the LSR.

4.5                 Data Migration

4.5.1            Customer will coordinate all requests to migrate data to or from AT&T-12STATE’s LIDB and/or CNAM Database with its new Database provider.  When AT&T-12STATE is the new Database provider, AT&T-12STATE will coordinate with Customer to establish all dates for the exchange of line record information as well as updates to network routing information such as the Calling Name

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Access Routing Guide (CNARG) and the LIDB Access Routing Guide (LARG).  Customer is responsible for all updates to the Number Portability Administration Center (NPAC) that will support its data migration.  Customer is responsible for deleting, or arranging for the deletion, of its records in the Database of its old Database provider.

4.6                 LIDB Editor

4.6.1            AT&T-12STATE will provide Customer with contact of personnel who can access the LIDB Editor when a LIDB SMS is unable to access LIDB or is otherwise inoperable for the sole purpose of updating Validation Information due to fraud.  Customer will confirm all such updates through its selected interfaces.

4.7                 Audits

4.7.1            AT&T-12STATE will audit all records in the Database against the LIDB SMS on a regular basis. AT&T-12STATE will also audit all applicable line records in the SMS against the appropriate AT&T-13STATE billing system on a regular basis.  Line records subject to an audit between the SMS and the AT&T-13STATE billing system include all records Administered through an AT&T-13STATE service order process, including the LSR Process Customer may have obtained through another agreement.

4.7.2            Once yearly, Customer will request a file containing all of its line record information which Customer will audit against its own sources and Customer will correct any discrepancies within fifteen (15) business days of receiving the audit file.  Customer can request additional audit files and AT&T-12STATE will work cooperatively to accommodate all reasonable Customer requests for such files.

4.7.3            Data Screening Verification

4.7.3.1        AT&T-12STATE will accept Customer requests for verification of Customer’s Level 2 Data Screening requests only from Customer’s authorized source, as identified through passwords or other authorization process(es) designated by AT&T-12STATE which the Parties agree AT&T-12STATE may change from time to time.

4.8                 Fraud Monitoring

4.8.1            AT&T-12STATE’s fraud monitoring system(s) provides Customer with notification messages. Notification messages indicate potential incidences of ABS-related fraud for investigation.  AT&T-12STATE will provide Customer with notification messages as follows:

4.8.1.1        AT&T-12STATE will provide notification messages to Customer’s designated contact on suspected occurrences of ABS-related fraud on Customer’s accounts stored in the applicable LIDB.

4.8.1.2        Customer understands that the fraud monitoring system’s notification messages only identify potential occurrences of fraud.  Customer understands and agrees that it will need to perform its own investigations to determine whether a fraud situation actually exists.  Customer understands and agrees that it will also need to determine what, if any, action Customer should take as a result of a notification message.

4.8.1.3        For each notification message provided to Customer, Customer may request a corresponding thirty-day (30-day) historical report of ABS-related query processing.  Customer may request up to three reports per notification message.

4.8.2            In AT&T-12STATE, ABS-related notification messages are provided to Customer at no additional charge.

4.8.3            AT&T-13STATE shall not be liable to Customer for any fraud associated with Customer’s LWC End User’s account.

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4.9                 The Parties agree to cooperate with one another to investigate, minimize, and take corrective action in cases of fraud involving ABS and ported numbers.  The Parties’ fraud minimization procedures are to be cost-effective and implemented so as not to unduly burden or harm one Party as compared to the other.

4.10              LIDB Data Screening

4.10.1         LIDB Data Screening is a security application that provides Customer with the capability of allowing, denying, or limiting a Query originator’s access to Customer’s data that is stored on AT&T-12STATE’s LIDB(s).  Customer can apply such security application on a per-Originating Point Code, per-Query type, per-Data Element, and per-LIDB basis.

4.10.2         The ability to allow limit, or deny Query originators to Customer’s data provides Customer with the ability to use LIDB to create proprietary or custom services such as proprietary calling cards or other services based upon LIDB data.

4.10.3         AT&T-12STATE will not share with Customer the Level 2 Data Screening decisions of any other Account Owner in LIDB.  However, AT&T-12STATE will work cooperatively with Customer to implement and manage Customer’s own Data Screening needs.

5.                   MANNER OF PROVISIONING

5.1                 AT&T-12STATE will input information provided by Customer into LIDB and/or CNAM Database for the NPA-NXXs and/or NXX-0/1XXs that Customer will store in AT&T-12STATE’s LIDB and/or CNAM Database. Customer shall provide all information needed by AT&T-12STATE to fully and accurately populate all Standard Data Elements in a LIDB line record.  This information may include, but is not limited to, Calling Card Service information, Toll Bill Exception information (such as restrictions on collect and third number billing), class of service information, Originating Line Number Screening information, ZIP code information, and Calling Name Information.

5.2                 Forecasts

5.2.1            Customer will provide forecasts at least thirty (30) days in advance of any event(s) that is likely to result in significant change in Customer’s data store and/or volume of Database updates.

5.2.2            If AT&T-12STATE, at its sole discretion, determines that it lacks adequate storage and/or processing capability, prior to the initial loading of Customer information, AT&T-12STATE will notify Customer of AT&T-12STATE’s inability to provide data storage and administration until such time as AT&T-12STATE gains adequate SMS and/or LIDB data storage and Administration and/or processing capability.  Customer will need to request such additional data storage and Administration and/or processing capability by requesting negotiations of an amendment to the Agreement and/or this Appendix, and AT&T-12STATE will have no liability to Customer while AT&T-12STATE gains such requested data storage and administration and/or processing capability.  Nothing in the Agreement (including without limitation this Appendix) obligates or otherwise commits AT&T-13STATE to agree to negotiate for such requested data storage and Administration and/or processing capability, or to reach any agreement on such an amendment to provide such storage and Administration and/or capability.  The Parties agree that any dispute over Customer’s request and/or any ensuing negotiations shall only be subject to those dispute resolution processes provided for in the Agreement that solely involve Customer and AT&T-13STATE personnel and representatives.  Each Party hereby waives and otherwise surrenders any right or ability, at law, equity, or otherwise, to pursue any negotiation request/negotiation dispute or unresolved issues regarding such requested additional data storage and Administration and/or processing capability before any appropriate court, any federal or state regulatory agency, or any other governmental body.

5.2.3            In addition to and without qualifying any other limitation of liability provision contained in this Agreement (including without limitation this Appendix), if Customer does not provide AT&T-

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12STATE with reliable forecast information, AT&T-12STATE shall not be liable for any service degradation that may occur, including without limitation, loss of service.

5.3                 Customer is responsible for all line records for which Customer is the Account Owner.  This includes all data, data Administration, line records that Customer creates, and/or line records that are transferred to Customer as a result of Customer becoming the provider of local service to the LWC End User(s) associated with such line records.

5.4                 Customer will Administer its data in AT&T-12STATE’s LIDB in such a manner that accuracy of response information and consistency of available data contained within LIDB and/or CNAM Database are not adversely impacted.  Customer’s Administrative responsibilities include, but are not limited to:

5.4.1            Populating all Standard Data Elements defined for AT&T-12STATE’s LIDB and/or CNAM Database.

5.4.2            Deleting line records from AT&T-12STATE’s LIDB and/or CNAM Database when Customer migrates such line records from an AT&T-12STATE’s LIDB and/or CNAM Database to another Database unless Customer otherwise arranges with AT&T-12STATE to delete such records on Customer’s behalf.

5.4.3            Deleting line records from AT&T-12STATE’s LIDB associated with LWC End Users that disconnect from or otherwise leave Customer’s service.

5.4.4            If Customer resells the local services associated with its line records to a third party, and those line records remain in an AT&T-12STATE’s LIDB and/or CNAM Database, Customer will Administer those records through the electronic interfaces AT&T-12STATE offers in Section 4 of this Agreement, so that companies Querying AT&T-12STATE’s LIDB and/or CNAM Database will receive correct and current information regarding the reseller’s identity and the services the reseller provides to its subscribers.

5.4.5            Customer will create its line records as soon as possible, but in no event later than twenty-four (24) hours of providing the LWC End User with dial tone.

5.4.6            Customer will delete its line records as soon as possible, but in no event later than twenty-four (24) hours of the LWC End User’s disconnection (including when LWC End User leaves Customer for another local service provider).

5.5                 Customer will use the same electronic interface(s) for all accounts that use the same NECA, Inc. company code.

5.6                 AT&T-12STATE will provide the capability needed to perform Query/Response functions on a call-by-call basis for Customer’s line records residing in an AT&T-12STATE LIDB.

5.7                 With respect to all matters covered by this Agreement, each Party shall adopt and comply with AT&T-12STATE’s standard operating methods and procedures and shall observe the rules and regulations that cover the administration of the LIDB SMS and the fraud monitoring system, as set forth in AT&T-12STATE practices.  The Parties acknowledge that AT&T-12STATE may change those practices from time to time. Such changes will be made available to Customer in a timely manner.

5.8                 Administration of the SCP on which LIDB and/or CNAM Database resides, as well as any system or Query processing logic that applies to all data resident on an AT&T-12STATE’s LIDB and/or CNAM Database is the responsibility of AT&T-12STATE.  Customer acknowledges and agrees that AT&T-12STATE, in its role as system administrator, may need to access any record in LIDB and/or CNAM Database, including any such records Administered by Customer over unbundled electronic interfaces. AT&T-12STATE will limit such access to those actions necessary, in its reasonable judgment, to ensure the successful operation and Administration of AT&T-12STATE’s SCP, LIDB, and/or CNAM Database.

5.9                 AT&T-12STATE will, at its sole discretion, allow or negotiate any and all access to an AT&T-12STATE’s LIDB and/or CNAM Database for all Query-types supported by these Databases.  Customer does not gain any ability, by virtue of this Appendix or any other provision of the Agreement, to determine which companies are

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allowed to access information in an AT&T-12STATE’s LIDB and/or CNAM Database.  Customer acknowledges that when AT&T-12STATE allows an entity to access AT&T-12STATE’s LIDB and/or CNAM Database, such Query originators will also have access to Customer’s data that is also stored in such AT&T-12STATE’s LIDB and/or CNAM Database unless Customer otherwise invokes Level 2 Data Screening.

5.10              The following applies only to AT&T SOUTHWEST REGION 5-STATE

5.10.1         If Customer provisions its local services using LWC and does so by issuing Local Service Requests (LSRs) to AT&T SOUTHWEST REGION 5-STATE, Customer will identify, through a registration form or ballot, how Customer’s line records will be created, transferred and/or Administered on an ongoing basis prior to issuing any LSR.  If Customer is already issuing LSRs, the requirements of this Section will only be applicable if Customer desires to modify how its line records will be created, transferred, and/or Administered.

5.10.2         If Customer is a competitive local exchange carrier that has arranged to have LIDB records transferred to its ownership related to the migration of the associated End Users to LWC, without changes to the previous local service provider’s end user information, such transfers will include all end user information, including calling card account information.  Customer will confirm that all LIDB data elements for such line records are correct by making a subsequent update to the record that changes the value of the record status indicator to stable.  If Customer does not set the record status indicator to a stable value, the record will be deemed abandoned and AT&T SOUTHWEST REGION 5-STATE may delete the record as follows:

5.10.2.1     On the seventh day following transfer of ownership, AT&T SOUTHWEST REGION 5-STATE may change all billing options to deny values;

5.10.2.2     On the twenty-first (21st) day following transfer of ownership, AT&T SOUTHWEST REGION 5-STATE may delete the line record; and

5.10.2.3     For purposes of calculating the seventh and twenty-first day, AT&T SOUTHWEST REGION 5-STATE will count the day of the line record’s ownership transfer as zero.

5.11              LIDB Data Screening

5.11.1         AT&T-12STATE is responsible for initiating, modifying, or deactivating Level 1 Data screening. Customer is responsible for initiating, modifying, or deactivating Level 2 Data Screening.  LIDB Data Screening applies to all query traffic that uses the same Originating Point Code.

5.11.2         Customer will use an interface designated by AT&T-12STATE to notify AT&T-12STATE of Customer’s Level 2 Data Screening requests.  AT&T-12STATE will accept such blocking requests from Customer only from Customer’s authorized source, as identified through passwords or other authorization process(es) designated by AT&T-12STATE.

5.11.3         Customer will Administer its LIDB Data Screening Requests according to methods and procedures developed by AT&T-12STATE which the Parties agree AT&T-12STATE may change from time to time at its sole discretion.  The Parties will work cooperatively to administer Customer’s Level 2 Data Screening in a timely and efficient manner.

5.11.4         If an entity with appropriate jurisdictional authority determines that AT&T-12STATE cannot offer Level 2 Data Screening and/or determines that AT&T-12STATE cannot comply with Customer’s request for Level 2 Data Screening, the Parties agree that AT&T-12STATE will not abide by Customer’s requests for such Data Screening and AT&T-12STATE will not have any liability to Customer for not providing such Data Screening.

5.11.5         If Customer, or Customer’s affiliate(s), also originate Queries to AT&T-12STATE’s LIDB(s) and Customer and/or Customer’s affiliate(s) has obtained a ruling from a regulatory or judicial entity having appropriate authority, that its Queries cannot be screened from the data of any or all Account Owner(s) in AT&T-12STATE’s LIDB, Customer may not request Level 2 Data Screening to limit or

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restrict its data to any or all Query originators.  If Customer has already obtained Level 2 Data Screening prior to its or its affiliate obtaining such regulatory or judicial ban, the Parties agree that AT&T-12STATE can remove any prior Level 2 Data Screening that Customer has received.

5.11.6         LIDB Data Screening is a capability of a LIDB and can apply only to CNAM information when such information is part of a LIDB rather than a stand-alone CNAM Database.

5.11.7         Customer is responsible for addressing all disputes (whether formal or informal) regarding its decision to deploy or not deploy Level 2 Data Screening with Query originators.  Customer agrees that, based upon a request from a Query originator, AT&T-12STATE will identify to such Query originator the presence of Level 2 Data Screening.

5.11.8         Customer understands that AT&T-12STATE may offer a reverse form of LIDB Data Screening to Query originators that allow such originators to limit or deny the data they receive from AT&T-12STATE’s LIDB on an Account Owner basis.  Customer further understands that where available, AT&T-12STATE will honor such requests from Query originators.

5.12                    GetData and Custom Data Elements

5.12.1         The Parties will work together for the efficient creation and administration of Customer’s Custom Data Elements as set forth following:

5.12.2         AT&T-12STATE will establish all Assignment Authorities and Custom IDs for all Account Owners for all Custom Data Elements.

5.12.3         Customer will confirm to AT&T-12STATE’s SMS administrators that Customer has established processes or procedures that will maintain the accuracy, consistency, and timeliness of the Custom Data Elements Customer requests to create.  AT&T-12STATE will, upon request, work with Customer to recommend processes and procedures that may assist Customer in its efforts.  To the extent that any new process or procedure will result in changes to AT&T-12STATE’s SMS or its interfaces, such changes will be done pursuant to the BFR Process.

5.12.4         Customer will abide by AT&T-12STATE methods and procedures for creating Custom Data Elements.

5.12.5         Customer will Administer all Custom Data Elements it creates through the same data administration interface it uses to Administer its Standard Data Elements.

5.12.6         The Parties agree that all Custom Data Elements are the proprietary property of the Account Owner associated with the Custom Data Element.  Customer will not ask for, and AT&T-12STATE will not provide, Customer with a list of other Account Owners’ Custom Data Elements.

5.12.7         Customer will not create a Custom Data Element when a Standard Data Element has already been deployed on AT&T-12STATE’s LIDB.  If Customer has created a Custom Data Element and a Standard Data Element is subsequently deployed on AT&T-12STATE’s LIDB for the same Data Element, Customer will convert its Custom Data Element to a Standard Data Element.  The Parties will work cooperatively to effect such conversion as quickly as possible.

6.                   BILLING

6.1                 Customer acknowledges that many different companies, including AT&T-13STATE, query Customer’s LIDB information to determine the eligibility of Customer’s LWC End Users to receive or generate charges.  Therefore, when a LIDB Response identifies that Customer’s LWC End User has decided in advance to accept charges received or generated on its account, but the LWC End User refuses to pay for such charges, Customer will Administer the LWC End User’s line record such that the line record identifies blocks for such charges.  Also, for accounts that Customer identifies as being able to receive or generate charges, Customer will provide for billing as set forth in either Section 6.1.1 or 6.1.2 of this Agreement.

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6.1.1            Customer will bill the appropriate charges to its LWC End Users, on behalf of AT&T-13STATE or a third party.

6.1.2            Customer will provide to AT&T-13STATE or the third party all necessary billing information needed by AT&T-13STATE or the third party to bill the LWC End User directly.

6.2                 Customer understands that if Customer chooses the option set forth in Section 6.1.2 of this Appendix, other providers, including AT&T-13STATE, may choose to deny services to Customer’s subscribers.

7.                   PRICING

7.1                 Except for the creation of customized capabilities such as Custom Data Elements, if any, there are no additional charges for data storage and Administration through the interfaces described above in this Agreement.  Pricing for requests to create such customized capabilities that require the addition of hardware and/or software (including, where applicable, changes to LSR Processing) will be separately negotiated.

8.                   MISCELLANEOUS

8.1                 Customer will place orders under this Appendix through its account manager.

8.2                 Notwithstanding anything to the contrary in this Agreement, if legal or regulatory decisions or rules compel AT&T-12STATE or Customer to terminate the Agreement, AT&T-12STATE and Customer shall have no liability to the other in connection with such termination.

8.3                 In the event of termination or expiration of the Agreement or this Appendix, Sections 8.3, 9, 10, and 11 shall survive such termination or expiration.

8.4                 Either Party may assign and transfer this Appendix to any parent, subsidiary, successor, or affiliated company without the prior written consent of the other Party.

9.                   CONFIDENTIALITY

9.1                 In addition to GT&C Confidentiality Section, Non-Disclosure, of the Agreement, both Parties agree to limit their use of carrier proprietary information customer and proprietary network information received from the other in accordance with the provisions of Sections 222(a) and (b) of the Act.

9.2                 Customer shall comply with all applicable requirements of 47 U.S.C. § 222 (and implementing FCC decisions thereunder), and, where accessing CPNI or CARRIER proprietary information via Get Data, Customer agrees to indemnify, defend and hold AT&T-12STATE harmless against any claim made by an person, including any End User or governmental entity against AT&T-12STATE.

10.                LIMITATION OF LIABILITY

10.1              This Section is in addition to other applicable limitations of liability and indemnification provisions set forth elsewhere in the Agreement, including without limitation Attachment LWC.

10.2              In no event shall AT&T-13STATE have any liability for system outage or inaccessibility, or for losses arising from the authorized or unauthorized use of any data obtained hereunder by any entity.

10.3              AT&T-13STATE will not be liable for any damages resulting from or arising out of Customer’s failure to provide forecast information as set forth in Section 5 of this Agreement.

10.4              AT&T-12STATE is furnishing access to its Databases to facilitate Customer’s provision of services and capabilities authorized under this Appendix, but not to ensure against the risk of call non-completion. or to ensure the successful provision of any service or capability. LIDB and/or CNAM data is the product of routine business service order activity, End User contact, and/or fraud investigations.  LIDB AND/OR CALLING NAME INFORMATION PROVIDED TO CUSTOMER BY AT&T-13STATE HEREUNDER SHALL BE PROVIDED “AS IS”.  AT&T-13STATE MAKES NO WARRANTY, EXPRESS OR IMPLIED, REGARDING THE ACCURACY OR COMPLETENESS OF THE LIDB AND/OR CALLING NAME INFORMATION

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REGARDLESS OF WHOSE LIDB AND/OR CALLING NAME INFORMATION IS PROVIDED; PROVIDED, HOWEVER, THAT AT&T-13STATE SHALL USE COMMERCIALLY REASONABLE EFFORTS TO PROVIDE CUSTOMER WITH ACCURATE AND COMPLETE DATA REGARDING AT&T-13STATE RETAIL END USERS.  IN ADDITION TO ANY OTHER LIMITATIONS OF LIABILITY SET FORTH ELSEWHERE IN THE AGREEMENT, AT&T-13STATE SHALL NOT BE HELD LIABLE FOR ANY LIABILITY, CLAIMS, DAMAGES OR ACTIONS INCLUDING ATTORNEYS’ FEES.

11.                DISCLAIMER OF WARRANTIES

11.1              IN ADDITION TO ANY DISCLAIMER OF WARRANTIES APPLICABLE TO THE AGREEMENT, WITH RESPECT TO THIS APPENDIX, AT&T-13STATE MAKES NO REPRESENTATIONS OR WARRANTIES EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR INTENDED OR PARTICULAR PURPOSE WITH RESPECT TO THE SERVICES OR PRODUCTS IT PROVIDES UNDER THIS AGREEMENT OR THAT ARE CONTEMPLATED TO BE PROVIDED UNDER THIS AGREEMENT.  ADDITIONALLY, AT&T-13STATE ASSUMES NO RESPONSIBILITY WITH REGARD TO THE CORRECTNESS OF THE DATA SUPPLIED BY CUSTOMER WHEN THIS DATA IS ACCESSED AND USED BY ANY PARTY, INCLUDING WITHOUT LIMITATION, A THIRD PARTY.

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APPENDIX LWC LIDB AND CNAM - QUERY

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SECTION	SECTION NUMBER

INTRODUCTION	1

DEFINITIONS	2

DESCRIPTION OF SERVICE	3

MANNER OF PROVISIONING	4

FORECASTS	5

OWNERSHIP OF INFORMATION	6

SURVIVAL	7

LIMITATION OF LIABILITY	8

CONFIDENTIALITY	9

MUTUALITY	10

DISCLAIMER OF REPRESENTATIONS AND WARRANTIES	11

ASSIGNMENT	12

PRICING	13

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APPENDIX LWC LIDB AND CNAM – QUERY

1.                   INTRODUCTION

1.1                 This Appendix is an integral part of the Commercial Agreement for Local Wholesale Complete between AT&T-13STATE and CARRIER (also referred to as “Customer”), and sets forth the terms and conditions for querying the LIDB and/or CNAM databases provided by the applicable AT&T Inc. (AT&T)-affiliated Incumbent Local Exchange Carrier (ILEC) in conjunction only with LWCALs purchased by Customer.  This Appendix expressly does not apply to any LIDB or CNAM Querying for any method of Customer provisioning local exchange or other service except for LWC, nor does it apply to any other LIDB or CNAM Querying for Customer or any entity acting on behalf of, or through any relationship with, Customer.

1.2                 AT&T MIDWEST REGION 5-STATE, AT&T CONNECTICUT and AT&T NEVADA do not own a LIDB. Additionally, AT&T NEVADA and AT&T CONNECTICUT do not own a CNAM Database.  Each of those AT&T ILECs obtain their LIDB and/or CNAM Database services as follows:

1.2.1            AT&T MIDWEST REGION 5-STATE queries its LIDB information on SNET DG’s LIDB.

1.2.2            AT&T MIDWEST REGION 5-STATE queries its CNAM information on its CNAM Database.

1.2.3            AT&T CONNECTICUT queries its LIDB and CNAM information on SNET DG’s LIDB.

1.2.4            AT&T NEVADA queries its LIDB and CNAM information on AT&T CALIFORNIA’s LIDB.

1.3                 The terms, conditions, and prices for Query access in the Agreement (including without limitation this Appendix) will apply to Customer’s Query access from services that are provided by using LWCALs only.

1.4                 Any use of the possessive in this Appendix as applied to AT&T NEVADA, AT&T MIDWEST REGION 5-STATE and AT&T CONNECTICUT will not indicate ownership but shall indicate the relationship described in Section 1.2.

1.5                 At the time the Agreement is executed, AT&T SOUTHWEST REGION 5-STATE and AT&T CALIFORNIA are consolidating their respective LIDB operations (including without limitation LIDB and CNAM information) onto SNET DG’s LIDB.  When this consolidation is finished, SNET DG will operationally perform the LIDB operations for AT&T SOUTHWEST REGION 5-STATE and AT&T CALIFORNIA, and LIDB and CNAM queries from AT&T SOUTHWEST REGION 5-STATE and AT&T CALIFORNIA will be made on SNET DG’s LIDB.

1.5.1            Any use of the possessive in this Appendix as applied to AT&T SOUTHWEST REGION 5-STATE and AT&T CALIFORNIA will not indicate ownership but shall, as of the consolidation of their respective LIDB operations to SNET DG, indicate the relationship described in this Section 1.5.

1.6                 AT&T-12STATE means AT&T SOUTHWEST REGION 5-STATE, AT&T MIDWEST REGION 5-STATE, AT&T CALIFORNIA and AT&T CONNECTICUT.

1.7                 AT&T MIDWEST REGION 5-STATE means Illinois Bell Telephone Company d/b/a AT&T Illinois, Indiana Bell Telephone Company Incorporated d/b/a AT&T Indiana, Michigan Bell Telephone Company d/b/a AT&T Michigan, The Ohio Bell Telephone Company d/b/a AT&T Ohio, and/or Wisconsin Bell, Inc. d/b/a AT&T Wisconsin.

1.8                 AT&T SOUTHWEST REGION 5-STATE means Southwestern Bell Telephone, L.P. d/b/a AT&T Arkansas, AT&T Kansas, AT&T Missouri, AT&T Oklahoma and/or AT&T Texas.

1.9                 SNET DG means SNET Diversified Group, Inc., a Connecticut corporation.

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2.                   DEFINITIONS

2.1                 “Account Owner” means a telecommunications carrier, including AT&T-13STATE and Customer, which stores and/or administers line record information and/or group record information in a Party’s LIDB and/or CNAM Database.

2.2                 “Affiliate” is as defined in the Act.

2.3                 “Alternate Billing Service” (“ABS”) means a service that allows a caller to bill calls to accounts that my not be associated with the originating line.  There are three types of ABS calls:  calling card, collect, and third number billed calls.

2.4                 “Assignment Authority” means a nine- to thirty-digit code-set that identifies an authorization hierarchy (also known as an object identifier).  The format of the nine-digit code set is A-B-CCCC-DDD where “A” represents an international standards body, “B” represents a national standards body, “CCCC” represents a network operator, “DDD” represents a local assignment.  For code-sets from ten to thirty digits, the “DDD” section of the code is expanded to include the extra digits.  An Assignment Authority plus a Custom ID comprise the unique identifier of a LIDB Custom Data Element.

2.5                 “Billed Number Screening (BNS) Query” means a request to validate a request to bill a call collect to the called party or to a third number that is neither the calling nor the called party.

2.6                 “Calling Card Query” means a request to validate the use of a calling card account.

2.7                 “Calling Name Database” and/or “CNAM Database” means an AT&T MIDWEST REGION 5-STATE’s Database containing Calling Name Information that is separate from a LIDB.

2.8                 “Calling Name Delivery Service” (“CNDS”) means a service provided to an end user customer that enables such customer to identify the calling party by a displayed name before the call is answered.  The calling party’s name is retrieved from a Database and delivered to said customer’s premises between the first and second ring for display on compatible customer premises equipment (CPE).

2.9                 “Calling Name Information” and/or “CNAM Information” means a telecommunications company’s records of its subscriber’s names associated with one or more customer-assigned ten-digit telephone numbers.

2.10              “CNAM Query” means a Query that requests CNAM Information from an AT&T-12STATE LIDB and/or CNAM Database.

2.11              “Common Channel Signaling (CCS) Network” means an out-of-band, packet-switched, signaling network used to transport supervision signals, control signals, and data messages.  CNAM Queries and Response messages are transported across the CCS Network.

2.12              “Custom Data Element” means a Data Element that applies to a specific LIDB or to a specific Account Owner on a specific LIDB.  Custom Data Elements do not have a Transaction Capabilities Application Part (TCAP) ID.  Instead, they have a unique combination of Assignment Authority and Custom ID.  Custom Data Elements are not defined by Telcordia Technologies’ Generic Requirements.  Validation, OLNS, and CNAM Queries cannot retrieve Custom Data Elements.

2.13              “Custom ID” means a two-to five-digit code-set assigned by the LIDB owner to each Custom Data Element stored in LIDB.  A Custom ID plus an Assignment Authority comprise the unique identifier of a LIDB Custom Data Element.

2.14              “Database” (or “Data Base”) means an integrated collection of related data as well as the platform on which the collection of data exists that contains the processing logic capable of using such data in transaction processing.  In the case of LIDB and the CNAM Database, the Database is the line number and related line information as well as the Query processing logic.

2.15              “Data Element” means a line record informational component that has a unique identifier.  Data Elements are identified either as Custom Data Elements or as Standard Data Elements depending on the type of unique identifier.

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2.16              “End User” means a third-party residence or business that subscribes to Telecommunications Services provided at retail by any Party. As used herein, the term “End Users” does not include any of the Parties to the Agreement with respect to any item or service obtained under this Appendix.

2.17              “GetData” means the capability of a LIDB owner to both create Custom Data Elements and to process and respond to GetData Queries.

2.18              “GetData Query” means a LIDB Query that allows a company to customize its data request from LIDB to obtain Data Elements that are not related to calling card PINs.

2.19              “Line Information Data Base (LIDB)” means a transaction-oriented Database system that functions as a centralized repository for data storage and retrieval.  LIDB is accessible through CCS Networks.  LIDB contains records associated with End User line numbers and special billing numbers.  LIDB accepts Queries from other network elements and provides return result, return error, and return reject Responses as appropriate. Examples of information that Account Owners might store in LIDB and in their line records are: ABS Validation Data, Originating Line Number Screening (OLNS) data, ZIP Code data, and Calling Name Information.  In AT&T CALIFORNIA, AT&T SOUTHWEST REGION 5-STATE and AT&T CONNECTICUT, LIDB and CNAM are not separated, instead, CNAM information is contained in LIDB.  CNAM information also resides on the LIDB used by AT&T MIDWEST REGION 5-STATE, however, CNAM Queries are currently processed in AT&T MIDWEST REGION 5-STATE’s CNAM Database.

2.20              “LIDB Data Screening” (or “Data Screening”) means a security capability administered by a LIDB owner that gives LIDB the ability to allow, deny, or limit the information returned to a Query-originator.

2.21              “Originating Line Number Screening” (“OLNS”) means a specific type of LIDB Query that requests the originating call processing, billing, and service profiles of an originating line.

2.22              “Originating Point Code” (“OPC”) means a code assigned to identify Customer’s system(s) that originate LIDB and/or CNAM Queries.

2.23              “Personal Identification Number” (“PIN”) means a confidential four-digit code number provided to a calling card customer to prevent unauthorized use of his/her calling card number.  LIDB and/or the LIDB administrative system can store a PIN for those line numbers that have an associated calling card.

2.24              “Point Code” means a 9-digit code that identifies a Service Platform connected to the CCS/SS7 network that is capable of sending, processing, or receiving S7 messages.  A Point Code may be referred to either as an Originating Point Code or a Terminating Point Code.

2.25              “Query” means a message that represents a request to a Database for information.

2.26              “Query Transport Rate” means a per-Query usage rate that applies to certain Queries transported from an AT&T-13STATE STP to the SCP where the LIDB and/or CNAM Database resides and back.

2.27              “Response” means an SS7 message that, when appropriately interpreted, represents an answer to a Query.

2.28              “Service Control Point” (“SCP”) means a common CCS Network node where the Calling Name Database resides.

2.29              “Service Platform” means a physical platform that interfaces with Customer’s service logic.  A service platform may be a telephony switch, an SCP, or any other platform capable of appropriately interacting with Customer’s service logic.

2.30              “Service Switching Point” (“SSP”) means the software capability within a Signaling Point that provides the Signaling Point with SS7 message preparation/interpretation capability plus SS7 transmission/reception access ability.

2.31              “Signaling Point” (“SP”) means a CCS Network interface element capable of initiating and/or terminating SS7 messages.

2.32              “Signaling System 7” (“SS7”) means the signaling protocol used by a CCS Network.

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2.33              “Signaling Transfer Point” (“STP”) means a CCS Network node that performs a packet switching function for routing signaling messages among Service Switching Points (SSPs), Service Control Points (SCPs), Signaling Points (SPs), and other STPs in order to query Databases. In order to connect to an AT&T-13STATE’s SS7 network, Customer (or a third party transporting Customer’s CNDS Queries) must connect with an AT&T-13STATE STP in order to connect to that AT&T-13STATE’s SCP.

2.34              “Standard Data Element” means a data element in LIDB and/or CNAM Database that has a unique Transaction Capabilities Application Part (TCAP) ID and is defined in Telcordia Technologies’ Generic Requirements documentation.

2.35              “Terminating Point Code” means a 9-digit code that identifies the network node that will receive a Query or a Response.

2.36              “Validation Query” means collectively both Calling Card Query and Billed Number Screening (BNS) Query.

3.                   DESCRIPTION OF SERVICE

3.1                 AT&T-13STATE will provide Customer with per-Query access to AT&T-12STATE’s LIDB and/or CNAM Database under the Agreement (including without limitation this Appendix) only when Customer is using LWC to provision basic analog local exchange telecommunications service and only when such Queries are launched from an AT&T-13STATE Service Platform.

3.2                 AT&T-12STATE’s LIDB accepts the following types of Queries:

3.2.1            Calling Card Query

3.2.2            Billed Number Screening Query

3.2.3            Originating Line Number Screening Query (OLNS)

3.2.4            GetData Query

3.2.5            CNAM Query

3.2.6            With the exception of AT&T SOUTHWEST REGION 5-STATE and AT&T MIDWEST REGION 5-STATE, GetData and OLNS Query access to SNET DG’s LIDB will be pursuant to a separate agreement between Customer and SNET DG.

3.3                 Neither Party’s access to a LIDB and/or a CNAM Database will necessarily include access to all of the data of all Account Owners resident on such Database.  LIDB owners, including AT&T-12STATE, comply with Account Owners’ requests to restrict access to their data from specific Service Platforms (e.g., end offices and operator services platforms).  When such limits apply, they apply to all companies whose Queries use the same Originating Point Code as the Service Platform being restricted.

3.4                 The Agreement including without limitation this Appendix does not provide Customer with Query access to any third-party Database, or third-party network that provides transport to and/or from such third-party Database or network, unless AT&T-13STATE also queries such Database for its own end users.  AT&T-13STATE shall have sole discretion in determining which LIDB and/or CNAM databases its Service Platforms will Query.  Customer does not gain the ability, by virtue of this Appendix, to determine what Database owning companies AT&T-13STATE will Query, or what third-party networks AT&T-12STATE will use to reach such Databases.

3.5                 LIDB and/or CNAM data is the result of routine service order processing and contacts between Account Owners and their End Users.  As such, the information in LIDB and/or CNAM Database is dynamic and represents information that is only as accurate as provided by the party storing such data and only as of the time such data is stored.

3.6                 Timing of LIDB and/or CNAM Queries in relation to the services that Customer provides will have an impact regarding the relative accuracy of the information Customer receives.  For example, Customer’s Queries generated at a period in time after service provisioning occurs may not retrieve the same information as would

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have been available had Customer Queried LIDB and/or CNAM Database at the time Customer’s service provisioning took place.

3.7                 Account Owners are solely responsible for the accuracy and completeness of the line records they store in AT&T-12STATE’s LIDB and/or CNAM Database; accordingly AT&T-12STATE is not responsible for the accuracy or completeness of those line to the extent inaccuracies and/or incompleteness is due to Account Owner Administration.  Customer will resolve any disputes regarding data accuracy with the appropriate Account Owner.

4.                   MANNER OF PROVISIONING

4.1                 AT&T-13STATE may employ certain automatic and/or manual overload controls to protect AT&T-13STATE’s CCS/SS7 network(s).  Network Management controls found necessary to protect LIDB and/or CNAM Database from an overload condition will be applied based on non-discriminatory guidelines and procedures.  Such management controls will be applied to the specific problem source to the extent technically feasible.

4.2                 All Customer’s Queries to an AT&T-12STATE’s LIDB and/or CNAM Database shall use the following translations types:  005 for CNAM Queries and 253 for all other LIDB Queries (including GetData).  Customer shall use a subsystem number in the calling party address field that is mutually agreed to by the Parties.

5.                   FORECASTS

5.1                 Customer will provide forecasts at least thirty (30) days in advance of any event(s) that is likely to result in significant change in Customer’s Query usage.  Such events may include, but are not limited to, deployment of new service offerings, deployment of additional Service Platforms, and access to new Data Elements.

5.2                 If AT&T-12STATE determines that it lacks adequate processing capability to provide the requested Query access, AT&T-12STATE will notify Customer of AT&T-12STATE’s inability to provide the requested service(s) under the Agreement (including without limitation this Appendix) until such time as AT&T-12STATE gains adequate processing capability.  AT&T-12STATE will take reasonable commercial efforts to obtain the needed processing capability, however, AT&T-12STATE will have no liability to Customer pending these efforts while AT&T-12STATE gains such needed processing capacity.

5.3                 Notwithstanding the foregoing, if Customer determines that it does not require real-time GetData Query access, but can manage its GetData Query volumes into off-peak days and hours, and such Query management would not result in AT&T-12STATE exhausting its Query-processing capacity, the Parties may mutually agree upon dates and times during which Customer will launch its Queries, until adequate capacity is available.

5.4                 In addition to and without qualifying any other limitation of liability provision contained in the Agreement (including without limitation this Appendix), if Customer does not provide AT&T-12STATE with reliable forecast information as set forth in this Section 5, AT&T-12STATE shall not be liable for any service degradation that may occur, including without limitation, loss of service.

6.                   OWNERSHIP OF INFORMATION

6.1                 Account Owners depositing information in AT&T-12STATE’s LIDB and/or CNAM Database(s) retain full and complete ownership and control over such information.  Customer shall not obtain any ownership interest by virtue of the Agreement (including without limitation this Appendix).

6.2                 Upon request from an Account Owner whose data Customer is accessing, Customer will identify to such Account Owner, within a reasonable period of time as specified by the Account Owner, the purposes for which Customer uses such Account Owner’s information.  Customer shall provide information with enough specificity that the Account Owner can verify that such purposes are consistent with this Appendix.

6.2.1            Upon request, Customer will provide AT&T-12STATE with a designated contact (name, telephone number, and email address) which AT&T-12STATE can use in referring Account Owner(s) to Customer.

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6.3                 Unless expressly authorized in writing between the Parties, Customer will use CNAM Query only for the purpose of delivery of Calling Name Information by Customer to Customer’s LWC End Users who are provided CNDS.  Customer may use CNAM Query for such authorized purpose only on a call-by-call basis.  Customer may not store for future use any non-Customer data that Customer accesses from AT&T-12STATE’s LIDB and/or CNAM Database(s).

6.4                 Customer will not copy, store, maintain, or create any table or database of any kind based upon information Customer receives in a Response from any of AT&T-12STATE’s LIDB and/or CNAM Databases.

6.5                 In any agreement or tariff in which Customer provides CNDS to its LWC End Users, Customer will prohibit such LWC End Users from maintaining or creating any table or database from any Response from an AT&T-12STATE’s Database and providing such table or database to third parties.

6.6                 In addition to any other remedies available at law or in equity or under the Agreement, if Customer use LIDB Query and/or CNAM Query and/or Response Information for any purpose not specifically authorized under the Agreement (including without limitation this Appendix), AT&T-13STATE may immediately terminate the Agreement and stop providing access to AT&T-12STATE’s LIDBs and/or CNAM Databases, including the service that launches the Query, without liability to Customer and/or any LWC End Users.

6.7                 The Parties may use reports on Query usage and Query usage statistics and information similar to Query usage statistics to bill their Customers to estimate facilities usage needs, and for engineering, capacity, and network planning.  AT&T-13STATE may also use such statistics to aid other companies wanting to gain Query Access LDIB and/or CNAM Database.  Customer may aggregate individual LIDB and/or CNAM Database usage statistics regarding the number of Customer’s Queries and similar types of information during a specified time period, such as a month or a year.  Customer will only publish such statistics in aggregate form and will ensure that all information not owned by Customer (including Account Owner names) is redacted and cannot reasonably be identified from the published materials.

6.8                 Customer acknowledges that an Account Owner’s End User information in LIDB and/or CNAM Database may contain Customer Proprietary Network Information or competitively sensitive information.  Customer agrees that it will use such information only for the purposes permitted under this Appendix.  Other than as identified in Section 7.8.1 below, Customer further agrees that it will not create lists or databases of any kind based upon GetData Responses from LIDB for any purpose including, without limitation, for marketing purposes and/or for competitive analysis.

6.8.1            The Parties agree, that for the purposes of validating accounts and billing and collections, the data Customer retrieves from AT&T SOUTHWEST REGION 5-STATE’s and/or AT&T CALIFORNIA’s LIDB through a GetData Query may be retained by Customer for ninety (90) days from the date on which Customer requested the data, whereupon Customer will delete or otherwise destroy the information.  Customer understands that the data may become invalid if used for any purpose other than billing during that retention period.  If Customer determines that it will need such information from an Account Owner for any period of time in excess of ninety (90) days from the date on which Customer requested the data, Customer will obtain authorization for such retention directly from the Account Owner of the information.  Such authorization must be pursuant to a separate agreement directly between Customer and Account Owner.

6.9                 In addition to any other remedies available at law or in equity, if Customer use Response Information for any purpose not specifically authorized under the Agreement (including without limitation this Appendix) AT&T-12STATE may cease providing access to or block access to said data or other Data Element(s) as set forth following.

6.9.1            In the event Customer breach this provision and in addition to any other remedies available at law or in equity or under the Agreement, AT&T-13STATE may terminate the Agreement upon ten (10) days written notice.

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7.                   SURVIVAL

7.1                 Sections 1, 2, 7, 8, 9, 10, 11, and 12 of this Appendix shall survive such termination or expiration of the Agreement, in whole or in part.

8.                   LIMITATION OF LIABILITY

8.1                 This Section is in addition to other applicable limitations of liability and indemnification provisions set forth elsewhere in the Agreement, including without limitation Attachment LWC.

8.2                 In no event shall AT&T-13STATE have any liability for system outage or inaccessibility, or for losses arising from the authorized or unauthorized use of any data obtained hereunder by any entity.

8.3                 AT&T-13STATE will not be liable for any damages resulting from or arising out of Customer’s failure to provide forecast information as set forth in Section 5 of this Appendix.

8.4                 AT&T-12STATE is furnishing access to its Databases to facilitate Customer’s provision of services and capabilities authorized under this Appendix, but not to ensure against the risk of call non-completion. or to ensure the successful provision of any service or capability. LIDB and/or CNAM data is the product of routine business service order activity, End User contact, and/or fraud investigations.  LIDB AND/OR CALLING NAME INFORMATION PROVIDED TO CUSTOMER BY AT&T-13STATE HEREUNDER SHALL BE PROVIDED “AS IS”.  AT&T-13STATE MAKES NO WARRANTY, EXPRESS OR IMPLIED, REGARDING THE ACCURACY OR COMPLETENESS OF THE LIDB AND/OR CALLING NAME INFORMATION REGARDLESS OF WHOSE LIDB AND/OR CALLING NAME INFORMATION IS PROVIDED; PROVIDED, HOWEVER, THAT AT&T-13STATE SHALL USE COMMERCIALLY REASONABLE EFFORTS TO PROVIDE CUSTOMER WITH ACCURATE AND COMPLETE DATA REGARDING AT&T-13STATE RETAIL END USERS.  IN ADDITION TO ANY OTHER LIMITATIONS OF LIABILITY SET FORTH ELSEWHERE IN THE AGREEMENT, AT&T-13STATE SHALL NOT BE HELD LIABLE FOR ANY LIABILITY, CLAIMS, DAMAGES OR ACTIONS INCLUDING ATTORNEYS’ FEES.

9.                   CONFIDENTIALITY

9.1                 In addition to Section 23, Non-Disclosure, of the Agreement, both Parties agree to limit their use of carrier proprietary information customer and proprietary network information received from the other in accordance with the provisions of Sections 222(a) and (b) of the Act.

9.2                 Customer shall comply with all applicable requirements of 47 U.S.C. § 222 (and implementing FCC decisions thereunder), and, where accessing CPNI or CARRIER proprietary information via GetData, Customer agrees to indemnify, defend and hold AT&T-12STATE harmless against any claim made by an person, including any End User or governmental entity against AT&T-12STATE.

10.                MUTUALITY

10.1              For calls to and from LWC customers, Customer will make available to AT&T-13STATE Query access to Customer’s LIDB and/or CNAM information through a technically compatible Database either through self-provisioning or through a Database vendor.  AT&T-13STATE agrees to negotiate in good faith to reach an agreement with Customer or Database Vendor, as appropriate, for such Query access.  If AT&T-13STATE is unable to reach such agreement, chooses not to enter into an agreement with the applicable Database owner, or chooses to discontinue using the services of the applicable Database owner, Customer’s LIDB and/or CNAM information will be unavailable to any customer and End Users that are served through AT&T-13STATE Service Platforms.

11.                DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

11.1              IN ADDITION TO ANY DISCLAIMER OF WARRANTIES APPLICABLE TO THE AGREEMENT, WITH RESPECT TO THIS APPENDIX, AT&T-13STATE MAKES NO REPRESENTATIONS OR WARRANTIES EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR INTENDED OR PARTICULAR PURPOSE WITH RESPECT TO THE SERVICES OR

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PRODUCTS IT PROVIDES UNDER THIS APPENDIX OR THAT ARE CONTEMPLATED TO BE PROVIDED UNDER THIS APPENDIX.  ADDITIONALLY, AT&T-13STATE ASSUMES NO RESPONSIBILITY WITH REGARD TO THE CORRECTNESS OF THE DATA SUPPLIED BY AN ACCOUNT OWNER WHEN THIS DATA IS ACCESSED AND USED BY ANY PARTY, INCLUDING WITHOUT LIMITATION, A THIRD PARTY.

12.                ASSIGNMENT

12.1              Either Party may assign and transfer this Appendix to any parent, subsidiary, successor, or affiliated company without the prior written consent of the other Party.

13.                PRICING

13.1              AT&T-13STATE shall not charge Customer a separate per-query charge for any Query made from AT&T-13STATE Service Platforms under this Appendix (Queries originated under the Agreement are included as part of the Service Platform offering, depending upon the type of AT&T-13-STATE Service Platform used to launch the Query).

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APPENDIX LWC OSS

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SECTION	SECTION NUMBER

INTRODUCTION	1
DEFINITIONS	2
GENERAL CONDITIONS	3
PRE-ORDERING	4
ORDERING/PROVISIONING	5
MAINTENANCE/REPAIR	6
BILLING	7
REMOTE ACCESS FACILITY	8
DATA CONNECTION SECURITY REQUIREMENTS	9
OPERATIONAL READINESS TEST (ORT) FOR ORDERING INTERFACES	10
OSS TRAINING COURSES	11
SERVICE BUREAU PROVIDER ARRANGEMENTS FOR SHARED ACCESS TO OSS	12

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APPENDIX LWC OSS

(OPERATIONS SUPPORT SYSTEMS FUNCTIONS)

1.             INTRODUCTION

1.1           This Appendix is an integral part of the Private Commercial Agreement for Local Wholesale Complete between AT&T-13STATE and CARRIER, and sets forth terms and conditions for use of Operations Support Systems (OSS) “functions” for pre-ordering, ordering, provisioning, maintenance/repair, and billing that AT&T-13STATE makes available to CARRIER in conjunction with Local Wholesale Complete (LWC).

2.             DEFINITIONS

2.1           “LSC” means the Local Service Center (LSC).

2.2           “LOC” means the Local Operations Center (LOC).

2.3           “Service Bureau Provider” or “SBP” means a company which has been engaged by a CARRIER to act on its behalf for purposes of accessing AT&T-13STATE’s OSS application-to-application interfaces via a dedicated connection over which multiple CARRIER’s local service transactions are transported.

3.             GENERAL CONDITIONS

3.1           Proper Use of OSS interfaces:

3.1.1        For AT&T-13STATE, CARRIER agrees to use AT&T-13STATE OSS electronic interfaces, as offered herein, for pre-order, order, provisioning, maintenance and repair, and billing activity solely related to Local Wholesale Complete.  CARRIER may not access or otherwise use the OSS functionality offering herein for any other purpose whatsoever.  Failure to comply with reasonable security practices or misuse of OSS interfaces may result in forfeiture of electronic access to OSS functionality.  In addition, CARRIER shall be responsible for and indemnifies AT&T-13STATE against any cost, expense or liability relating to any misuse of AT&T-13STATE’s OSS included but not limited to unauthorized entry or access into, or use or manipulation of AT&T-13STATE’s OSS from systems, workstations or terminals used by CARRIER employees, agents, or any third party gaining access through information and/or facilities obtained from, or utilized by CARRIER, or on behalf of CARRIER and shall pay AT&T-13STATE for any and all damages caused by such actions.

3.2           Within AT&T-13STATE Service Areas, CARRIER’s access to pre-order functions described in 4.2.2 will only be utilized to view Customer Proprietary Network Information (CPNI) of another telecommunications carrier’s end user where CARRIER has obtained an authorization for release of CPNI from the end user and has obtained an authorization to become the end user’s Local Service Provider.

3.2.1        In AT&T-13STATE regions, CARRIER must maintain records of individual customers’ authorizations for change in local exchange service and release of CPNI which adhere to all requirements of state and federal law, as applicable.

3.2.2        Throughout AT&T-13STATE region, CARRIER is solely responsible for determining whether proper authorization has been obtained and holds AT&T-13STATE harmless from any loss on account of CARRIER’s failure to obtain proper CPNI consent from an end user.

3.3           In the event AT&T-13STATE has good cause to believe that CARRIER has used AT&T-13STATE OSS in a way that conflicts with this Agreement (including this Appendix) or applicable law, AT&T-13STATE shall give CARRIER written notice describing the misuse (“Notice of Misuse”).  Upon receipt of such notice, CARRIER shall immediately refrain from the misuse.  If CARRIER fails to do so, then

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CARRIER’s access to OSS shall be discontinued until after such misuse has been remedied.  Manual processing will remain available until the issue of misuse has been resolved.

3.4           When mechanized processes are not available, CARRIER shall be permitted to use manual processes.  When using manual processes, CARRIER will use the AT&T-13STATE manual forms and populate such forms via electronic input and submit the forms via facsimile to the Local Service Center (LSC). CARRIER will be billed the electronic service order charge.

3.5           AT&T-13STATE will continue to provide notification of changes to AT&T-13STATE LSOR (Local Service Ordering Requirements) document consistent with the notification intervals in the AT&T-13STATE Change Management Process.

3.6           AT&T-13STATE, at its discretion, will define Local Service Request (LSR) Usage requirements according to the General Section 1.0, paragraph 1.4 of the practices in the OBF Local Service Ordering Guidelines (LSOG), which states: “Options described in this practice may not be applicable to individual provider’s tariffs; therefore, use of either the field or valid entries within the field is based on the provider’s tariffs/practices.”

3.7           Due to enhancements and on-going development of access to AT&T-13STATE’s OSS functions, certain interfaces described in this Appendix may be modified, temporarily unavailable or may be phased out after execution of this Appendix. AT&T-13STATE shall provide proper notice of interface phase-out consistent with the notification intervals in the AT&T-13STATE Change Management process.

3.8          CARRIER is responsible for obtaining operating system software and hardware to access AT&T-13STATE OSS functions.  All hardware and software requirements are specified in: “CLEC Hardware/Software Requirements for Access of AT&T Uniform OSS Applications”.

4.             PRE-ORDERING

4.1           AT&T-13STATE will provide access to pre-order functions to support CARRIER ordering of Local Wholesale Complete. The following lists represent pre-order functions that are available to CARRIER so that CARRIER order requests may be created to comply with AT&T-13STATE region-specific ordering requirements.

4.2           Pre-Ordering functions include

4.2.1        Feature/Service Availability

4.2.1.1     Feature Inquiry provides AT&T-13STATE with feature and service availability by WTN, NPA/NXX, and CLLI Code (as applicable).

4.2.1.2     PIC/LPIC Inquiry provides AT&T-13STATE Primary Interexchange Carrier (PIC) options for intraLATA toll and interLATA toll.

4.2.2        Customer Service Information - CSI Inquiry

Within AT&T-13STATE Service Areas, CARRIER’s access to pre-order functions described in 3.2 will only be utilized to view Customer Proprietary Network Information (CPNI) of another telecommunications carrier’s end user where CARRIER has obtained an authorization for release of CPNI from the end user and has obtained an authorization to become the end user’s Local Service Provider.

4.2.3        Telephone Number Inquiry

AT&T-13STATE provides a Telephone Number Reservation Inquiry and a Cancel Reservation function.

4.2.4        Scheduling Inquiry/Availability

4.2.4.1     Due Date Inquiry provides next available dates for the end user (where available).

4.2.4.2     Dispatch Inquiry provides information to indicate whether dispatch is required.

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4.2.5        Address Validation Inquiry

AT&T-13STATE provides address validation function.

4.2.6        Common Language Location Indicator (CLLI) Inquiry

AT&T-13STATE provides CLLI code inquiry function.

4.2.7        Connecting Facility Assignment (CFA) Inquiry

AT&T-13STATE provides a CFA inquiry function.

4.2.8        Network Channel/Network Channel Interface (NC/NCI) Inquiry

AT&T-13STATE provides a NC/NCI inquiry function.

4.3           Electronic Access to Pre-Order Functions

4.3.1        Local Wholesale Complete Pre-order Interface Availability

4.3.1.1     Enhanced Verigate is the 13-state uniform pre-order GUI interface available in AT&T-13STATE to provide the pre-ordering functions listed in section 4.2.  Enhanced Verigate is accessible via a web-based Toolbar.

4.3.1.2     industry standard EDI/CORBA Pre-ordering Gateway is provided by AT&T-13STATE. This pre-ordering gateway supports two structural protocols, EDI and CORBA, as recommended by the technical industry committees.  EDI/CORBA is the 13-state uniform pre-order application-to-application interface that can be integrated with the CARRIER’s own negotiation system.

4.4           Other Pre-order Function Availability

4.4.1        Where pre-ordering functions are not available electronically, CARRIER will manually request this information from the LSC, dependent on operating region, for inclusion on the service order request.  CARRIER will be billed the electronic service order charge.

4.4.2        Data Validation Files are available for the purpose of providing CARRIER with an alternate method of acquiring pre-ordering information that is considered relatively static. Upon request, AT&T-13STATE will provide CARRIER with any of the following Data Validation Files via Connect: Direct, CD-ROM, or downloadable via the pre-order GUI – Enhanced Verigate.  Due to its size, the Street Address Guide (SAG) will be available only via Connect:Direct, and CD-ROM.

Data Validation Files:

SAG (Street Address Guide)

Feature/Service Availability by Switch
Directory Names
Class of Service Codes
USOC (Universal Service Order Codes)
Community Names
Yellow Page Headings
PIC/LPIC (InterLATA/IntraLATA)

5.             ORDERING/PROVISIONING

5.1           AT&T-13STATE provides access to ordering functions to support CARRIER provisioning of Local Wholesale Complete via one or more electronic interfaces.  To order Local Wholesale Complete, CARRIER will format the local service request (LSR) to identify what features, services, or elements it wishes.  AT&T-13STATE to provision in accordance with AT&T-13STATE LSOR ordering requirements. AT&T-13STATE will provide CARRIER access to one or more of the following systems or interfaces:

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5.2           Service Order Request System Availability

5.2.1        AT&T-13STATE makes available to CARRIER an Electronic Data Interchange (EDI) application to application interface for transmission of Local Service Requests (LSR) as defined by the OBF, consistent with AT&T-13STATE Local Service Order Requirements (LSOR), and via EDI mapping as defined by TCIF. In ordering and provisioning of Local Wholesale Complete, CARRIER and AT&T-13STATE will utilize industry guidelines developed by OBF and TCIF EDI to transmit data based upon AT&T-13STATE’s Local Wholesale Complete ordering requirements, dependent on operating region.

5.2.2        For AT&T-13STATE, web-based LEX is the new 13-state uniform ordering GUI interface that provides access to the uniform ordering functions for Local Wholesale Complete. Web-based LEX is accessible via a web-based Toolbar.

5.3           Provisioning for Local Wholesale Complete in AT&T-13STATE

AT&T-13STATE will provision Local Wholesale Complete as detailed in CARRIER order requests. Access to status on such orders will be provided via the following electronic interfaces:

5.3.1        For AT&T-13STATE, Order Status and Provisioning Order Status functionality is provided through the Enhanced Verigate interface which will allow CARRIER to check service order status.

5.3.2        For EDI ordering, AT&T-13STATE will provide, and CARRIER shall use, an EDI interface for transferring and receiving orders, Firm Order Confirmation (FOC), service completion, and, as available, other provisioning data and information.

6.             MAINTENANCE/REPAIR

6.1           Two electronic interfaces are accessible in each region to place, and check the status of, trouble reports for Local Wholesale Complete.  Upon request, CARRIER may access these functions via the following methods:

6.1.1        In AT&T-13STATE, Electronic Bonding for Trouble Administration - Graphical User Interface (EBTA-GUI) is the 13-state uniform GUI interface that allows CARRIER to perform MLT, issue trouble tickets, view status, and view trouble history on-line.

6.1.2        In AT&T-13STATE, Electronic Bonding Trouble Administration (EBTA) is the 13-state uniform application to application interface that is available for trouble report submission and status updates. EBTA conforms to ANSI guidelines T1:227:1995, T1.228:1995 and T1.262:1998, Electronic Communications Implementation Committee (ECIC) Trouble Report Format Definition (TFRD) Number 1 as defined in ECIC document ECIC/TRA/95-003, and all guidelines referenced within those documents, as mutually agreed upon by CARRIER and AT&T-13STATE.  Functions currently implemented include Enter Trouble, Request Trouble Report Status, Add Trouble Information, Modify Trouble Report Attributes, Trouble Report Attribute Value Change Notification, and Cancel Trouble Report, as explained in 6 and 9 of ANSI T1.228:1995.  CARRIER and AT&T-13STATE will exchange requests over a mutually agreeable X.25-based network.

7.             BILLING

7.1           AT&T-13STATE will bill CARRIER for Local Wholesale Complete.  AT&T-13STATE will send associated billing information to CARRIER as necessary to allow CARRIER to perform billing functions.  At minimum AT&T-13STATE will provide CARRIER billing information in a paper format, or via 18-track magnetic tape, as agreed to between CARRIER and AT&T-13STATE.  Such alternate bill media will be made available to CARRIER consistent with the individual state tariff provisions.

7.2           Electronic access to billing information for Local Wholesale Complete will be available via the following interfaces:

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7.2.1        AT&T-13STATE makes available to CARRIER a local Bill Data Tape to receive data in an electronic format from its CABS database. The local Bill Data Tape contains the same information that would appear on CARRIER’s paper bill.

7.2.2        In AT&T SOUTHWEST REGION 5-STATE, CARRIER may also view billing information through the Bill Information interface.  Bill Information will be accessible via AT&T SOUTHWEST REGION 5-STATE Toolbar.

7.2.3        In AT&T-13STATE, CARRIER will receive a Daily Usage Extract electronically, on a daily basis, with information on the usage billed to its accounts for Local Wholesale Complete in the industry standardized Exchange Message Interface (EMI) format.

7.2.4        In AT&T-13STATE, CARRIER will receive a uniform loss notification via EDI 836 transaction or via the uniform GUI interface, WebLEX.  For LWCs this loss notification indicates when CARRIER’s LWC End Users change their Local Exchange Carrier.

8.             REMOTE ACCESS FACILITY

8.1           CARRIER must access OSS interfaces as specified by AT&T-13STATE.  Currently access is provided via a Remote Access Facility.  For AT&T SOUTHWEST REGION 5-STATE, the LRAF currently located in Dallas, TX will be used.  The PRAF in Fairfield, CA currently handles AT&T-2STATE. The ARAF, located in Chicago, IL, presently serves AT&T MIDWEST REGION 5-STATE and the SRAF in New Haven, CT, currently handles AT&T CONNECTICUT.  Each of these four xRAFs will provide CARRIERs dedicated access to the uniform application to application and Graphical User Interfaces.  Connection to these remote access facilities will be established via a “port” either through dial-up or direct connection as described in Section 8.2.  CARRIER may utilize a port to access AT&T-13STATE OSS interfaces to perform the supported functions, in accordance herewith, in any AT&T-13STATE where CARRIER has executed an Appendix OSS.  OSS applications that are accessible through the Internet will also go through a secured Remote Access Facility.  AT&T13-STATE reserves the right to modify connectivity requirements and RAF locations.  All changes will be conveyed to CARRIER in advance of implementation.

8.2           Presently, CARRIER may use three types of access: Switched, Private Line, and Frame Relay. For Private Line and Frame Relay “Direct Connections,” CARRIER shall provide its own router, circuit, and two Channel Service Units/Data Service Units (CSU/DSU).  The demarcation point shall be the router interface at the LRAF, PRAF, ARAF, or SRAF.  Switched Access “Dial-up Connections” require CARRIER to provide its own modems and connection to the AT&T SOUTHWEST REGION 5-STATE LRAF, AT&T-2STATE PRAF, AT&T MIDWEST REGION 5-STATE ARAF, and AT&T CONNECTICUT SRAF.  CARRIER shall pay the cost of the call if Switched Access is used.  Connections via the Public Internet require CARRIER to connect to an ISP of their choice and use one of the HTTPS URLs associated with access to AT&T-13STATE OSS via the public internet.

8.3           Presently, CARRIER shall use TCP/IP to access AT&T-13STATE OSS via the LRAF, ARAF, SRAF, and the PRAF.  In addition, each CARRIER shall have one valid Internet Protocol (IP) network address per region.  CARRIER shall maintain a user-id / password unique to each individual for accessing a AT&T-13STATE OSS on CARRIER’s behalf. CARRIER shall provide estimates regarding its volume of transactions, number of concurrent users, desired number of private line or dial-up (switched) connections, and length of a typical session.

8.4           CARRIER shall attend and participate in implementation meetings to discuss CARRIER LRAF/PRAF/ARAF /SRAF access plans in detail and schedule testing of such connections.

9.             DATA CONNECTION SECURITY REQUIREMENTS

9.1           CARRIER agrees that interconnection of CARRIER data facilities with AT&T-13STATE data facilities for access to OSS will be in compliance with AT&T-13STATE’s “Competitive Local Exchange Carrier (CLEC) Operations Support System Interconnection Procedures” document current at the time of initial

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connection to a RAF. The following additional terms in this Section 9 govern direct and dial up connections between CARRIER and the PRAF, LRAF, ARAF and SRAF for access to OSS Interfaces.

9.2           Joint Security Requirements

9.2.1        CARRIER shall notify AT&T-13STATE immediately, upon termination of employment of an individual user with approved access to the AT&T-13STATE’s OSS interface(s) via a user ID assigned by AT&T-13STATE.

9.2.2        Both Parties shall use an industry standard virus detection software program at all times.  The Parties shall immediately advise each other by telephone upon actual knowledge that a virus or other malicious code has been transmitted to the other Party.

9.3           Additional Responsibilities of Both Parties

9.3.1        Modem/DSU Maintenance And Use Policy: To the extent the access provided hereunder involves the support and maintenance of CARRIER equipment on AT&T-13STATE’s premises, such maintenance will be provided under the terms of the Competitive Local Exchange Carrier (CLEC) Operations Support System Interconnection Procedures document cited above.

9.3.2        Each Party shall notify the other Party’s security organization immediately upon initial discovery of actual or suspected unauthorized access to, misuse of, or other “at risk” conditions regarding the identified data facilities or information. Each Party shall provide a specified point of contact. If either Party suspects unauthorized or inappropriate access, the Parties shall work together to isolate and resolve the problem.

9.4           Monitoring

9.4.1        To deter unauthorized access events, a warning or no trespassing message will be displayed at the point of initial entry (i.e., network entry or applications with direct entry points).  Each Party should have several approved versions of this message. Users should expect to see a warning message similar to this one:

“This is a (AT&T-13STATE or CARRIER) system restricted to Company official business and subject to being monitored at any time.  Anyone using this system expressly consents to such monitoring and to any evidence of unauthorized access, use, or modification being used for criminal prosecution.”

9.4.2        After successful authentication, each session will display the last logon date/time and the number of unsuccessful logon attempts.  The user is responsible for reporting discrepancies.

10.          OPERATIONAL READINESS TEST (ORT) FOR ORDERING INTERFACES

10.1         Prior to live access to OSS interface functionality, the Parties must conduct Operational Readiness Testing (ORT), which will allow for the testing of the systems, interfaces, and processes for the OSS functions. ORT will be completed in conformance with agreed upon processes and implementation dates.  ORT is required unless CARRIER is already using CLEC OSS interface at the time of executing this LWC Agreement.

11.          OSS TRAINING COURSES

11.1         Prior to live OSS interface usage, CARRIER must complete user education classes for AT&T-13STATE-provided interfaces that affect the AT&T-13STATE network.  A separate agreement will be required as a commitment to enroll in training classes and pay for a specific number of CARRIER students in each class.  CARRIER can obtain a copy of the proposed contract and price list from their account manager.  Additional, course descriptions and class schedules by region for CARRIERs will be available through their Account Manager.  CARRIERtraining schedules are subject to change, with class lengths varying.  Classes are train-the-trainer format to enable CARRIER to devise its own course work for its own employees.  If CARRIER is already live using AT&T-13STATE’s CLEC OSS Interfaces

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at the time this contract was executed, this requirement for training language in Section 11 will only be applicable for new OSS interfaces that require separate training.

12.          SERVICE BUREAU PROVIDER ARRANGEMENTS FOR SHARED ACCESS TO OSS

12.1         AT&T-13STATE shall allow CARRIER to access its OSS via a Service Bureau Provider under the following terms and conditions:

12.2         Notwithstanding any language in this Agreement regarding access to OSS to the contrary, CARRIER shall be permitted to access AT&T-13STATE OSS via a Service Bureau Provider as follows:

12.2.1      CARRIER shall be permitted to access AT&T-13STATE application-to-application OSS interfaces, via a Service Bureau Provider where CARRIER has entered into an agency relationship with such Service Bureau Provider, and the Service Bureau Provider has executed an Agreement with AT&T-13STATE to allow Service Bureau Provider to establish access to and use of AT&T-13STATE’s OSS.

12.2.2      CARRIER’s use of a Service Bureau Provider shall not relieve CARRIER of the obligation to abide by all terms and conditions of this Agreement.  CARRIER must ensure that its agent properly performs all OSS obligations of CARRIER under this Agreement, which CARRIER delegates to Service Bureau Provider.

12.2.3      It shall be the obligation of CARRIER to provide notice in accordance with the notice provisions of the Terms and Conditions of this Agreement whenever it established an agency relationship with a Service Bureau Provider or terminates such a relationship.  AT&T-13STATE shall have a reasonable transition time to establish a connection to a Service Bureau Provider once CARRIER provides notice. Additionally, AT&T-13STATE shall have a reasonable transition period to terminate any such connection after notice from CARRIER that it has terminated its agency relationship with a Service Bureau Provider.

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APPENDIX LWC 911/E911

1

SECTION	SECTION NUMBER

INTRODUCTION	1
DEFINITIONS	2
AT&T-13STATE RESPONSIBILITIES	3
CARRIER RESPONSIBILITIES	4
METHODS AND PRACTICES	5
CONTINGENCY	6
BASIS OF COMPENSATION	7
LIABILITY	8

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APPENDIX LWC 911/E911

1.             INTRODUCTION

1.1           This Appendix is an integral part of the Private Commercial Agreement for Local Wholesale Complete (LWC) between AT&T-13STATE and CARRIER, and sets forth terms and conditions for E911 Service provided as part of LWC by the applicable AT&T-13STATE ILEC. Use of E911 Service provided under the Agreement and this Appendix is only available as part of and use in conjunction with LWC. This Appendix is only applicable when CARRIER is purchasing LWC, and then only as part of the LWC being provided (e.g., not for use separately, or with respect to any other offering by AT&T-13STATE).

2.             DEFINITIONS

2.1           “911 Trunk” means a trunk capable of transmitting Automatic Number Identification (ANI) associated with a call to 911 from an AT&T-13STATE Serving Switch to the 911/E911 system.

2.2           “Automatic Location Identification” or “ALI” means the automatic display at the PSAP of the caller’s telephone number, the address/location of the telephone and, in some cases, supplementary emergency services information.

2.3           “Automatic Number Identification” or “ANI” means the telephone number associated with the access line from which a call to 911 originates.

2.4           “Company Identifier” or “Company ID” means a three to five (3 to 5) character identifier chosen by the Local Exchange Carrier that distinguishes the entity providing dial tone to the End User. The Company Identifier is maintained by NENA in a nationally accessible database.

2.5           “Database Management System” or “DBMS” means a system of manual procedures and computer programs used to create, store and update the data required to provide Selective Routing and/or Automatic Location Identification for 911 systems.

2.6           “E911 Customer” means a municipality or other state or local government unit, or an authorized agent of one or more municipalities or other state or local government units to whom authority has been lawfully delegated to respond to public emergency telephone calls, at a minimum, for emergency police and fire services through the use of one telephone number, 911.

2.7           “E911 Universal Emergency Number Service” (also referred to as “Expanded 911 Service” or “Enhanced 911 Service”) or “E911 Service” means a telephone exchange communications service whereby a public safety answering point (PSAP) answers telephone calls placed by dialing the number 911. E911 includes the service provided by the lines and equipment associated with the service arrangement for the answering, transferring, and dispatching of public emergency telephone calls dialed to 911. E911 provides completion of a call to 911 via dedicated trunking facilities and includes Automatic Number Identification (ANI), Automatic Location Identification (ALI), and/or Selective Routing (SR).

2.8           “Emergency Services” means police, fire, ambulance, rescue, and medical services.

2.9           “Emergency Service Number” or “ESN” means a three to five (3 to 5) digit number representing a unique combination of emergency service agencies (Law Enforcement, Fire, and Emergency Medical Service) designated to serve a specific range of addresses within a particular geographical area. The ESN facilitates selective routing and selective transfer, if required, to the appropriate PSAP and the dispatching of the proper service agency (ies).

2.10         “National Emergency Number Association” or “NENA” means the National Emergency Number Association is a not-for-profit corporation established in 1982 to further the goal of “One Nation-One Number”. NENA is a networking source and promotes research, planning, and training. NENA strives to educate, set standards and provide certification programs, legislative representation and technical assistance for implementing and managing 911 systems.

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2.11         “Public Safety Answering Point” or “PSAP” means an answering location for 911 calls originating in a given area. The E911 Customer may designate a PSAP as primary or secondary, which refers to the order in which calls are directed for answering. Primary PSAPs answer calls; secondary PSAPs receive calls on a transfer basis. PSAPs are public safety agencies such as police, fire, emergency medical, etc., or a common bureau serving a group of such entities.

2.12         “Selective Routing” and “Selective Router” or “SR” means the routing and equipment used to route a call to 911 to the proper PSAP based upon the number and location of the caller. Selective routing is controlled by an ESN, which is derived from the location of the access line from which the 911 call was placed.

2.13         “Service Provider” means an entity that provides one or more of the following 911 elements; network, database, or CPE.

3.             AT&T-(13)STATE RESPONSIBILITIES

3.1           AT&T-13STATE shall provide and maintain such equipment at the 911 SR and the DBMS as is necessary to perform the 911/E911 services set forth herein when AT&T-13STATE is the 911/E911 Service Provider for a Rate Center in which CARRIER is authorized to provide local telephone exchange service and has LWC End Users. This shall include the following:

3.2           Call Routing

3.2.1        AT&T-13STATE will switch 911 calls from CARRIER’s LWC Access Lines (LWCALs) through the 911 SR to the designated primary PSAP or to designated alternate locations, according to routing criteria specified by the PSAP.

3.2.2        AT&T-13STATE will forward the calling party number (ANI) of CARRIER’s LWCALs and the associated Service Location Address provided by CARRIER for its LWC End Users to the PSAP for the Automatic Location Identification (ALI) display. If no ANI is forwarded to the 911 SR that serves the AT&T-13STATE Serving Switch where CARRIER’s LWCAL is provisioned, AT&T-13STATE will forward an Emergency Service Central Office (ESCO) identification code for display at the PSAP. If ANI is forwarded, but no ALI record is found in the E911 DBMS, AT&T-13STATE will forward a “No Record Found” to the PSAP and report this “No Record Found” condition to the CARRIER in accordance with NENA standards.

3.3           911 Trunking

3.3.1        AT&T-13STATE shall provide and maintain sufficient dedicated 911 trunks from AT&T-13STATE’s Serving Switch where CARRIER’s LWCAL is provisioned to the 911 SR and from the 911 SR to the PSAP of the E911 Customer, according to provisions of the appropriate state Commission-approved tariff and documented specifications of the E911 Customer.

3.4           911 Database Maintenance

3.4.1        Where AT&T-13STATE manages the 911/E911 database, AT&T-13STATE shall store the CARRIER’s LWC End User 911 Records (that is, the name, address, and associated telephone number(s) for each of CARRIER’s LWC End Users) in the electronic data processing database for the 911 DBMS.

3.4.2        Where AT&T-13STATE manages the DBMS, AT&T-13STATE shall establish a process for the management of NPA splits by populating the DBMS with the appropriate NPA codes.

3.4.3        Where AT&T-13STATE is the 911/E911 Service Provider, AT&T-13STATE shall provide CARRIER LWC End User location information to the PSAP and shall accept calls from PSAPs concerning E911 Service for CARRIER LWC End Users. CARRIER and AT&T-13STATE agree to work cooperatively on requests from a PSAP in an expeditious manner if such a request requires participation from both parties.

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3.5           Where AT&T-13STATE is the 911/E911 Database Provider,

3.5.1        AT&T-13STATE, upon receipt of an LSR from CARRIER for LWC End User records, will perform any necessary error correction of a LWC End User record if said record errs as a result of 911 data validation processes and that such error can be corrected without additional information provided to AT&T-13STATE from CARRIER. If the LWC record does not pass 911 data validation processes and requires additional input from CARRIER, CARRIER and AT&T-13STATE will work cooperatively to correct such error.

3.5.2        AT &T-13STATE shall use the appropriate service order process to update and maintain CARRIER LWC End User service address information utilized for inclusion in the Automatic Location Identification (ALI) database used to support 911/E911 on a non-discriminatory basis.

3.5.3        AT&T-13STATE, upon receipt of a change to the Master Street Address Guide (MSAG) from an authorized E911 Customer, will update CARRIER LWC End User records in the ALI Database. AT&T-13STATE will update all CARRIER LWC End User records in the ALI database affected by such a change in accordance with the MSAG change submitted by the E911 Customer. The Parties agree to work cooperatively to address discrepancies in the 911 database.

3.5.4        AT&T-13STATE, upon receipt of an ALI Database Error Report from an authorized E911 Customer, will update CARRIER LWC End User records in the ALI Database in accordance with the change to the ALI record submitted by the E911 Customer. The Parties agree to work cooperatively to address discrepancies in the E911 database.

3.5.5        AT&T-13STATE, upon receipt of a “No Record Found” (NRF) or Misroute report from an authorized E911 Customer, will investigation and resolve said NRF or Misroute report on CARRIER’s behalf. If said NRF or Misroute report requires assistance from CARRIER, CARRIER and AT&T-13STATE will work cooperatively to resolve all NRFs and Misroutes in an expeditious manner.

4.             CARRIER RESPONSIBILITIES

4.1           CARRIER or its representatives shall be responsible for providing CARRIER’s LWC End User Records to AT&T-13STATE for inclusion in AT&T-13STATE’s 911 DBMS on a timely basis. CARRIER shall provide AT&T-13STATE with accurate and complete information regarding CARRIER’s LWC End User(s) in a format and time frame prescribed by AT&T-13STATE for purposes of E911 administration.

4.2           CARRIER shall order and provide accurate service address information for all LWC orders using the Local Service Request (LSR) process established by AT&T-13STATE. Where AT&T-13STATE is the 911/E911 Service Provider, AT&T-13STATE shall provide access to E911 Services for CARRIER’s LWC End Users in the same manner that it provides such access to AT&T-13STATE own retail End Users. This access shall include 911 call routing to a Public Safety Answering Point (PSAP) designated to receive a 911 call from a CARRIER LWC End User based on the service location of that LWC End User.

4.3           CARRIER is responsible for collecting from its LWC End Users and remitting to the appropriate municipality or other governmental entity any applicable 911/E911 surcharges assessed on the local service provider and/or LWC End Users by any municipality or other governmental entity within whose boundaries the CARRIER provides local exchange service using LWC.

4.4           CARRIER LWC End User 911 Records, in accordance with NENA standards, will use the appropriate AT&T-13STATE NENA Company ID to identify the dial tone provider of record and where applicable submit the necessary documentation to establish the appropriate NENA Company ID.

5.             METHODS AND PRACTICES

5.1           With respect to all matters covered by this Appendix, each Party will comply with all of the following to the extent that they apply to E911 Service:  (i) all FCC and applicable state Commission rules and regulations, (ii) any requirements imposed by any Governmental Authority other than a Commission,

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(iii) the terms and conditions of AT&T-13STATE’s 911/E911 and any other emergency services tariff(s) and (iv) the principles expressed in the recommended standards published by NENA.

6.             CONTINGENCY

6.1           The terms and conditions of this Appendix represent a negotiated plan for providing 911/E911 Service in conjunction with LWC.

6.2           The Parties agree that the E911 Service is provided for the use of the E911 Customer, and recognize the authority of the E911 Customer to establish service specifications and grant final approval (or denial) of service configurations offered by AT&T-13STATE and CARRIER.

7.             BASIS OF COMPENSATION

7.1           Rates for E911 Services are set forth in Exhibit 1 – LWC 911/E911 for those states where AT&T-13STATE is prohibited by law, tariff, or otherwise from billing the E911 Customer for the 911 Database maintenance functions within this Appendix associated with an LWCAL.

8.             LIABILITY

8.1           In addition to the requirements of this Appendix 911/E911, the Parties agree E911 Service will be provided in accordance with Applicable Law.

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EXHIBIT 1 – LWC 911/E911

MRC

ILLINOIS

911 Database Management
ANI/ALI/SR
Per 100 Records	$3.53

INDIANIA

911 Database Management
ANI/ALI/SR
Per 100 Records	$3.55

MICHIGAN

911 Database Management
ANI/ALI/SR
Per 100 Records	$3.93

OHIO

911 Database Management
ANI/ALI/SR
Per 100 Records	$5.32

WISCONSIN

911 Database Management
ANI/ALI/SR
Per 100 Records	$3.75

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APPENDIX LWC BASIC ANALOG SWITCHING
FUNCTIONALITY AND NON-DEDICATED
TRANSPORT

1

SECTION	SECTION NUMBER

INTRODUCTION	1
BASIC ANALOG SWITCHING FUNCTIONALITY	2
NON-DEDICATED TRANSPORT	3
MOU (USAGE-SENSITIVE) CHARGING	4
MAINTENANCE OF SERVICE	5

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APPENDIX LWC BASIC ANALOG SWITCHING FUNCTIONALITY AND NON-DEDICATED TRANSPORT

1.             INTRODUCTION

1.1           This Appendix is an integral part of the Private Commercial Agreement for Local Wholesale Complete between AT&T-13STATE and CARRIER, and sets forth additional terms and conditions under which AT&T-13STATE will provide Basic Analog Switching Functionality and non-dedicated transport, each as part of a LWCAL. Use of Basic Analog Switching Functionality and non-dedicated transport under the Agreement and this Appendix is only available as part of and use in conjunction with LWC. This Appendix is only applicable when CARRIER is purchasing LWC, and then only as part of the LWC being provided (e.g., not for use separately, or with respect to any other offering by AT&T-13STATE).

2.         BASIC ANALOG SWITCHING FUNCTIONALITY

2.1          AT&T-13STATE Serving Switch shall use the routing instructions resident in it to direct all CARRIER traffic originated by, or terminated to, an LWCAL.

2.2           AT&T-13STATE will allow CARRIER to designate the features, functions, and capabilities that are available on a particular LWCAL to the extent such features, functions, and capabilities are Loaded and Activated in that LWC End User’s Serving Switch for use with Basic Analog Switching Functionality. (“Loaded” and “Activated” are elsewhere defined in the Agreement.)  When CARRIER purchases LWCAL, CARRIER will be required to designate which of those features, functions, and capabilities that are to be included on the LWCAL.

2.3           As part of LWC and the use of non-dedicated transport, AT&T-13STATE will also provide the use of its tandem switching for the transport of toll traffic where an interexchange carrier (including the LWCAL’s interLATA PIC/intraLATA LPIC) is not directly connected to the Serving Switch, and where AT&T-13STATE is providing for the transport of “1+” intraLATA toll traffic as provided herein. AT&T-13STATE tandem switching is only provided as part of routing traffic that originates from, or terminates to, an LWCAL.

2.4           LWC as provided by AT&T-13STATE includes standard Central Office treatments (e.g., busy tones, vacant codes, fast busy, etc.), supervision and announcements.

2.5           AT&T-13STATE will control congestion points such as those caused by radio station call-ins and network routing abnormalities using appropriate network capabilities. CARRIER agrees to respond to AT&T-13STATE’s notifications regarding network congestion.

2.6           AT&T-13STATE will perform testing on LWCALs for CARRIER in the same manner and frequency that AT&T-13STATE performs for its own retail or resale customers for an equivalent service.

2.7           AT&T-13STATE will repair and restore any AT&T-13STATE equipment that may adversely impact LWC.

2.8           Where the technical capability is available, AT&T-13STATE will provide usage detail for the Basic Analog Switching Functionality used in a LWCAL in accordance with and subject to other application provisions of this Agreement. Refer to DUF and OSS LWC Appendices for provisions regarding the daily usage detail records, and the usage record provisions, including those addressing Daily Usage Feed (DUF) provisions of this Agreement.

2.9           Where technically feasible, AT&T-13STATE will provide CARRIER with the use of the functionality to block in-collect calls (collect calls, calling card calls and calls billed to 3rd parties), 900 calls, international calls (IDDD), and toll calls) by line or trunk for LWCALs to the extent that AT&T-13STATE provides such blocking capabilities to its end users and to the extent required by federal and/or State law.

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3.             NON-DEDICATED TRANSPORT

3.1           With LWC, AT&T-13STATE provides non-dedicated transport, which is defined as the transmission facilities shared by more than one carrier, including the relevant AT&T-13STATE entity, between end office switches, between end office switches and tandem switches, and between tandem switches, in the relevant AT&T-13STATE network to the extent of the included calling scope provided for in the Agreement.

3.2           This non-dedicated transport permits CARRIER to use AT&T-13STATE for the origination from and termination to the associated LWCAL of local traffic to and from AT&T-13STATE switches or third-party switches.

3.3           IntraLATA Toll Transmission

3.3.1        AT&T-12STATE shall also make available, upon a LWCAL-specific request, the ability to route over AT&T-12STATE’s existing network “1+” intraLATA calls originating from that LWCAL (“L-PIC Ability”). The L-PIC Ability will be provided from the Serving Switch for the LWCAL, and consists of use of AT&T-12STATE’s existing intraLATA interexchange transmission facilities using the same routing tables and network facilities, including interexchange trunk groups and tandem switching (per above), as “1+” intraLATA toll calls originated from the same Serving Switch by AT&T-12STATE’s retail end users for whom AT&T-12STATE is the presubscribed intraLATA toll carrier. The L-PIC Ability shall be made available through the use by CARRIER of AT&T-12STATE’s routing code or, if the means exist and are enabled by AT&T-12STATE to use CARRIER’s Carrier Identification Code (CIC) instead of AT&T-12STATE’s code, then using CARRIER’s CIC.

3.3.2        AT&T CONNECTICUT Only:  AT&T CONNECTICUT will make available, upon a LWCAL-specific request, an L-PIC Ability for “1+” calls placed to points outside of AT&T CONNECTICUT’s local calling area, but within AT&T CONNECTICUT’s retail intraLATA toll service area. The L-PIC Ability will be provided from AT&T CONNECTICUT’s Serving Switch for the LWCAL, and consists of use of AT&T CONNECTICUT’s existing intraLATA interexchange transmission facilities using the same routing tables and network facilities, including interexchange trunk groups and tandem switching, as “1+” intraLATA toll calls originated from the same Serving Switch by AT&T CONNECTICUT’s retail end users for whom AT&T CONNECTICUT is the presubscribed intraLATA toll carrier.

3.3.2.1     CARRIER acknowledges that “1+” calls from AT&T CONNECTICUT-provided LWCAL using the L-PIC Ability to Verizon switches in its incumbent service area may be originated and carried under the terms hereof, but that “1+” calls to other intrastate interLATA switches owned by other telecommunications carriers may not be originated or carried using the L-PIC Ability (e.g., Woodbury). Where appropriate in the context, references to “intraLATA” with respect to AT&T CONNECTICUT shall include such use to the Verizon switches.

3.3.2.2     AT&T CONNECTICUT’s L-PIC Ability shall be made available to CARRIER through the use of a pseudo-Carrier Identification Code (“pseudo-CIC”) assigned exclusively to CARRIER. The L-PIC Ability is only available to CARRIER for an LWCAL purchased by CARRIER on which CARRIER has specifically designated the pseudo-CIC as the LPIC (after the pseudo-CIC become available for use). CARRIER shall not use any other pseudo-CIC assigned to another telecommunications carrier or any other routing code enabled for use in AT&T CONNECTICUT’s network. AT&T CONNECTICUT will provide call detail to CARRIER on a daily basis consistent with its then-current practices for LWCAL usage.

3.3.2.3     To be enabled to use the L-PIC Ability, CARRIER shall provide a written request to AT&T CONNECTICUT. AT&T CONNECTICUT shall thereafter bill CARRIER (and CARRIER shall promptly pay to AT&T CONNECTICUT) a one-time service charge for assigning and establishing CARRIER’s exclusive pseudo-CIC in AT&T

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CONNECTICUT’s systems and switches. CARRIER acknowledges and agrees that this charge is non-refundable, regardless of whether and to what extent CARRIER uses the L-PIC Ability. CARRIER shall have no right in any pseudo-CIC except the right to use it in accordance with this Agreement and its permitted use of the L-PIC Ability. CARRIER shall cease use of the pseudo-CIC with the termination of this Agreement, unless otherwise provided in any successor interconnection agreement. AT&T CONNECTICUT reserves the right to modify or change the pseudo-CIC code used by CARRIER hereunder, with such change effective thirty (30) days after written notice to CARRIER of the change. CARRIER will not be charged for changing the pseudo-CIC Code.

3.3.2.4     The L-PIC Ability shall thereafter become available to CARRIER in an estimated six (6) weeks after AT&T CONNECTICUT’s receipt of payment under Section 3.3.2.3. The Parties agree that in order to implement the updating of AT&T CONNECTICUT’s switches with CARRIER’s pseudo-CIC within the six weeks, CARRIER will obtain and provide its Exchange Carrier Code to AT&T CONNECTICUT upon the execution of this Amendment.

3.3.2.5     For intraLATA “0+” operator service calls placed from a LWCAL using the L-PIC Ability, the MOU charge shall be charged for call transport. For directory assistance calls placed from a LWCAL using the L-PIC Ability, and where the calling party uses “directory assistance call completion” to place an intraLATA “1+” call, the MOU charge in shall be charged for call transport. Other charges for non-transport functions for such calls (e.g., OS, DA, DACC charges) shall apply as set forth in the Agreement or tariff, as applicable.

3.3.2.6     AT&T CONNECTICUT will bill the MOUs to CARRIER on a monthly basis for total MOUs on completed calls placed from AT&T CONNECTICUT LWCALs purchased by CARRIER, and on which LWCALs CARRIER has specifically ordered the pseudo-CIC be used as the LPIC. CARRIER acknowledges that AT&T CONNECTICUT’s charges to CARRIER will be rendered using the rating as set forth in Section 20 of AT&T CONNECTICUT’s Connecticut Access Tariff. After rendering a bill to CARRIER, AT&T CONNECTICUT will make manual adjustments to the bill to reflect the per-MOU price set forth in this Section.

3.3.2.7     This Section 3.3.2 shall not apply if AT&T CONNECTICUT no longer provides the L-PIC ability in the manner on which this section is based. In such event, the Parties shall negotiate in good faith replacement provisions.

3.3.3        AT&T-13STATE shall not be the intraLATA toll carrier of record (retail or reseller) for any traffic carried pursuant to the L-PIC Ability. CARRIER shall not charge AT&T-13STATE for any traffic carried pursuant to the L-PIC Ability, including without limitation intercompany traffic termination charges. Any charges for terminating compensation of L-PIC Ability traffic to AT&T-13STATE shall be subject to the Agreement’s provisions regarding the termination of toll traffic.

3.3.4        For “1+”intraLATA toll calls transported via the L-PIC Ability and terminated to an AT&T-13STATE switch, the non-dedicated transport is provided only to the trunk side of AT&T-13STATE’s terminating switch. Such terminating switch and any use thereof, and any facilities and/or services provided after that trunk side of the terminating switch, are not provided under this Appendix or the Agreement.

3.3.5        When a LWCAL is purchased, all CARRIER’s local traffic between AT&T-13STATE switches will use the non-dedicated transport, and all local CARRIER’s traffic to non-AT&T-13STATE switches will use an additional transiting function to those non-AT&T-13STATE switches that are directly trunked (interconnected) to an AT&T-13STATE switch that is within the included calling scope provided for in the Agreement. The non-dedicated transport shall not affect the routing of any traffic from a LWCAL that has a third party carrier’s Carrier Identification Code as that

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LWCAL’s interLATA toll provider (PIC) or intraLATA toll provider (LPIC) (e.g., traffic subject to interLATA/intraLATA presubscription will be delivered to PIC’d/LPIC’d interexchange carrier).

3.3.5.1     In the event AT&T-13STATE is ordered, required, or otherwise allowed to block CARRIER’s transiting or other traffic originating from or terminating to a LWC line, CARRIER shall pay AT&T-13STATE’s costs of the work performed in establishing such blocking.

3.3.6        AT&T-13STATE’s ability to provide non-dedicated transport as part of LWC is limited to existing circuit switch and transmission facilities capacities, or circuit switching and transmission facilities capacities which AT&T-13STATE builds for its own use, of the AT&T-13STATE network.

3.3.7        A&T-13STATE will provide SS7 signaling as provided in the Agreement.

3.3.8        IntraLATA and InterLATA Toll Calls

3.3.8.1     All interexchange traffic will be routed to the interLATA (PIC) or intraLATA toll (LPIC) Interexchange Carrier, as appropriate, selected for an LWCAL.

3.3.8.2     When the L-PIC Ability is not designated for a LWCAL and/or when AT&T-13STATE is not the retail LPIC choice of CARRIER’s LWC End User (the foregoing does not commit or otherwise indicate that AT&T-13STATE is available as a retail intraLATA toll provider to LWC End Users), “1+” intraLATA calls originating from that LWCAL will be routed to the LWC End User’s IntraLATA Primary Interexchange Carrier (LPIC) choice. When a “1+” interLATA call originates from an LWCAL, it will be routed to the LWC End User’s interLATA (PIC) choice.

3.3.8.3     When an intraLATA or interLATA toll call originates from a LWCAL, AT&T-13STATE will not charge originating access charges to CARRIER or the IXC except that the foregoing does not prohibit AT&T-13STATE from providing and/or billing the IXC for the access transport (FGD) in cases where the IXC has chosen AT&T-13STATE as its transport provider.

3.3.8.4     When an intraLATA or interLATA toll call terminates to an LWCAL, AT&T-13STATE will not charge terminating access to CARRIER or the IXC except that the foregoing does not prohibit AT&T-13STATE from providing and/or billing the IXC for the access transport (FGD) in cases where the IXC has chosen AT&T-13STATE as its transport provider.

3.3.9        Toll Free Calls

3.3.9.1     When an LWCAL is used to originate a call to 1+800 (or equivalent toll free dialing NPA, e.g., 888, 877 or 866), AT&T-13STATE will perform the appropriate database query and route the call to the indicated IXC as provided in the Agreement.

4.             MOU (USAGE-SENSITIVE) CHARGING

4.1           AT&T-13STATE will charge CARRIER MOU rates for an LWCAL as per the usage rate noted in LWC Pricing Schedule.

5.             MAINTENANCE OF SERVICE

5.1           If trouble appears to occur with LWC, CARRIER will first determine whether the trouble is in CARRIER’s own equipment and/or facilities or those of the LWC End User. If CARRIER determines the trouble is in AT&T-13STATE’s equipment and/or facilities, CARRIER will issue a trouble report to AT&T-13STATE.

5.2           CARRIER shall pay Maintenance of Service charges/additional labor charges, as found in the AT&T-13STATE LWC Pricing Schedule, when CARRIER reports suspected LWC trouble and AT&T-

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13STATE dispatches personnel to an outside location/customer premises or AT&T-13STATE Central Office and trouble was not caused by AT&T-13STATE’s facilities or equipment.

5.3           CARRIER shall pay Maintenance of Service Charges when AT&T-13STATE dispatches personnel and the trouble is in equipment or communications systems provided an entity by other than AT&T-13STATE or in detariffed CPE provided by AT&T-13STATE, unless covered under a separate maintenance agreement.

5.4           CARRIER shall pay Maintenance of Service charges when the trouble clearance did not otherwise require dispatch, but dispatch was requested for repair verification or cooperative testing, and the circuit did not exceed maintenance limits.

5.5           If CARRIER issues a trouble report that requires AT&T-13STATE to access the LWC End User’s premises and AT&T-13STATE personnel are dispatched but denied access to that premises, then Maintenance of Service charges will apply for the period of time that AT&T-13STATE personnel are dispatched. Subsequently, if AT&T-13STATE personnel are allowed access to that premises, these charges will apply without regard to the earlier dispatch and as if the subsequent dispatch was an unrelated dispatch.

5.6           Maintenance of Service charges will apply per incidence at the rate listed in the LWC Pricing Schedule.

5.7           If CARRIER requests or approves a AT&T-13STATE technician to perform services in excess of or not otherwise contemplated by the nonrecurring charges herein, CARRIER will pay Maintenance of Service charges for any additional work to perform such services, including requests for installation or conversion outside of normally scheduled working hours.

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APPENDIX LWC DUF

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INTRODUCTION AND SCOPE	1
DAILY USAGE FILE (DUF)	2

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APPENDIX LWC DUF
(DAILY USAGE FILE)

1.             INTRODUCTION AND SCOPE

1.1           This Appendix is an integral part of the Private Commercial Agreement for Local Wholesale Complete (LWC) between AT&T-13STATE and CARRIER, and sets forth additional terms and conditions for Daily Usage File (DUF) of message data provided as part of LWC by the applicable AT&T-13STATE ILEC.  The DUF terms and conditions provided under the Agreement and this Appendix are only available as part of and use in conjunction with LWC.  This Appendix is only applicable when CARRIER is purchasing LWC, and then only as part of the LWCAL being provided (e.g., not for use separately, or with respect to any other offering by AT&T-13STATE).

2.             DAILY USAGE FILE (DUF)

2.1           If and to the extent technically available and consistent with the availability and provision of usage records previously associated with basic analog UNE-P, AT&T-13STATE will provide CARRIER a specific Daily Usage File (“DUF”) containing message data recorded by AT&T-13STATE from CARRIER customer local and Access usage of Basic Analog Switching Functionality and non-dedicated transport on LWCALs, and alternately billed calls being billed to CARRIER’s LWC Numbers.  Such recorded message data will be provided by AT&T-13STATE in accordance with Exchange Message Interface (EMI) guidelines supported by OBF.  Any exceptions to the supported formats will be noted in the DUF implementation requirements documentation for each AT&T-13STATE ILEC.  Procedures and processes for implementing the interfaces with AT&T-13STATE will be included in implementation requirements documentation.

2.2           To the extent not performed prior to this Agreement, to establish file transmission for the Daily Usage File, CARRIER must provide to AT&T-13STATE a separate written request for each state no less than sixty (60) calendar days prior to the desired first transmission date for each file.

2.3           Unless otherwise specified herein with respect to Alternately Billed Service Calls, call detail for LEC-carried calls that are alternately billed to CARRIER’s LWC Numbers will be forwarded to CARRIER as rated call detail on the DUF.

2.4           Interexchange call detail on CARRIER’s LWC Numbers forwarded to AT&T-13STATE for billing, which would otherwise be processed by AT&T-13STATE for its retail end users, will be returned to the IXC and will not be passed through to CARRIER.  This call detail will be returned to the IXC with a transaction code indicating that the returned call originated from a CARRIER account. Billing for information/enhanced services and other ancillary services traffic will be passed through when AT&T-13STATE records the message.

2.5           Neither Party shall be liable to the other for any special, indirect, or consequential damage of any kind whatsoever with respect to DUFs or message data associated with LWC.  A Party shall not be liable for its inability to meet the terms of this Section where such inability is caused by failure of the other Party to comply with its obligations.  Each Party is obliged to use its best efforts to mitigate damages and to inform the other of issues and concerns regarding DUFs and/or message data so that analysis and investigation can occur and, if warranted, action taken to address and resolve any such issues or concerns.  Included within the types of issues and/or concerns would be those that might indicate CARRIER is not being sent the volume and/or type of records that it expects (e.g., anomalous trends, significant usage records shifts/usage changes in short period of time lack of record types, record mismatches, the possibility of “missing” records).  The Parties agree to work cooperatively to resolves these issues.

2.6           When AT&T-13STATE is notified that, due to its error or omission, incomplete message data has been provided to CARRIER, upon written request from CARRIER, AT&T-13STATE will make reasonable efforts to locate and/or recover the message data recorded no earlier than thirty (30) calendar days

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from the date the details initially were made available to CARRIER, and provide it to CARRIER at no additional charge.  Such requests to recover the message data must be made within thirty (30) calendar days from the date the details initially were made available to CARRIER, or that CARRIER should have reasonably known or had reason to know of any such error or omission.  If such written request is not received by AT&T-13STATE within thirty (30) calendar days, AT&T-13STATE shall have no further obligation to recover the data and shall have no further liability to CARRIER.

2.7           Except as provided in Section 2.8, AT&T-13STATE shall have no further liability to CARRIER beyond its obligation to make reasonable efforts to locate and/or recover the incomplete message data, for the data recorded no earlier than the previous thirty (30) calendar days.

2.8           If, despite timely written request or notification by CARRIER, message detail is lost or unrecoverable as a direct result of AT&T-13STATE having lost or damaged tapes or incurred system outages while performing recording and/or processing of message detail, AT&T-13STATE and CARRIER will estimate the volume of lost messages and associated revenue based on reciprocal compensation and Access rates available herein for the average intrastate, interstate and/or local call.  In such events, AT&T-13STATE’s liability to CARRIER shall be limited to the granting of a credit adjusting amounts otherwise due from it equal to the estimated net lost compensation associated with the lost message detail for a period of time no greater than the previous thirty (30) calendar days.  AT&T-13STATE shall have no obligation or liability for unrecoverable message detail beyond the previous sixty (60) calendar days.

2.9           AT&T-13STATE will not be liable for any costs incurred by CARRIER when CARRIER is transmitting Return DUF files via data lines and a transmission failure results in the non-receipt of data by AT&T-13STATE.

2.10         CARRIER also agrees to release, defend, indemnify and hold harmless AT&T-13STATE from any claim, demand or suit that asserts any infringement or invasion of privacy or confidentiality of any person(s), caused or claimed to be caused, directly or indirectly, by AT&T-13STATE employees and equipment associated with provision of any message data or other usage data as part of or in conjunction with LWC.  This includes, but is not limited to lawsuits and complaints arising from disclosure of any customer specific information associated with either the originating or terminating telephone numbers or calls to a LWCAL or LWC Number.

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APPENDIX LWC SERVICE ASSURANCE PLAN

This Appendix LWC Service Assurance Plan sets forth the terms and conditions under which AT&T-13STATE and CLEC have agreed to levels of service whereby AT&T-13STATE will pay service level assurance payments (service credits) to CLEC in connection with AT&T-13STATE’s performance as measured by the performance measures included in Attachment 1 - Service Assurance Business Rules to this Appendix. These service credits shall be the sole and exclusive remedy of CLEC for AT&T-13STATE’s failure to perform any and all obligations under the Local Wholesale Complete Agreement (LWC) and shall be in lieu of any other damages CLEC might otherwise seek for such breach through any claim or suit brought under any contract or tariff.

1.     AT&T-13STATE agrees to the payment of service credits to CLEC based on the performance measures listed in Attachment 1 - Service Assurance Business Rules. AT&T-13STATE will collect, analyze, and report performance data for these measures in accordance with AT&T-13STATE’s Service Assurance Business Rules in Attachment 1.

2.     No changes to service level assurance payments (service credits) or any other term or condition of this Appendix shall be made except by the mutual consent of the Parties only and shall not be effective until and memorialized in an amendment to this Agreement.

3.     AT&T-13STATE and CLEC agree to use the statistical tests set forth below to determine whether or not service credits are due.

Percent	Rate	Average
Parity Measurements
Sample Size > 30	Sample Size > 10	Sample Size > 10
• Classical Z test for equality of proportions on arsine transformed data • Fisher’s exact test if either the expected numerator < 5 for either CLEC or AT&T-13STATE Sample Size >10 but <30 for either	• Classical Z test for equality of proportions on arsine transformed data Sample Size < 10 for either CLEC or AT&T-13STATE • No test	• Two Sample t-test on log transformed data Sample Size < 10 for either CLEC or AT&T-13STATE • No test
CLEC or AT&T-13STATE
• Fisher’s Exact Test
Sample Size < 10 for Either CLEC or
AT&T-13STATE
• No test
Benchmark Measurements
Sample Size > 10	Sample Size > 10	Sample Size > 10
• Classical Z test for population proportion on arsine transformed data Sample Size < 10	• Classical Z test for population proportion on arsine transformed data	• One sample t-test on log transformed data Sample Size < 10
• No test	Sample Size < 10	• No test
• No test

4.     AT&T-13STATE and CLEC concur that, for purposes of this Appendix, performance for the CLEC on a particular measure will be considered in compliance when the measured results in a single month (whether in the form of means, percents, or rates) for the same measurement, at equivalent disaggregation, for both AT&T-13STATE and CLEC are used to calculate a p-value and the resulting value is no greater than the critical p-value.

5.     Overview of Service Assurance Plan

5.1   AT&T-13STATE agrees with the following methodology for developing the service credits.

5.2 AT&T-13STATE will provide service credits to the CLEC according to the terms set forth in this Appendix.

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5.3   AT&T-13STATE and CLEC agree that for performance that exceeds the statistical significance level, AT&T-13STATE will be given performance credits equivalent to the over performance for Percentage Missed Installation – Due Dates and Out of Service within 48 Hours. The performance credits will be calculated as outlined in Section 11.0. These performance credits may be applied to reduce the overall service credits and may be accumulated month to month.

6.     Procedural Safeguards and Exclusions

6.1   AT&T-13STATE’s agreement to implement Service Assurance Plan, and specifically its agreement to issue a service credit for any failure to meet the agreed to performance levels hereunder, will not be considered as an admission against interest or an admission of liability in any other proceeding of any kind relating to the same performance. AT&T-13STATE and CLEC agree that CLEC may not use:  (1) the existence of this plan; or (2) AT&T-13STATE’s issuance of any of service credits as evidence that AT&T-13STATE has discriminated in the provision of any facilities or services, has violated any state or federal law or regulation or breached any agreement. CLEC agrees that AT&T-13STATE’s performance with respect to this agreement may not be used as an admission of liability or culpability for a violation of any state or federal law or regulation. AT&T-13STATE’s conduct underlying its performance and the performance data provided under the performance measures, however, are not made inadmissible by these terms. The terms of this paragraph do not apply to any proceeding before the Commission or the FCC to determine whether AT&T-13STATE has met or continues to meet the requirements of section 271 of the Act.

6.2   CLEC and AT&T-13STATE will consult with one another and attempt in good faith to resolve any issues regarding the calculation of performance or service credits pursuant to this Appendix. In the event that CLEC requests such consultation and the issues raised by CLEC have not been resolved within 45 days after CLEC’s request for consultation, CLEC may have an independent audit conducted, at CLEC’s expense, of AT&T-13STATE’s performance or credit calculation for the affected measurement(s) under this Service Assurance Plan. In the event the audit reinforces the issue identified during the 45 days of consultation period or if any new issue is identified, AT&T-13STATE shall reimburse CLEC any expense reasonably incurred by the CLEC for such audit. CLEC may not request more than one audit under this Service Assurance Plan per twelve calendar months under this section.

7.     Exclusions Limited

7.1   AT&T-13STATE shall not be obligated to issue service credits for noncompliance with a performance measurement for any measures not included on the Attachment 1. Further for any such Measures, AT&T-13STATE shall not be obligated to issue service credits for noncompliance with a performance measurement if, but only to the extent that, such noncompliance was the result of any of the following: a Force Majeure event (including but not limited to acts of nature, acts of civil or military authority, terrorist acts, work stoppages etc.); an act or omission by a CLEC that is contrary to any of its obligations under the LWC Agreement with AT&T-13STATE, including the dumping of orders or applications in unreasonably large batches, at or near the close of a business day, on a Friday evening or prior to a holiday, or unreasonably failing to timely provide forecasts to AT&T-13STATE for services or facilities when such forecasts are required to reasonably provide such services or facilities or the action are contrary to the Act or State law; or non-AT&T-13STATE problems associated with third-party actions or systems or equipment, which could not have been avoided by AT&T-13STATE in the exercise of reasonable diligence (delaying event). If a delaying event excuses the issuance of any credits under this Service Assurance Plan, AT&T-13STATE shall provide advance Notice of the impact that such delaying event has on credits. Any dispute regarding whether a AT&T-13STATE performance failure is excused under this paragraph will be resolved between the Parties through the dispute resolution provisions of the LWC Agreement. If a delaying event only suspends AT&T-13STATE’s ability to timely perform an activity subject to performance measurement, the applicable time frame in which AT&T-13STATE’s compliance with the parity or benchmark criterion is measured will be extended on an hour-for-hour or day-for-day basis, as applicable, equal to the duration of the excusing event.

7.2   The force majeure provisions of the general terms and conditions of the LWC Agreement are incorporated herein by reference.

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7.3   The service credit payments to individual CLECs shall be capped such that AT&T-13STATE’s credits to CLEC in a given month shall not exceed 50% of CLEC’s billed revenues for the Local Wholesale Complete product for that same month.

8.     Service Credits

8.1   The number of measures that may be classified as “non-compliant” before a service credit is applicable is limited to the F values shown below. The applicable p-value is determined based upon the total number of measures with a sample size of 10 or greater that are required to be reported to a CLEC where a sufficient number of observations exist in the month to permit parity conclusions regarding a compliant or noncompliant condition. For any performance measurement, each disaggregated category for which there is a minimum of 10 data points constitutes one “measure” for purposes of calculating the p-value.

8.2   Service credits in the amount specified in the table below apply to all “non-compliant” measures in excess of the applicable “F” number of exempt measures. Service Credits apply on a per occurrence basis with a CAP, using the amount per occurrence taken from the table below. The amount of service credits in a single month shall not exceed the amount listed in the table below for the “Per measurement” category. Service credits apply only to the following measurements:  Percent Missed Installation Due Dates, Installation Quality, Repeat Trouble Report Rate and Out of Service Within 48 Hours. OSS Interface Availability and Mechanized Order Completion Notifier Timeliness are provided for diagnostic purposes only, with no service credits applicable. The methodology for determining the order of exclusion, and the number of occurrences is addressed in Section 10.0 “Methods of calculating the service credits”.

SERVICE CREDITS TABLE

	Per Occurrence
					Month 6 and
					each
	Month	Month	Month	Month	following
Month 1	2	3	4	5	Month
$50	$75	$100	$125	$150	$200

	Per Measure Cap
					Month 6 and
					each following
Month 1	Month 2	Month 3	Month 4	Month 5	month

$10,000	$20,000	$30,000	$40,000	$50,000	$60,000

8.3   The following table will be used to determine the critical probabilities that define the Performance Criterion as well as the number of non-compliant measures that may be excused in a given month. The table is read as follows:  (1) determine the number of measures to which service credits are applicable and which have sample sizes greater than or equal to 10 cases. Let this number be M. (2) Find the value of M in the columns of the table with the heading “M”. (3) To the immediate right of the value of M, find the value in the column labeled “F”. This is the maximum number of measures that may be failed when there are M measures being evaluated. (4) To the immediate right of F in the column labeled “P” is the critical probability for determining compliance in each statistical test performed on the M measures Statistical tests that yield probabilities less than this value indicate failures for the sub-measure. For tests without an explicit p-value formula the probability of a particular value of the test statistic is to be found in appropriate tables, e.g. Student’s T distribution or Standard Normal Z distribution tables.

3

M	F	P	M	F	P	M	F	P	M	F	P	M	F	P	M	F	P
1	0	0.010	71	8	0.051	141	14	0.054	211	19	0.054	281	23	0.051	351	28	0.052
2	1	0.100	72	8	0.050	142	14	0.054	212	19	0.053	282	23	0.051	352	28	0.052
3	1	0.059	73	9	0.059	143	14	0.054	213	19	0.053	283	23	0.051	353	28	0.052
4	2	0.141	74	9	0.058	144	14	0.053	214	19	0.053	284	23	0.050	354	28	0.051
5	2	0.106	75	9	0.057	145	14	0.053	215	19	0.053	285	23	0.050	355	28	0.051
6	2	0.085	76	9	0.056	146	14	0.052	216	19	0.052	286	23	0.050	356	28	0.051
7	2	0.071	77	9	0.055	147	14	0.052	217	19	0.052	287	24	0.053	357	28	0.051
8	2	0.061	78	9	0.055	148	14	0.052	218	19	0.052	288	24	0.052	358	28	0.051
9	2	0.053	79	9	0.054	149	14	0.051	219	19	0.052	289	24	0.052	359	28	0.051
10	3	0.093	80	9	0.053	150	14	0.051	220	19	0.051	290	24	0.052	360	28	0.051
11	3	0.084	81	9	0.053	151	14	0.051	221	19	0.051	291	24	0.052	361	28	0.050
12	3	0.076	82	9	0.052	152	14	0.050	222	19	0.051	292	24	0.052	362	28	0.050
13	3	0.069	83	9	0.051	153	15	0.055	223	19	0.051	293	24	0.052	363	28	0.050
14	3	0.064	84	9	0.051	154	15	0.054	224	19	0.050	294	24	0.051	364	28	0.050
15	3	0.059	85	9	0.050	155	15	0.054	225	19	0.050	295	24	0.051	365	29	0.052
16	3	0.055	86	10	0.057	156	15	0.054	226	20	0.053	296	24	0.051	366	29	0.052
17	3	0.052	87	10	0.057	157	15	0.053	227	20	0.053	297	24	0.051	367	29	0.052
18	4	0.077	88	10	0.056	158	15	0.053	228	20	0.053	298	24	0.051	368	29	0.052
19	4	0.073	89	10	0.055	159	15	0.053	229	20	0.053	299	24	0.050	369	29	0.052
20	4	0.069	90	10	0.055	160	15	0.052	230	20	0.052	300	24	0.050	370	29	0.051
21	4	0.065	91	10	0.054	161	15	0.052	231	20	0.052	301	24	0.050	371	29	0.051
22	4	0.062	92	10	0.053	162	15	0.052	232	20	0.052	302	25	0.053	372	29	0.051
23	4	0.059	93	10	0.053	163	15	0.051	233	20	0.052	303	25	0.052	373	29	0.051
24	4	0.057	94	10	0.052	164	15	0.051	234	20	0.051	304	25	0.052	374	29	0.051
25	4	0.054	95	10	0.052	165	15	0.051	235	20	0.051	305	25	0.052	375	29	0.051
26	4	0.052	96	10	0.051	166	15	0.050	236	20	0.051	306	25	0.052	376	29	0.051
27	5	0.070	97	10	0.051	167	15	0.050	237	20	0.051	307	25	0.052	377	29	0.050
28	5	0.068	98	10	0.050	168	16	0.054	238	20	0.051	308	25	0.052	378	29	0.050
29	5	0.065	99	11	0.056	169	16	0.054	239	20	0.050	309	25	0.051	379	29	0.050
30	5	0.063	100	11	0.056	170	16	0.053	240	20	0.050	310	25	0.051	380	29	0.050
31	5	0.061	101	11	0.055	171	16	0.053	241	21	0.053	311	25	0.051	381	30	0.052
32	5	0.059	102	11	0.055	172	16	0.053	242	21	0.053	312	25	0.051	382	30	0.052
33	5	0.057	103	11	0.054	173	16	0.053	243	21	0.053	313	25	0.051	383	30	0.052
34	5	0.055	104	11	0.054	174	16	0.052	244	21	0.052	314	25	0.051	384	30	0.052
35	5	0.054	105	11	0.053	175	16	0.052	245	21	0.052	315	25	0.050	385	30	0.051
36	5	0.052	106	11	0.053	176	16	0.052	246	21	0.052	316	25	0.050	386	30	0.051
37	5	0.051	107	11	0.052	177	16	0.051	247	21	0.052	317	25	0.050	387	30	0.051
38	6	0.065	108	11	0.052	178	16	0.051	248	21	0.052	318	26	0.052	388	30	0.051
39	6	0.063	109	11	0.051	179	16	0.051	249	21	0.051	319	26	0.052	389	30	0.051
40	6	0.061	110	11	0.051	180	16	0.050	250	21	0.051	320	26	0.052	390	30	0.051
41	6	0.060	111	11	0.050	181	16	0.050	251	21	0.051	321	26	0.052	391	30	0.051
42	6	0.058	112	12	0.056	182	17	0.054	252	21	0.051	322	26	0.052	392	30	0.051
43	6	0.057	113	12	0.055	183	17	0.054	253	21	0.051	323	26	0.052	393	30	0.050
44	6	0.055	114	12	0.055	184	17	0.053	254	21	0.050	324	26	0.051	394	30	0.050
45	6	0.054	115	12	0.054	185	17	0.053	255	21	0.050	325	26	0.051	395	30	0.050
46	6	0.053	116	12	0.054	186	17	0.053	256	22	0.053	326	26	0.051	396	31	0.052
47	6	0.052	117	12	0.054	187	17	0.052	257	22	0.053	327	26	0.051	397	31	0.052
48	6	0.051	118	12	0.053	188	17	0.052	258	22	0.053	328	26	0.051	398	31	0.052
49	7	0.062	119	12	0.053	189	17	0.052	259	22	0.052	329	26	0.051	399	31	0.052

4

50	7	0.061	120	12	0.052	190	17	0.052	260	22	0.052	330	26	0.050	400	31	0.052
51	7	0.059	121	12	0.052	191	17	0.051	261	22	0.052	331	26	0.050	401	31	0.051
52	7	0.058	122	12	0.051	192	17	0.051	262	22	0.052	332	26	0.050	402	31	0.051
53	7	0.057	123	12	0.051	193	17	0.051	263	22	0.052	333	27	0.052	403	31	0.051
54	7	0.056	124	12	0.050	194	17	0.051	264	22	0.051	334	27	0.052	404	31	0.051
55	7	0.055	125	13	0.056	195	17	0.050	265	22	0.051	335	27	0.052	405	31	0.051
56	7	0.054	126	13	0.055	196	17	0.050	266	22	0.051	336	27	0.052	406	31	0.051
57	7	0.053	127	13	0.055	197	18	0.054	267	22	0.051	337	27	0.052	407	31	0.051
58	7	0.052	128	13	0.054	198	18	0.053	268	22	0.051	338	27	0.052	408	31	0.050
59	7	0.051	129	13	0.054	199	18	0.053	269	22	0.050	339	27	0.051	409	31	0.050
60	7	0.050	130	13	0.053	200	18	0.053	270	22	0.050	340	27	0.051	410	31	0.050
61	8	0.060	131	13	0.053	201	18	0.052	271	23	0.053	341	27	0.051	411	31	0.050
62	8	0.059	132	13	0.053	202	18	0.052	272	23	0.053	342	27	0.051	412	32	0.052
63	8	0.058	133	13	0.052	203	18	0.052	273	23	0.052	343	27	0.051	413	32	0.052
64	8	0.057	134	13	0.052	204	18	0.052	274	23	0.052	344	27	0.051	414	32	0.052
65	8	0.056	135	13	0.051	205	18	0.051	275	23	0.052	345	27	0.051	415	32	0.052
66	8	0.055	136	13	0.051	206	18	0.051	276	23	0.052	346	27	0.050	416	32	0.051
67	8	0.054	137	13	0.051	207	18	0.051	277	23	0.052	347	27	0.050	417	32	0.051
68	8	0.053	138	13	0.050	208	18	0.051	278	23	0.052	348	27	0.050	418	32	0.051
69	8	0.053	139	14	0.055	209	18	0.050	279	23	0.051	349	28	0.052	419	32	0.051
70	8	0.052	140	14	0.055	210	18	0.050	280	23	0.051	350	28	0.052	420	32	0.051

9.     General

9.1   AT&T-13STATE will make Service Assurance Reports available on a monthly basis. When AT&T-13STATE performance creates an obligation to provide service credits to CLEC under the terms set forth herein, AT&T-13STATE shall issue such credits in the required amount on or before the 30th day following the due date of the service assurance report for the month in which the obligation arose (e.g., if AT&T-13STATE performance through March is such that AT&T-13STATE owes service credits to CLEC for March performance, then those credits will be due May 31, 30 days after the April 30 due date for reporting March data).

10.   Methods of Calculating the Service Credit

The following methods apply in calculating per occurrence for service credit:

10.1 Application of F Value Exclusions

Determine the number of measures with a sample size greater than 10 that are “non-compliant” for the individual CLEC for the month, applying the parity test and benchmark provisions provided for above. Sort all measures having non-compliant classification with a sample size greater than 10 in ascending order based on the number of data points or transactions used to develop the performance measurement result (e.g., service orders, collocation requests, installations, trouble reports). In applying the exclusions in the F-Table, the following qualifications apply to the general rule for excluding measures by progression from measures with lower transaction volumes to higher. A measure for which service credits are calculated on a per measure basis will not be excluded in applying the F Value unless the amount of service credits due for that measure is less than the amount of service credits due for each remaining measure.

10.1.1      Measures for Which the Reporting Dimensions are Averages or Means

Step 1:    Calculate the average or the mean for the measure for the CLEC that would yield the Critical p-value. Use the same denominator as the one used in calculating the test statistic for the measure.

Step 2:    Calculate the percentage difference the between the actual average and the calculated average. The calculation is as follows:

5

%diff = (CLEC-result – Calculated -Value)/Calculated Value.

Assuming high values indicate poor performance. The percent difference will be capped at a maximum of 100%.

Step 3:    Multiply the total number of data points by the percentage calculated in the previous step and the per occurrence dollar amount taken from the Service Credits Table to determine the applicable service credit amount for the given month for that measure.

10.1.2      Measures for Which the Reporting Dimensions are Percentages

Step 1:    Calculate the percentage for the measure for the CLEC that would yield the Critical p-value. Use the same denominator as the one used in calculating the test statistic for the measure.

Step 2:    Calculate the difference between the actual percentage for the CLEC and the calculated percentage.

Step 3:    Multiply the total number of data points by the difference in percentage calculated in the previous step and the per occurrence dollar amount taken from the Service Credits Table to determine the applicable service credits for the given month for that measure.

10.1.3      Measures for Which the Reporting Dimensions are Ratios or Proportions

Step 1:    Calculate the rate for the measure for the CLEC that would yield the Critical p-value. Use the same denominator as the one used in calculating the test statistic for the measure.

Step 2:    Calculate the absolute difference between the actual rate for the CLEC and the calculated rate.

Step 3:    Multiply the total number of data points by the difference calculated in the previous step and the per occurrence dollar amount taken from the Service Credits Table to determine the applicable service credits for the given month for that measure.

11.   Methods of Calculating Performance Credits

11.1 Measures for Which the Reporting Dimensions are Averages or Means

Step 1:    Calculate the average or the mean for the measure for the CLEC that would yield the Critical p-value. Use the same denominator as the one used in calculating the test statistic for the measure.

Step 2:    Calculate the percentage difference the between the actual average and the calculated average. The calculation is as follows:

%diff = (Calculated Value -  CLEC result)/Calculated Value.

Assuming low values indicate good performance. The percent difference will be capped at a maximum of 100%.

Step 3:    Multiply the total number of data points by the percentage calculated in the previous step and the per occurrence dollar amount taken from the Service Credits Table to determine the applicable performance credits for the given month for that measure.

11.2 Measures for Which the Reporting Dimensions are Percentages

Step 1:    Calculate the percentage for the measure for the CLEC that would yield the Critical p-value. Use the same denominator as the one used in calculating the test statistic for the measure.

Step 2:    the difference between the actual percentage for the CLEC and the calculated percentage.

Step 3:    Multiply the total number of data points by the difference in percentage calculated in the previous step and the per occurrence dollar amount taken from the Service Credits Table to determine the applicable performance credits for the given month for that measure.

6

12.   Attached hereto, and incorporated herein by reference, are the following Attachment:

Attachment 1 - Service Assurance Business Rules

7

ATTACHMENT 1 - SERVICE ASSURANCE
BUSINESS RULES
to
APPENDIX LWC SERVICE ASSURANCE PLAN

1

SECTION	SECTION NUMBER
OSS INTERFACE AVAILABILITY	1
MECHANIZED ORDER COMPLETION NOTIFIER TIMELINESS	2
PERCENT AT&T-13STATE CAUSED MISSED DUE DATES	3
INSTALLATION QUALITY	4
REPEAT TROUBLE REPORT RATE	5
OUT OF SERVICE WITHIN 48 HOURS	6

2

SERVICE ASSURANCE

Metric Number:	Name:

1	OSS Interface Availability

Definition:

This measures the time during which AT&T-13STATE electronic OSS Interfaces for CLECs are actually available, as a percentage of scheduled availability. Because AT&T-13STATE and CLEC service representatives obtain information from the same underlying legacy OSS, if a particular OSS is down, it is equally unavailable to both AT&T-13STATE and CLEC employees.

Exclusions:

•                  Interface outages outside of prime time hours (as published or defined on a state-by-state basis)

•                  Interface outages reported by a CLEC, but not found to be in AT&T-13STATE’s systems

•                  Undetected Interface outages reported by a CLEC that were not reported to AT&T-13STATE’s designated trouble reporting center

•                  Scheduled interface outages for major system releases or system maintenance where CLECs were provided with advanced notification of the downtime in compliance with AT&T-13STATE’s change management process

Business Rules:

The total “number of hours functionality to be available” is the cumulative number of hours (by date and time on a 24 hour clock) over which AT&T-13STATE plans to offer and support CLEC access to AT&T-13STATE’s operational support systems (OSS) functionality during the reporting period. “Hours Functionality is Available” is the actual number of hours, during scheduled available time, that the AT&T-13STATE interface is capable of accepting or receiving CLEC transactions or data files. The actual time available is divided by the scheduled time available and then multiplied by 100 to produce the “Percent system availability” measure. AT&T-13STATE will not schedule normal maintenance during OSS Hours of availability as posted on the CLEC web site unless otherwise notified via an accessible letter. AT&T-13STATE will not schedule normal maintenance during business hours (8:00 a.m. to 5:30 p.m. Monday through Friday). When interfaces experience partial unavailability, an availability factor is applied to the calculation of downtime. This factor is stated as a percentage and represents the impact to the CLEC. Determination of the availability factor is governed by AT&T-13STATE’s Availability Team on a case by case basis. Disputes related to application of the availability factor may be presented to the Commission. Whenever an interface experiences complete unavailability, the full duration of the unavailability will be counted, to the nearest minute, and no availability factor will be applied. AT&T-13STATE shall calculate the availability time rounded to the nearest minute.

Levels of Disaggregation:

•                 Verigate

•                  LEX

•                  EDI ordering

•                  EDI pre-ordering

•                  EBTA

•                  EBTA GUI

•                  CORBA

Calculation:	Report Structure/Geography:

[(Hours functionality is available during the scheduled available hours) ÷ Scheduled system available hours)] * 100	By interface geography. If an interface serves more than one state, the same performance will be reported for all states served by this interface.

Benchmark/Parity Performance Standard:

Interface available 95% of scheduled hour for the reporting month - Diagnostic – No Penalty to be Paid

3

Metric Number:	Name:

2	Mechanized Order Completion Notification Timeliness

Definition:

The percent of Mechanized Order Completion Notifications available within five business days of work completion.

Exclusions:

•                                          Test and Administrative Orders

•                                          Canceled service orders

•                                          Orders received manually, e.g. fax or e-mail

•                                          AT&T-13STATE Affiliate (or separate division) Orders

•                                          Weekends and published holidays

Business Rules:

Days are calculated by subtracting the date the SOC was available to the CLEC via EDI/LEX minus the order completion date. Business Days is determined based on Local Service Center (LSC) published business hours. If the CLEC accesses AT&T-13STATE systems using a Service Bureau Provider, the measurement of AT&T-13STATE’s performance does not include Service Bureau Provider processing, availability or response time.

Levels of Disaggregation:

•                  None

Calculation:	Report Structure/Geography:

(# mechanized completions notifications returned to the CLEC within 5 business days of work completion ÷ total mechanized completions notifications sent) * 100	By CLEC

Benchmark/Parity Performance Standard:

95% of mechanized service order completion notifications sent within 5 business days of work completion. Diagnostic – No penalty to be paid

4

Metric Number:	Name:

3	Percent AT&T 13STATE Caused Missed Due Dates

Definition:

This measures the percentage of orders/circuits completed after the committed due date. Includes only orders/circuits with inward activity that have an assigned due date.

Exclusions:

•                  Canceled service orders

•                  Test Orders

•                  Orders that are not N, T, C.

•                  Administrative Orders

•                  Orders missed for facility reasons

•                  Due dates missed solely due to CLEC or customer reasons will be excluded from the numerator.

•                  Excludes Interconnection Trunks

Business Rules:

The due date is the date negotiated by the customer and the AT&T-13STATE representative for service activation. For CLEC orders, this is the due date reflected on the FOC. The Completion Date is the day that AT&T-13STATE personnel complete the service order provisioning activity. Wholesale Complete is measured at the order level.

Levels of Disaggregation:

See Benchmarks.

Calculation:	Report Structure/Geography:

(Number of orders/circuits where the order completion date is greater than the FOC due date due to AT&T-13STATE reasons) ÷ (Total number of orders/circuits)	By state

Benchmark/Parity Performance Standard:

Wholesale Complete POTS – No more than 5% missed due dates

5

Metric Number:	Name:

4	Installation Quality

Definition:

This measures the percentage of lines/circuits installed where a reported trouble was found in the network within 10 calendar days Exclusions:

•                  Exclude pre-existing trouble

•                  AT&T-13STATE Test and Administrative Orders

•                  Subsequent reports (additional customer calls while the trouble is pending)

•                  Troubles beyond AT&T-13STATE’s control (e.g., CPE troubles, troubles closed due to customer action, inside wire troubles, Interexchange Carrier/Competitive Access Provider, Informational, etc.)

•                  Troubles reported on the Order Completion Date, or trouble reported prior to service order completion in AT&T-13STATE Southwest systems (except as noted in the Business Rules section).

•                  Troubles reported but not found (Found OK, Test OK, Came Clear)

•                  Troubles reported by AT&T-13STATE employees in the course of performing preventative maintenance, where no customer has reported a trouble

•                  Excludes disposition code “13” reports (excludable reports), with the exception of code 1316, unless the trouble report is taken prior to completion of the service order.(Refer to Appendix 2 for list of Excluded “13” disposition codes). In AT&T-13STATE Midwest excludes disposition code “11”, “12” and “13” reports.

Business Rules:

Wholesale Complete

Includes reports received the day after AT&T-13STATE personnel complete the service order through 10 calendar days after completion. The denominator for this measure is the total count of orders posted within the reporting month. (However, the denominator will at a minimum equal the numerator). The numerator is the number of trouble reports received during the reporting month within 10 days of service order completion. These will be reported the month that they are closed. This will include troubles taken on the day of completion found to be as a result of a Local Wholesale Complete conversion.

Levels of Disaggregation:

See Benchmarks

Calculation:	Report Structure/Geography:

Number of trouble reports submitted within 10 days of installation activity with trouble found in the network ÷ orders/circuits installed in the calendar month	By state

Benchmark/Parity Performance Standard:

Wholesale Complete POTS –  trouble reports within 10 days of installation not to exceed 8% of orders/circuits installed in the reporting month

6

Metric Number:	Name:

5	Repeat Trouble Report Rate

Definition:

Percentage of additional reported/cleared Network trouble that had a Network trouble cleared within the previous 10 days.

Exclusions:

•                  Disposition code “13” reports (excludable reports), with the exception of code 1316, unless the report is taken prior to the completion of the service order. In AT&T-13STATE Midwest excludes disposition code “11”, “12” and “13” reports.

•                  Reports submitted by AT&T-13STATE employees in the course of performing preventative maintenance, where no customer has reported a trouble

•                  Troubles beyond AT&T-13STATE’s control (e.g., CPE troubles, troubles closed due to customer action, inside wire troubles, Interexchange Carrier/Competitive Access Provider, Informational, etc.)

•                  Troubles reported on the Order Completion Date, or, trouble reported prior to service order completion in AT&T-13STATE systems

•                  Subsequent reports (additional customer calls while the trouble is pending)

•                  Troubles reported but not found (e.g. Found OK, Test OK, Came Clear)

•                  AT&T-13STATE official or administrative orders

Business Rules:

A repeat trouble report is defined as a trouble on the same line/circuit as a previous trouble report that occurred within the last 10 calendar days of the previous trouble. When the second report is received within 10 days, the original report is marked as an Original of a Repeat, and the second report is marked as a Repeat. If a third report is received within 10 days, the second report is marked as an Original of a Repeat as well as being a Repeat, and the third report is marked as a Repeat. In this case there would be two repeat reports. If either the original or the second report within 10 days is a measured report, then the second report counts as a Repeat report.

Levels of Disaggregation:

See Benchmarks

Calculation:	Report Structure/Geography:

Number of qualifying network trouble reports ÷ total network trouble reports found within the reporting month	By state

Benchmark/Parity Performance Standard:

Wholesale Complete POTS – No more than 10% repeat trouble reports in the reporting month

7

Metric Number:	Name:

6	Out of Service within 48 Hours

Definition:

This measures the average trouble duration interval from trouble receipt to trouble clearance.

Exclusions:

•                  Affecting service problems

•                  Subsequent reports (additional customer calls while the trouble is pending)

•                  Troubles beyond AT&T-13STATE’s control (e.g., CPE troubles, troubles closed due to customer action, inside wire troubles, Interexchange Carrier/Competitive Access Provider, Informational, etc.)

•                  Troubles reported by AT&T-13STATE employees in the course of performing preventative maintenance, where no customer reported a trouble

•                  For troubles where the stop clock is used, the time period from when the stop clock is initiated until the time when the clock resumes

•                  Excludes disposition code “13” reports (excludable reports), with the exception of code 1316, unless the report is taken prior to the completion of the service order. In AT&T-13STATE Midwest excludes disposition code “11”, “12” and “13” reports.

•                  No access

•                  Delayed maintenance

Business Rules:

Trouble duration intervals may be measured on a running clock or limited stop-clock basis. Running clock includes weekends and holidays A stop clock excludes time when AT&T-13STATE does not have access to the customer premise. For example, if the customer premises access is not available on a weekend, the clock stops at 5:00 p.m. Friday, and resumes at 8:00 a.m. Monday. This applies to dispatched out tickets only. The clock starts on the date and time AT&T-13STATE receives a trouble report. The clock stops on the date and time that AT&T-13STATE personnel clear the repair activity and complete the trouble report.

Levels of Disaggregation:

See Benchmarks

Calculation:	Report Structure/Geography:
å [(Date and time trouble report is cleared with the customer) - (date and time trouble report is received)] ÷ total network customer trouble reports in the reporting month	By state

Benchmark/Parity Performance Standard:

Wholesale Complete POTS – 90% OOS trouble reports cleared within 48 hours

8

APPENDIX LWC OPERATOR SERVICES
AND DIRECTORY ASSISTANCE
(OS/DA)

1

SECTION	SECTION NUMBER

INTRODUCTION AND SCOPE	1
SPECIFICS OF OS OFFERING	2
SPECIFICS OF DA OFFERING	3
OS/DA NON-RECURRING CHARGES FOR LOADING AUTOMATED CALL GREETING (I.E., BRAND ANNOUNCEMENT), RATES AND REFERENCES	4

2

APPENDIX LWC OPERATOR SERVICES AND DIRECTORY ASSISTANCE (OS/DA)

1.             INTRODUCTION AND SCOPE

1.1           This Appendix is an integral part of the Private Commercial Agreement for Local Wholesale Complete (LWC) between AT&T-13STATE and CARRIER, and sets forth terms and conditions for Operator Services (OS) and Directory Assistance (DA) calls provided as part of LWC by the applicable AT&T-13STATE ILEC.

1.2           In the context of LWC only, AT&T-13STATE will offer Operator Services (OS) and Directory Assistance (DA) to CARRIER’s LWC End Users at the rates, terms and conditions set forth in this Appendix and the LWC Pricing Schedule. OS/DA is provided to CARRIER hereunder for use only with LWC. Use of OS and/or DA provided under the Agreement and this Appendix is only available as part of and use in conjunction with LWC. This Appendix is only applicable when CARRIER is purchasing LWC, and then only as part of the LWCAL being provided (e.g., not for use separately, or with respect to any other offering by AT&T-13STATE).

1.3           CARRIER’s LWC End Users shall have the same ability to reach AT&T-13STATE OS and DA platforms as all AT&T-13STATE retail end users served via the same AT&T-13STATE end office switch providing the LWCAL from which the OS/DA call is originated, including the following:

•      Dialing “0” or “0+NPA-NXX-xxxx” and obtaining Operator Services, such as:

•      Operator-assisted dialing

•      Placing a Collect Call

•      Placing a “Bill to Third Number” Call

•      Obtaining Busy Line Verification

•      Attempting a Busy Line Interrupt

•      Dialing “411” or “555-1212” and reaching a Directory Assistance Operator for purposes such as

•      Retrieving a Published Telephone Number

•      DA Call Completion to a Retrieved Tel Number

•      National Directory Assistance

•      Reverse Directory Assistance

•      Business Category Search (where available)

1.4           CARRIER’s LWC End Users shall be answered by AT&T-13STATE OS and DA platforms with the same priority as AT&T-13STATE retail end users served via the same AT&T-13STATE end office switch providing the LWCAL from which the OS/DA call is originated. Any technical difficulties in reaching the AT&T-13STATE OS/DA platform (e.g., cable cuts in the OS/DA trunks, unusual OS/DA call volumes, labor strikes at the OS/DA call centers, etc.) will be experienced at parity with AT&T-13STATE retail end users served via that same AT&T-13STATE end office switch.

2.             SPECIFICS OF OS OFFERING

2.1           Operator Services Rate Structure. Where technically feasible and/or available, AT&T-13STATE will differentiate its OS charges by whether the CARRIER LWC End User is receiving:

2.1.1        Manual OS call assistance (i.e., provided a live, human Operator), for which a per work second charge will apply, and

2.1.2        Automated OS call assistance (i.e., an OS switch equipment voice recognition feature, functioning either fully or partially without live, human Operators), where a flat rate per call charge will apply.

2.1.3        See LWC Pricing Schedule for the full set of OS recurring rates that apply to LWC.

2.2           Operator Services Call Processing. Whether manual or automated, AT&T-13STATE will provide the following services when originating a 0+ or 0- call from a LWCAL, regardless of whether 1-411-dialed DA usage is also requested from that LWCAL:

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2.2.1        General Operator Assistance. The individual originating a 0+ or 0- call from a LWCAL asks the Operator to provide local and intraLATA dialing assistance for the purposes of completing calls or requesting information on how to place calls; handling emergency calls, handling credits and handling person-to-person calls.

2.2.2        Calling Card. The individual originating a 0+ or 0- call from a LWCAL provides operator with a Calling Card number for billing purposes.

2.2.3        Collect. The individual originating a 0+ or 0- call from a LWCAL asks the operator to bill the call to the called number, provided such billing is accepted by the called number.

2.2.4        Third Number Billed. The individual originating a 0+ or 0- call from a LWCAL asks the operator to bill the call to a different number than the calling or called number.

2.2.5        Busy Line Verification (BLV). A service in which the Operator, upon request, will check the requested line for conversation in progress and advise the caller being served via LWC of the status.

2.2.6        Busy Line Interrupt (BLI). A service in which the caller asks the Operator to interrupt a conversation in progress, to determine if one of the parties is willing to speak to the caller from a LWCAL requesting the interrupt. Busy Line Interrupt service applies even if no conversation is in progress at the time of the interrupt attempt, or when the parties interrupted refuse to terminate the conversation in progress.

3.             SPECIFICS OF DA OFFERING

3.1           Directory Assistance Rate Structure. Where technically feasible and/or available, AT&T-13STATE will NOT differentiate its DA products by type, and instead will charge for DA products on a flat rate per call.

3.1.1        See LWC Pricing Schedule for the full set of DA recurring rates that apply to LWC.

3.2           Directory Assistance Call Processing. Where technically feasible and/or available, AT&T-13STATE will provide the following DA Services when originating a Directory Assistance call from a LWCAL, regardless of whether Operator Services is also requested from that LWCAL:

3.2.1        Local Directory Assistance. Consists of providing published name, address and telephone number to the individual originating a directory assistance call from a LWCAL.

3.2.2        Directory Assistance Call Completion (DACC) [Sometimes also known as “Express Call Completion” (ECC)]. A service in which a local or an intraLATA call to the requested number is completed on behalf of the individual originating the call from a LWCAL, utilizing an automated voice system or with operator assistance.

3.2.3        National Directory Assistance (NDA) [Where Available]. A service whereby callers may request directory assistance information outside their LATA or Home NPA (the geographic numbering plan from which a call originates) for a listed telephone number for residential, business and government accounts throughout the 50 states.

3.2.4        Reverse Directory Assistance (RDA) [Where Available]. An Information Service consisting of providing listed local and national name and address information associated with a telephone number provided by the individual originating the call from a LWCAL.

3.2.5        Business Category Search (BCS) [Where Available]. A service in which an individual calling from a LWCAL request business telephone number listings for a specified category of business, when the name of the business is not known. Telephone numbers may be requested for local and national businesses. A maximum of two requested telephone numbers will be provided for each BCS call.

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4.             OS/DA NON-RECURRING CHARGES FOR LOADING AUTOMATED CALL GREETING (I.E., BRAND ANNOUNCEMENT), RATES AND REFERENCES

4.1           In all current AT&T-13STATE OS/DA switches in AT&T-13STATE service area, the incoming OS/DA call is automatically answered by a pre-recorded greeting loaded into the switch itself, prior to being handled by an automated equipment or live operator.

4.1.1        CARRIER may have a CARRIER-selected brand name or other greeting for calls originating from a LWCAL by providing a pre-recorded announcement to AT&T-13STATE in conformity with the format, length, and other requirements specified for all carriers on the AT&T CLEC website (https:\\clec.sbc.com). AT&T-13STATE will then perform all of the loading and testing of the announcement for each applicable switch prior to live traffic. CARRIER may also change its pre-recorded announcement at any time by providing a new pre-recorded announcement in the same manner, for subsequent loading and testing charges.

4.1.2        If CARRIER does not wish to brand the OS/DA calls, CARRIER may also have silence used instead upon connecting with the OS/DA switch by having AT&T-13STATE load a recording of silence into the automatic, pre-recorded announcement slot, set for the shortest possible duration allowed by the switch, to then be routed to automated or live operators as with all other OS/DA calls.

4.1.3        AT&T-13STATE makes no warranties or representations that silent announcements will be perceived by end users as ordinary mechanical handling of OS/DA calls.

4.1.3.1     CARRIER understands that it is not technically feasible to avoid the automatic pre-recorded announcement function in these OS/DA switches, and that if it does not brand the call, CARRIER agrees to indemnify and hold AT&T-13STATE harmless from any regulatory violation, consumer complaint, or other sanction for failing to identify the OS/DA provider to the dialing end user.

4.1.3.2     AT&T-13STATE understands that it must make the silent recording play for the shortest possible duration technically feasible for each applicable switch, and accepts responsibility for any regulatory violation, consumer complaint, or other sanction stemming from failure to do so (e.g., call handling delay), but otherwise it has no responsibility if a silent announcement is chosen by CARRIER.

4.1.4        AT&T-13STATE will be responsible for loading the CARRIER-provided recording or the silent announcement into all applicable OS and/or DA switches prior to live traffic, testing the announcement for sound quality at parity with that provided to AT&T-13STATE retail end users. CARRIER will be responsible for paying the initial announcement loading charges, and thereafter, the per-call charge (primarily to cover switch maintenance), as well as any subsequent loading charges if a new brand announcement is provided as specified above. Branding load charges are Nonrecurring and are found in LWC Pricing Schedule.

4.1.5        In the event the technical makeup of a particular AT&T-13STATE OS switch does not route the incoming call through an automatic pre-recorded announcement, the foregoing subsections do not apply, and CARRIER and AT&T-13STATE agree to make alternative arrangements for OS branding announcements.

4.1.6        Where the phraseology is the same for OS and DA branding, only one branding charge will apply.

4.2           In all current AT&T-13STATE OS/DA switches, the applicable CARRIER-charged retail OS/DA rates and a CARRIER-provided contact number (e.g., a business office or repair call center) are loaded into the system utilized by the OS and/or DA operator.

4.2.1        AT&T-13STATE will quote to any individual calling from a LWCAL, when asked, CARRIER’s retail rates for all OS/DA services as loaded. If further inquiries are made about rates or billing and/or “business office” questions, the OS and DA operators shall direct the calling party’s inquiries to the CARRIER-provided contact number.

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4.2.2        AT&T-13STATE will be responsible for loading the CARRIER-provided OS/DA retail rates and the CARRIER-provided contact numbers into the OS/DA switches. Rate/Reference load charges are Nonrecurring and are found in LWC Pricing Schedule.

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APPENDIX

LWC LOCAL NUMBER PORTABILITY

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SECTION	SECTION NUMBER

INTRODUCTION	1

LOCAL NUMBER PORTABILITY (LNP)	2

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APPENDIX LWC LOCAL NUMBER PORTABILITY

1.                         INTRODUCTION

1.1                               This Appendix is an integral part of the Private Commercial Agreement for Local Wholesale Complete (LWC) between AT&T-13STATE and CARRIER, and sets forth the terms and conditions for Local Number Portability mutually provided by AT&T-13STATE and CARRIER for use in conjunction with LWC.  Use of the LNP provided under the Agreement and this Appendix is only available as part of and use in conjunction with LWC.  This Appendix is only applicable when CARRIER is purchasing LWC, and then only as part of the LWC being provided (e.g., not for use separately, or with respect to any other offering by AT&T-13STATE).

1.2                               This Appendix applies only when CARRIER is using Basic Analog Switching Functionality (under this Agreement, and as defined in the Agreement) that is being provided by AT&T-13STATE switches to or from which telephone numbers may be ported, pursuant to 47 U.S.C. § 251(b)(2) and associated FCC rules and orders, for serving CARRIER’s customers. CARRIER acknowledges that this Appendix shall not apply to porting involving any other arrangement (e.g., CARRIER owns and/or operates its own switch; CARRIER uses a third-party switch to provide local exchange service; CARRIER uses another AT&T-13STATE offering to provide local exchange service).

2.        LOCAL NUMBER PORTABILITY (LNP)

2.1                                 General Terms and Conditions

2.1.1                      The Parties agree to provide Local Number Portability (LNP) via Location Routing Number (LRN) to each other as required by applicable law, including the FCC’s orders in CC Docket No. 95-116, and consistent with Industry practices.

2.1.2                      Other than as specifically provided elsewhere in this Appendix, AT&T CONNECTICUT does not offer LNP under this Appendix.  Rather, LNP is available as described in Section 14 of the Connecticut Tariff FCC No. 39.

2.2                                 The Parties shall:

2.2.1                      disclose, upon request, any technical limitations that would prevent LNP implementation in a particular switching office; and

2.2.2                      provide LNP services and facilities where technically feasible, subject to the availability of facilities, and only from properly equipped central offices.

2.3                                 Obligations of AT&T-12STATE

2.3.1                      AT&T CALIFORNIA, AT&T NEVADA, AT&T MIDWEST REGION 5-STATE, and AT&T SOUTHWEST REGION 5-STATE have deployed LRN in all of their circuit switches used to provide LWC that exist on the Effective Date.

2.3.2                      AT&T-12STATE may cancel any line-based calling cards associated with telephone numbers ported from any of their switches.

2.4                                 Obligations of CARRIER

2.4.1                      CARRIER shall adhere to AT&T-13STATE’s Local Service Request (LSR) format and LNP due date intervals.

2.5                                 Obligations of Both Parties

2.5.1                      When a ported telephone number becomes vacant, e.g., the telephone number is no longer in service by the original end user, the ported telephone number will be released back to the telecommunications carrier owning the switch in which the telephone number’s NXX is native.

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2.5.2                      AT&T-13STATE has the right to block default routed call entering a network in order to protect the public switched network from overload, congestion, or failure propagation.

2.5.3                      Industry guidelines shall be followed regarding all aspects of porting numbers from one network to another.

2.6                                 Limitations of Service

2.6.1                      Telephone numbers can be ported as a basic network offering only within AT&T-13STATE rate centers or rate districts, whichever is a smaller geographic area, as approved by state Commissions.

2.6.2                      Telephone numbers in the following AT&T-12STATE NXXs shall not be ported: (i) AT&T-12STATE Official Communications Services (OCS) NXXs; and (ii) NXX 555, 976, 950, 900 telephone numbers (TNs), Unassigned TNs, Disconnected TNs, N11 TNs (such as 411, 911, etc.), and 800/888/877/866 TNs.

2.7                                 Basic SPNP Service

2.7.1                      The Parties agree not to charge each other for ordering, provisioning, or conversion of ported telephone numbers as a means for the other to recover the costs associated with LNP.  Notwithstanding the foregoing, AT&T-13STATE may charge CARRIER LNP end-user surcharges in conjunction with the provision of LWCALs, provided that the conditions set forth in 47 C.F.R. § 52.33 are met.

2.7.2                      For each LWCAL, CARRIER agrees to pay a charge that is equal to any number portability end user surcharge or other substantially similar charge applicable to an AT&T-13STATE retail or resale end user pursuant to an effective interstate and/or intrastate tariff.  The terms and conditions associated with such LWCAL charge hereunder shall be the same as applicable to AT&T-13STATE’s retail or resale end users pursuant to such tariffs applicable to them, as if the LWCAL End User were an AT&T-13STATE retail or resale end user.

2.7.3                        As of the Effective Date of the Agreement, AT&T-13STATE’s LNP tariffs are found as follows:

AT&T CALIFORNIA	FCC#1, Section 13
AT&T NEVADA	FCC#1, Section 19
AT&T MIDWEST REGION 5-STATE	FCC#2, Section 4
AT&T SOUTHWEST REGION 5-STATE	FCC#73, Section 34
AT&T CONNECTICUT	FCC#39, Section 14.

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LWC PRICING SCHEDULE

1.          Rates

POTENTIAL
		DISCOUNTS/		RECURRING RATE-	NONRECURRING RATE	NONRECURRING RATE
LINE	PRODUCT	ADJUSTMENTS	CALENDAR YEAR	RESIDENTIAL AND BUSINESS	FIRST	ADDITIONAL
1
2
3
4	LWCAL Base Rate(1)	A, B (Maximum Discount $2.50)	2007	$ 30.00 / LWCAL
5		A, B (Maximum Discount $2.50)	2008	2007 LWCAL Base Rate, adjusted by U.S. Consumer Price Index (all urban consumers/all items)
6
7
8
9
10	LWCAL Base Rate Discount Structure(2)
11	Discount A	Recurring	Days Sales Outstanding (D- S-O) Discount (30.0 days or less)	($1.00) / LWCAL
12
13
14	Discount B	Recurring	Volume Discount

See 6.3.1.2. et. seq. of Attachment LWC for eligibility requirements and application of Volume Discounts, which controls over this LWC Pricing Schedule with respect to Volume Discounts. Minimum Number of Total In-Service LWCALs Required at End of a Measurement Period for application of First, Second and/or Third Volume Discounts during the next Application Period are generally as follows: If at least 100,000 LWCALs in service, then First Volume Discount of $.50 from LWCAL Base Rate for all LWCALs. If total LWCALS in service is between 250,000 – 449,999, inclusive, then Second Volume Discount of $.50 from LWCAL Base Rate for all LWCALs. If total LWCALS in service is at least 450,000, inclusive, then Third Volume Discount of $.50 from LWCAL Base Rate for all LWCALs. Note: Maximum Volume Discount is $1.50 from LWCAL Base Rate (aggregation of First, Second, and Third Volume Discounts).

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16	Usage		MOU Rate
17			Per MOU	$ 0.0020

(1) OK Line Class Codes for former OK “Local Plus®” offering is not included within the LWCAL Base Rate. The monthly recurring rate for use of those OK LCCs is $1.00/LWCAL.

(2) See Commercial Agreement, including Attachment Local Wholesale Complete, (“CA”) for terms and conditions for each of the LWCAL Base Rate discounts, including their calculation, availability, and application.

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		POTENTIAL
		DISCOUNTS/		RECURRING RATE-	NONRECURRING RATE	NONRECURRING RATE
LINE	PRODUCT	ADJUSTMENTS	CALENDAR YEAR	RESIDENTIAL AND BUSINESS	FIRST	ADDITIONAL
18
19
20	Optional Services
21			Privacy Manager®	$3.50 / LWCAL
22
23	Optional EAS Functionality
24			Optional Two-Way EAS (AT&T Texas only, where currently Activated and available)	$8.00/LWCAL
25			Optional One-Way EAS (AT&T Texas only, where currently Activated and available)	$3.00/LWCAL
26			Optional One-Way EAS (AT&T Arkansas only, where currently Activated available)	$3.00/LWCAL
27
28
29
30	Directory Assistance		Directory Assistance (DA) per call	$0.41	None	None
31			National DA (NDA) per call; Business Search Category (BCS) per call; Reverse Directory Assistance (RDA) per call	$0.65	None	None
32			Directory Assistance Call Completion (DACC) - per call	$0.15	None	None
33			Directory Assistance Non- Pub Emergency Service – per call	$2.00	None	None
34			Directory Assistance - Branding - Initial/Subsequent Load per OS switch	None	$1,800.00	$1,800.00
35			Directory Assistance - Branding - per call	$0.03	None	None
36			Directory Assistance - Rate Reference Initial Load Per AT&T state/In-Region – Local and IntraLATA rates	None	$5,000.00	None
37			Directory Assistance - Rate Reference Subsequent Load Per AT&T state/In-Region – Local and IntraLATA rates	None	None	$1,500.00
38
39	Directory Listings		Non-List, Non-Pub, Foreign, enhanced, additional, alternate or other special listing types	Retail tariff rate	Retail tariff rate	Retail tariff rate
40
41	Operator Services		Operated Services - Fully Automated Call Processing (Per completed automated call)	$0.15	None	None
42			Operator Services - Operator Assisted Call Processing (Per work second)	$0.03	None	None
43			Operator Services - Branding Initial/Subsequent Load per OS switch	None	$1,800.00	$1,800.00
44			Operator Services - Branding Per call	$0.03	None	None

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POTENTIAL
		DISCOUNTS/		RECURRING RATE-	NONRECURRING RATE	NONRECURRING RATE
LINE	PRODUCT	ADJUSTMENTS	CALENDAR YEAR	RESIDENTIAL AND BUSINESS	FIRST	ADDITIONAL
45			Operator Services - Rate Reference - Initial Load Per AT&T state/In-Region –Local and IntraLATA rates	None	$5,000.00	None
46			Operator Services - Rate Reference - Subsequent Load Per AT&T state/In- Region – Local and IntraLATA rates	None	None	$1,500.00
47	Service Order Charges
48		D	Electronic Service Order		$15.00 / LSR
49			Manual Service Order		$50.00 / LSR
50			Service Order Expedite Request (in addition to SO charge)		$2.50 / LSR
51			UNE-P Transition Charge		$1.00 / line(3)
52	Electronic Service Order Charge Discount Structure
53	Discount D(4)	Non-Recurring	Electronic “Flow Through” Discount		($7.50) per LWC LSR if Flow Through is 95.0% or higher(5)
54
55
56	Other Charges
57			Bill Inquiry/Dispute (Charges sustained)		$25.00 / Incident
58			Paper Bill		$25.00 / Incident
59			Duplicate Bill		$25.00 / Incident
60			False Technician Dispatch (CLEC Fault)		$75.00 / Incident
61			Non-EFT payment or credit		$25.00 / Incident
62	911/E911		911/E911 Database Management ANI/ALI/SR Per 100 Records per state (AT&T IL, AT&T IN, AT&T MI, AT&T OH, AT&T WI)(6)	$4.10

(3) Refer to related terms and conditions in CA for this rate element. This rate applies ONLY IF the relevant “UNE-P Transition” conversion order is submitted, in a timely fashion, via electronic service order.

(4) Refer to related terms, conditions and pricing in CA for this rate element, including its calculation and application. The Flow Through Objective is 95.0%.

(5) Discount applies only once per LSR (e.g., do not get same discount applied twice to the same LSR).

(6) Number of records are rounded up to the nearest 100, a per State basis.

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